Exhibit 10.3

Execution Version

2015 Revolving Refinancing Amendment

2015 Revolving Refinancing AMENDMENT, dated as of February 5, 2015 (this “Amendment”), among SBA Senior Finance II LLC (the “Borrower”), the REVOLVING CREDIT LENDERS party hereto, the REFINANCING REVOLVING LENDERS party hereto and Toronto Dominion (Texas) LLC, as administrative agent (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of February 7, 2014 (the “Credit Agreement”), among the Borrower, the several banks and other financial institutions or entities from time to time parties thereto, including the Revolving Credit Lenders, and the Administrative Agent;

WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth herein;

WHEREAS, Section 2.23 of the Credit Agreement provides that Refinancing Revolving Commitments may be provided with the consent of only the Refinancing Revolving Lenders agreeing to make such Refinancing Revolving Loans;

WHEREAS, each Refinancing Revolving Lender is reasonably acceptable to the Administrative Agent, and each Refinancing Revolving Lender is hereby approved by the Issuing Lender;

WHEREAS, the Borrower has requested that the Revolving Credit Lenders refinance their existing Revolving Credit Commitments by becoming Refinancing Revolving Lenders party hereto, providing to the Borrower Refinancing Revolving Commitments in an aggregate amount of $770,000,000 and making Refinancing Revolving Loans from time to time thereunder, in each case having identical terms (except as otherwise set forth herein) with, and having the same rights and obligations under the Credit Agreement as, the outstanding Revolving Credit Commitments and Refinancing Revolving Loans existing immediately prior to the effectiveness of this Amendment;

WHEREAS, concurrently with the effectiveness hereof, all the Revolving Credit Commitments in effect prior hereto shall be terminated and replaced by the Refinancing Revolving Commitments, which will be a new Class of Revolving Credit Commitments for all purposes under the Credit Agreement;

WHEREAS, the Refinancing Revolving Lenders party hereto have agreed to enter into this Amendment to refinance all of their existing  Revolving Credit Commitments under the Credit Agreement upon the terms and conditions set forth herein with Revolving Credit Commitments under the Credit Agreement as amended hereby;

WHEREAS, Section 2.19 of the Credit Agreement provides that the Borrower may at any time or from time to time request to increase the Total Revolving Credit Commitments in accordance with the terms thereof;

WHEREAS, the Borrower has requested that the Refinancing Revolving Lenders party hereto increase each of their Revolving Credit Commitments such that the Total Revolving Commitments are increased to an aggregate amount of $1,000,000,000 having identical terms with, and having the same rights and obligations under the Credit Agreement as, the Revolving Credit Commitments under the Credit Agreement as amended hereby (such Revolving Credit Commitments as so increased, the “New Revolving Facility”); and

WHEREAS, TD Securities (USA) LLC and RBS Securities Inc. have agreed to act as the lead arrangers for the New Revolving Facility and TD Securities (USA) LLC, RBS Securities Inc., Barclays Bank plc, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (collectively, the “Lead Arrangers”) have agreed to act as bookrunners for the New Revolving Facility; and

WHEREAS, the Revolving Credit Lenders and the Refinancing Revolving Lenders are willing to agree to this Amendment on the terms set forth herein.

Now therefore, the parties hereto therefore agree as follows:

Section 1 . Defined Terms. Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement, as amended hereby.
Section 2 . Amendments to the Credit Agreement. The Credit Agreement is hereby amended as of the Effective Date (as defined below) as set forth below:

(a) The Credit Agreement is, effective as of the Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto; and

(b) Schedule 1.1 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1.1 attached as Exhibit B hereto.

Section 3 .    Representations and Warranties; No Default.  The Borrower hereby certifies that, immediately before and after giving effect to this Amendment, (a) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects (and in all respects if qualified by materiality) on and as of such date as if made on and as of such date (except for such representations and warranties expressly stated to be made as of a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date) and (b) no Default or Event of Default has occurred and is continuing.

Section 4 . Conditions to Effectiveness. This Amendment and the New Revolving Facility shall become effective upon satisfaction of the following conditions precedent (such date, the “Effective Date”):

(a) receipt by the Administrative Agent of executed signature pages to this Amendment from the Borrower, the other Loan Parties party to the Guarantee and Collateral Agreement (the Borrower and such Loan Parties, collectively, the “Reaffirming Parties”), the Issuing Lender and the Refinancing Revolving Lenders;

(b) receipt by the Administrative Agent of a customary closing certificate, substantially in the form attached hereto as Exhibit C;

(c) (i) the accuracy in all material respects (and in all respects if qualified by materiality) of the representations and warranties of each Loan Party set forth in the Loan Documents (except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be true and correct on and as of such earlier date) and (ii) there being no Default or Event of Default in existence at the time of, or after giving effect to, this Amendment;

(d) the payment of all fees and out of pocket expenses due to the Administrative Agent and the Lead Arrangers;
(e) the Administrative Agent shall have received the legal opinion of Thomas P. Hunt, Esq., general counsel of the Loan Parties, substantially in the form of Exhibit E–2 to the Credit Agreement;

(f) the Administrative Agent shall have received a solvency certificate of the chief financial officer of the Borrower (or other senior executive officer of the Borrower satisfactory to the Administrative Agent) in form reasonably satisfactory to the Administrative Agent certifying as to the solvency of the Borrower and its Subsidiaries considered as a whole after giving effect to the New Revolving Facility and the transactions contemplated hereby;

(g) the Administrative Agent shall have received evidence satisfactory to it that all outstanding Revolving Credit Loans, together with all interest thereon, and all other amounts accrued for the benefit of the Revolving Credit Lenders, shall be repaid or paid (it being understood, however, that (x) such amounts may be paid with proceeds of the New Revolving Facility and (y) any Letters of Credit may continue to be outstanding hereunder);

(h) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower demonstrating compliance with the condition set forth in clause (i) of Section 2.19(d) of the Credit Agreement; and

(i) the Administrative Agent shall have received, at least 5 days prior to the Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

Section 5 .  Effect on the Loan Documents; Miscellaneous.  Except as expressly provided herein or in the Credit Agreement, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.  Provisions of this Amendment are deemed incorporated into the Credit Agreement as if fully set forth therein.

Section 6 .  Expenses.  The Borrower shall pay and reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of one counsel to the Administrative Agent in each applicable jurisdiction.

Section 7 .  Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 8 . Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
Section 9 . Reaffirmation. Each of the Reaffirming Parties hereby:

(a) consents to this Amendment and the transactions related thereto and hereby confirms its guarantees, pledges, grants of security interests, acknowledgments, obligations and consents under the Guarantee and Collateral Agreement and the other Security Documents and Loan Documents to which it is a party and agrees that notwithstanding the effectiveness of this Amendment and the consummation of the transactions related thereto, such guarantees, pledges, grants of security interests, acknowledgments, obligations and consents shall be, and continue to be, in full force and effect;

(b) ratifies the Security Documents and the other Loan Documents to which it is a party;

(c) confirms that all of the Liens and security interests created and arising under the Security Documents remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority as collateral security for the Obligations, in each case as existed prior to giving effect to this Amendment;

(d) agrees that each of the representations and warranties made by each Reaffirming Party in the Security Documents is true and correct as to it in all material respects on and as of the date hereof (unless any such representation or warranty expressly relates to a given date, in which case such representation or warranty was true and correct in all material respects as of such given date); and

(e) agrees that it shall take any action reasonably requested by the Administrative Agent in order to confirm or effect the intent of this Amendment.
Section 10 .Increasing Lenders.

(a) Each Refinancing Revolving Lender hereby irrevocably increases its Revolving Credit Commitment(s) to the Borrower by the amount set forth on Schedule 1 hereto under the heading “Principal Amount of Increased Revolving Credit Commitment” (the “Increased Revolving Credit Commitment”) pursuant to Section 2.19(c) of the Credit Agreement.  From and after the Effective Date, each Refinancing Revolving Lender will be a Lender under the Credit Agreement with respect to its Increased Revolving Credit Commitment as well as its existing Revolving Refinancing Commitment(s) under the Credit Agreement as amended hereby in the aggregate amount set forth on the signature page for such Revolving Credit Lender in Schedule 1 hereto under the heading “Total Amount of Revolving Credit Commitment(s) of Increasing Lender”.

(b) The Administrative Agent (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, this Amendment or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, this Amendment, any other Loan Document or any other instrument or document furnished pursuant thereto; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent, Holdings, SBA Senior Finance or the Borrower, any of their respective Subsidiaries or Affiliates or any other obligor or the performance or observance by the Parent, Holdings, SBA Senior Finance or the Borrower, any of their respective Subsidiaries or Affiliates or any other obligor of any of their respective obligations under the Credit Agreement as amended hereby or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

(c) Each Refinancing Revolving Lender with an Increased Revolving Credit Commitment (a) represents and warrants that it is legally authorized to enter into this Amendment; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 4.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement as amended hereby, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as amended hereby, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement as amended hereby and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement as amended hereby are required to be performed by it as a Lender, including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.15 of the Credit Agreement.

Section 11 . General Terms.
(a) The stated termination and maturity dates applicable to the New Revolving Facility are set forth in Exhibit A.
(b) The interest rate or rates applicable to the New Revolving Facility are set forth in Exhibit A.
(c) The fees applicable to the New Revolving Facility are set forth in Exhibit A.

(d) From and after the Effective Date, the Revolving Credit Commitment for each Refinancing Revolving Lender under the New Revolving Facility shall be the amount set forth on the signature page for such Revolving Credit Lender in Schedule 1 hereto under the heading “Total Amount of Revolving Credit Commitment(s) of Increasing Lender”, and only those Persons party to this Amendment with a Revolving Credit Commitment under such heading shall have a Revolving Credit Commitment under the New Revolving Facility.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SBA SENIOR FINANCE II LLC

By:  /s/ Thomas P. Hunt
    Name:  Thomas P. Hunt
    Title:  Executive Vice President and General
Counsel

SBA COMMUNICATIONS CORPORATION

By:  /s/ Thomas P. Hunt
    Name:  Thomas P. Hunt
    Title:  Executive Vice President and General
 Counsel

SBA NETWORK SERVICES, LLC (F/K/A SBA NETWORK SERVICES, INC.)

By:  /s/ Thomas P. Hunt
    Name:  Thomas P. Hunt
    Title:  Executive Vice President and General
 Counsel

SBA PUERTO RICO, LLC (F/K/A SBA PUERTO RICO, INC.)

By:  /s/ Thomas P. Hunt
    Name:  Thomas P. Hunt
    Title:  Executive Vice President and General
 Counsel

SBA SENIOR FINANCE, LLC (F/K/A SBA SENIOR FINANCE, INC.)

By:  /s/ Thomas P. Hunt
    Name:  Thomas P. Hunt
    Title:  Executive Vice President and General
 Counsel

[Signature Page to 2015 Revolving Refinancing Amendment to SBA Senior Finance II CRA]

SBA SITE MANAGEMENT, LLC

By:  /s/ Thomas P. Hunt
    Name:  Thomas P. Hunt
    Title:  Executive Vice President and General
 Counsel

SBA TELECOMMUNICATIONS, LLC (F/K/A SBA TELECOMMUNICATIONS, INC.)

By:  /s/ Thomas P. Hunt
    Name:  Thomas P. Hunt
    Title:  Executive Vice President and General
 Counsel

SBA TOWERS II LLC

By:  /s/ Thomas P. Hunt
    Name:  Thomas P. Hunt
    Title:  Executive Vice President and General
 Counsel

SBA TOWERS III LLC

By:  /s/ Thomas P. Hunt
    Name:  Thomas P. Hunt
    Title:  Executive Vice President and General
 Counsel

SBA TOWERS, LLC (F/K/A SBA TOWERS, INC.)

By:  /s/ Thomas P. Hunt
    Name:  Thomas P. Hunt
    Title:  Executive Vice President and General
 Counsel

SBA LAND, LLC (F/K/A TCO LAND LLC)

By:  /s/ Thomas P. Hunt
    Name:  Thomas P. Hunt
    Title:  Executive Vice President and General
 Counsel

[Signature Page to 2015 Revolving Refinancing Amendment to SBA Senior Finance II CRA]

SBA TRS HOLDCO, LLC

By:  /s/ Thomas P. Hunt
    Name:  Thomas P. Hunt
    Title:  Executive Vice President and General
 Counsel

SBA DAS, LLC

By:  /s/ Thomas P. Hunt
    Name:  Thomas P. Hunt
    Title:  Executive Vice President and General
 Counsel

SBA 2014 PR, INC.

By:  /s/ Thomas P. Hunt
    Name:  Thomas P. Hunt
    Title:  Executive Vice President and General
 Counsel

SBA HQ, LLC

By:  /s/ Thomas P. Hunt
    Name:  Thomas P. Hunt
    Title:  Executive Vice President and General
 Counsel

[Signature Page to 2015 Revolving Refinancing Amendment to SBA Senior Finance II CRA]

TORONTO DOMINION (TEXAS) LLC, as Administrative Agent By: /s/ Alice Mare Name: Alice Mare Title: Authorized Signatory

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Issuing Lender By: /s/ Robyn Zeller Name: Robyn Zeller Title: Senior Vice President

[Signature Page to 2015 Revolving Refinancing Amendment to SBA Senior Finance II CRA]

Schedule 1
to 2015 Revolving Refinancing Amendment

TORONTO DOMINION (TEXAS) LLC, as a Refinancing Revolving Lender
By: /s/ Alice Mare
Name: Alice Mare
Title: Authorized Signatory

Principal Amount of Increased Revolving Credit Commitment:	Total Amount of Revolving Credit Commitment(s) of Increasing Lender (including Increased Revolving Credit Commitment):
$40,000,000.0	$150,000,000.0

[Signature Page to 2015 Revolving Refinancing Amendment to SBA Senior Finance II CRA]

Schedule 1
to 2015 Revolving Refinancing Amendment

CITIBANK N.A., as a Refinancing Revolving Lender
By: /s/ Keith Lukasavich
Name: Keith Lukasavich
Title: Vice President & Director

Principal Amount of Increased Revolving Credit Commitment:	Total Amount of Revolving Credit Commitment(s) of Increasing Lender (including Increased Revolving Credit Commitment):
$25,000,000.0	$140,000,000.0

[Signature Page to 2015 Revolving Refinancing Amendment to SBA Senior Finance II CRA]

Schedule 1
to 2015 Revolving Refinancing Amendment

BARCLAYS BANK PLC, as a Refinancing Revolving Lender
By: /s/ Christine Aharonian
Name: Christine Aharonian
Title: Vice President

Principal Amount of Increased Revolving Credit Commitment:	Total Amount of Revolving Credit Commitment(s) of Increasing Lender (including Increased Revolving Credit Commitment):
$22,000,000.0	$140,000,000.0

[Signature Page to 2015 Revolving Refinancing Amendment to SBA Senior Finance II CRA]

Schedule 1
to 2015 Revolving Refinancing Amendment

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Revolving Credit Lender
By: /s/ Anca Trifan	By: /s/ Kirk L. Tashjian
Name: Anca Trifan	Name: Kirk L. Tashjian
Title: Managing Director	Title: Vice President

Principal Amount of Increased Revolving Credit Commitment:	Total Amount of Revolving Credit Commitment(s) of Increasing Lender (including Increased Revolving Credit Commitment):
None.	None.

[Signature Page to 2015 Revolving Refinancing Amendment to SBA Senior Finance II CRA]

Schedule 1
to 2015 Revolving Refinancing Amendment

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Refinancing Revolving Lender
By: /s/ Anca Trifan	By: /s/ Kirk L. Tashjian
Name: Anca Trifan	Name: Kirk L. Tashjian
Title: Managing Director	Title: Vice President

Principal Amount of Increased Revolving Credit Commitment:	Total Amount of Revolving Credit Commitment(s) of Increasing Lender (including Increased Revolving Credit Commitment):
$22,000,000.0	$140,000,000.0

[Signature Page to 2015 Revolving Refinancing Amendment to SBA Senior Finance II CRA]

Schedule 1
to 2015 Revolving Refinancing Amendment

JPMORGAN CHASE BANK, N.A., as a Refinancing Revolving Lender
By: /s/ John G. Kowalczuk
Name: John G. Kowalczuk
Title: Executive Director

Principal Amount of Increased Revolving Credit Commitment:	Total Amount of Revolving Credit Commitment(s) of Increasing Lender (including Increased Revolving Credit Commitment):
$36,000,000.0	$140,000,000.0

[Signature Page to 2015 Revolving Refinancing Amendment to SBA Senior Finance II CRA]

Schedule 1
to 2015 Revolving Refinancing Amendment

THE ROYAL BANK OF SCOTLAND PLC, as a Refinancing Revolving Lender
By: /s/ Matthew Pennachio
Name: Matthew Pennachio
Title: Director

Principal Amount of Increased Revolving Credit Commitment:	Total Amount of Revolving Credit Commitment(s) of Increasing Lender (including Increased Revolving Credit Commitment):
$38,000,000.0	$150,000,000.0

[Signature Page to 2015 Revolving Refinancing Amendment to SBA Senior Finance II CRA]

Schedule 1
to 2015 Revolving Refinancing Amendment

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Refinancing Revolving Lender
By: /s/ Jesse Mason
Name: Jesse Mason
Title: Vice President

Principal Amount of Increased Revolving Credit Commitment:	Total Amount of Revolving Credit Commitment(s) of Increasing Lender (including Increased Revolving Credit Commitment):
$47,000,000.0	$140,000,000.0

[Signature Page to 2015 Revolving Refinancing Amendment to SBA Senior Finance II CRA]

EXHIBIT A

[separately attached]

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

among

SBA SENIOR FINANCE II LLC,
as Borrower,

The Several Lenders from Time to Time Parties Hereto,

TORONTO DOMINION (TEXAS) LLC,
as Administrative Agent,

CITIGROUP GLOBAL MARKETS INC. AND BARCLAYS BANK PLC

as Incremental Tranche B-1 Term Loan Syndication Agents,

and

DEUTSCHE BANK SECURITIES INC., J.P. MORGAN SECURITIES LLC, TD SECURITIES (USA) LLC, WELLS FARGO SECURITIES, LLC and THE ROYAL BANK OF SCOTLAND PLC,
as Co-Incremental Tranche B-1 Term Loan Documentation Agents

Dated as of February 7, 2014

_____________________________________________

CITIGROUP GLOBAL MARKETS INC. AND BARCLAYS BANK PLC

as Incremental Tranche B-1 Term Loan Joint Lead Arrangers

and

CITIGROUP GLOBAL MARKETS INC., BARCLAYS BANK PLC, DEUTSCHE BANK SECURITIES INC., J.P. MORGAN SECURITIES LLC, TD SECURITIES (USA) LLC, RBS SECURITIES INC. and WELLS FARGO SECURITIES, LLC,

as Joint Bookrunners

as 2015 Revolving Refinancing Co-Documentation Agents

TD SECURITIES (USA) LLC and RBS SECURITIES INC.,

as 2015 Revolving Refinancing Joint Lead Arrangers,

THE ROYAL BANK OF SCOTLAND PLC,

as 2015 Revolving Refinancing Syndication Agent,

BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS INC., DEUTSCHE BANK SECURITIES INC., J.P. MORGAN SECURITIES LLC and WELLS FARGO SECURITIES, LLC,
as 2015 Revolving Refinancing Co-Documentation Agents

and

TD SECURITIES (USA) LLC, RBS SECURITIES INC., BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS INC., DEUTSCHE BANK SECURITIES INC., J.P. MORGAN SECURITIES LLC and WELLS FARGO SECURITIES, LLC,

as 2015 Revolving Refinancing Bookrunners

As amended by the 2015 Revolving Refinancing Amendment dated as of February 5, 2015

Page

Table of Contents

Page

Section 1.	DEFINITIONS	2
1.1.	Defined Terms	2
1.2.	Other Definitional Provisions	~~34~~39
Section 2.	AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS	~~35~~39
2.1.	Commitments	~~35~~39
2.2.	Procedure for Borrowing	~~36~~40
2.3.	Repayment of Loans; Evidence of Debt	~~37~~41
2.4.	Commitment Fees, etc.	~~39~~44
2.5.	Optional Termination or Reduction of Revolving Credit Commitments	~~40~~44
2.6.	Optional Prepayments	~~40~~45
2.7.	Mandatory Prepayments	~~41~~46
2.8.	Conversion and Continuation Options	~~43~~48
2.9.	Minimum Amounts and Maximum Number of Eurodollar Tranches	~~43~~49
2.10.	Interest Rates and Payment Dates	~~44~~49
2.11.	Computation of Interest and Fees	~~44~~49
2.12.	Inability to Determine Interest Rate	~~44~~50
2.13.	Pro Rata Treatment and Payments	~~45~~50
2.14.	Requirements of Law	~~47~~52
2.15.	Taxes	~~48~~55
2.16.	Indemnity	~~51~~57
2.17.	Illegality	~~51~~58
2.18.	Change of Lending Office; Replacement of Lenders	~~52~~58
2.19.	Increase of Revolving Credit Commitments	~~52~~59
2.20.	Incremental Term Loans	~~54~~60
2.21.	Defaulting Lenders	~~56~~62
2.22.	Extension Offers	~~57~~64
2.23.	Refinancing Facilities	~~59~~66
2.24.	Currency Fluctuations	67
2.25.	Additional Alternative Currencies	68
2.26.	Borrower Representative; Joint and Several Obligations	69
Section 3.	LETTERS OF CREDIT	~~61~~70
3.1.	L/C Commitment	~~61~~70
3.2.	Procedure for Issuance of Letter of Credit	~~61~~70
3.3.	Fees and Other Charges	~~62~~71
3.4.	L/C Participations	~~62~~71
3.5.	Reimbursement Obligation of the Borrower	~~63~~72

-i-

3.6.	Obligations Absolute	~~63~~72
3.7.	Letter of Credit Payments	~~64~~73
3.8.	Applications	~~64~~73
Section 4.	REPRESENTATIONS AND WARRANTIES	~~64~~73
4.1.	Financial Condition	~~64~~73
4.2.	No Change	~~65~~74
4.3.	Corporate Existence; Compliance with Law	~~65~~74
4.4.	Corporate Power; Authorization; Enforceable Obligations	~~65~~74
4.5.	No Legal Bar	~~66~~75
4.6.	No Material Litigation	~~66~~75
4.7.	No Default	~~66~~75
4.8.	Ownership of Property; Liens	~~66~~75
4.9.	Intellectual Property	~~66~~75
4.10.	Taxes	~~67~~75
4.11.	Federal Regulations	~~67~~76
4.12.	Labor Matters	~~67~~76
4.13.	ERISA	~~67~~76
4.14.	Investment Company Act; Other Regulations	~~68~~77
4.15.	Subsidiaries	~~68~~77
4.16.	Use of Proceeds	~~68~~77
4.17.	Environmental Matters	~~68~~77
4.18.	Accuracy of Information, etc.	~~69~~78
4.19.	Security Documents	~~70~~79
4.20.	Solvency	~~70~~79
4.21.	Real Property Leases	~~70~~79
4.22.	FCC and FAA Matters; State Regulatory Compliance	~~71~~79
4.23.	Anti-Corruption Laws and Sanctions	~~71~~80
Section 5.	CONDITIONS PRECEDENT	~~72~~80
5.1.	Conditions to Effectiveness	~~72~~80
5.2.	Conditions to Acquisition Incremental Tranche B-1 Funding Date	~~74~~82
5.3.	Conditions to Each Extension of Credit	~~75~~83
5.4.	Foreign Subsidiary Borrowers	84
Section 6.	AFFIRMATIVE COVENANTS	~~75~~85
6.1.	Financial Statements	~~75~~85
6.2.	Certificates; Other Information	~~76~~85
6.3.	Payment of Obligations	~~78~~87
6.4.	Conduct of Business and Maintenance of Existence, etc.	~~78~~87
6.5.	Maintenance of Property; Insurance	~~78~~87

-ii-

6.6.	Inspection of Property; Books and Records; Discussions	~~78~~88
6.7.	Notices	~~79~~88
6.8.	Environmental Laws	~~80~~89
6.9.	Additional Collateral, etc.	~~80~~90
6.10.	Further Assurances	~~81~~91
6.11.	Cash Management	~~82~~91
Section 7.	NEGATIVE COVENANTS	~~82~~91
7.1.	Financial Condition Covenants.	~~82~~92
7.2.	Limitation on Indebtedness	~~82~~92
7.3.	Limitation on Liens	~~84~~93
7.4.	Limitation on Fundamental Changes	~~85~~95
7.5.	Limitation on Disposition of Property	~~86~~95
7.6.	Limitation on Restricted Payments	~~87~~96
7.7.	Limitation on Investments	~~88~~97
7.8.	Limitation on Modifications of Certain Documents	~~89~~98
7.9.	Limitation on Transactions with Affiliates	~~89~~98
7.10.	Limitation on Sales and Leasebacks	~~89~~98
7.11.	Limitation on Negative Pledge Clauses	~~89~~99
7.12.	Limitation on Restrictions on Subsidiary Distributions	~~90~~99
7.13.	Limitation on Lines of Business	~~90~~99
7.14.	Limitation on Hedge Agreements	~~90~~99
7.15.	Limitation on Changes in Fiscal Periods	~~90~~99
7.16.	Restrictions on Activities of the Securitization Manager	~~90~~100
Section 8.	EVENTS OF DEFAULT	~~90~~100
Section 9.	THE AGENTS	~~94~~103
9.1.	Appointment	~~94~~103
9.2.	Delegation of Duties	~~94~~104
9.3.	Exculpatory Provisions	~~94~~104
9.4.	Reliance by Agents	~~95~~104
9.5.	Notice of Default	~~95~~104
9.6.	Non‑Reliance on Agents and Other Lenders	~~95~~105
9.7.	Indemnification	~~96~~105
9.8.	Agent in Its Individual Capacity	~~96~~106
9.9.	Successor Administrative Agent	~~96~~106
9.10.	Authorization to Release Liens	~~97~~106
9.11.	Agents	~~97~~106
Section 10.	MISCELLANEOUS	~~97~~107

-iii-

10.1.	Amendments and Waivers	~~97~~107
10.2.	Notices	~~99~~108
10.3.	No Waiver; Cumulative Remedies	~~100~~109
10.4.	Survival of Representations and Warranties	~~100~~110
10.5.	Payment of Expenses	~~100~~110
10.6.	Successors and Assigns; Participations and Assignments	~~102~~111
10.7.	Adjustments; Set-off	~~107~~117
10.8.	Counterparts	~~108~~117
10.9.	Severability	~~108~~117
10.10.	Integration	~~108~~117
10.11.	GOVERNING LAW	~~108~~118
10.12.	Submission To Jurisdiction; Waivers	~~108~~118
10.13.	Acknowledgments	~~109~~118
10.14.	Confidentiality; Public Disclosure	~~109~~119
10.15.	Release of Collateral Security and Guarantee Obligations	~~110~~120
10.16.	Accounting Changes	~~111~~121
10.17.	Delivery of Lender Addenda	~~111~~121
10.18.	WAIVERS OF JURY TRIAL	~~111~~121
10.19.	Effect of Amendment and Restatement	~~111~~121
10.20.	Judgment Currency	121
10.21.	Foreign Subsidiary Borrowers	122

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SCHEDULES:
1.1	Pricing Grid
1.2	Incremental Tranche B-1 Term Loan Commitments
4.15(a)	Subsidiaries
4.15(b)	Agreements Affecting Capital Stock of Subsidiaries
4.19	UCC Filing Jurisdictions
7.2(d)	Existing Indebtedness
7.2(f)	Seller Subordination Terms
7.3(f)	Existing Liens
7.5	Scheduled Dispositions

EXHIBITS:

A	Form of Guarantee and Collateral Agreement
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	Form of Assignment and Acceptance
E-1	Form of Legal Opinion of Greenberg Traurig, P.A.
E-2	Form of Legal Opinion of Thomas P. Hunt, Esq., General Counsel of the Loan Parties
F-1	Form of Revolving Credit Note
F-2	Form of Term Note
G	Form of Exemption Certificate
H	Form of Lender Addendum
I	Form of Letter of Credit Request
J-1	Form of Borrowing Notice (Revolving Credit Loans)
J-2	Form of Borrowing Notice (Incremental Tranche B-1 Term Loans)
K	Form of New Lender Supplement
L	Form of Revolving Credit Commitment Increase Supplement

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT ~~(this “Agreement”)~~, dated as of  February 7, 2014 (as amended by the 2015 Revolving Refinancing Amendment, this “Agreement”), among SBA SENIOR FINANCE II LLC, a Florida limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), CITIGROUP GLOBAL CAPITAL MARKETS INC. and BARCLAYS BANK PLC, as Incremental Tranche B-1 Term Loan Syndication Agents, JPMORGAN CHASE BANK, N.A., as Term Loan Syndication Agent, BARCLAYS BANK PLC, as Co-Term Loan Syndication Agent, RBS SECURITIES INC., as Revolving Facility Syndication Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Revolving Facility Syndication Agent, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, TD Securities (USA) LLC, The Royal Bank of Scotland plc and Wells Fargo Securities, LLC, as Co-Incremental Tranche B-1 Term Loan Documentation Agents, THE ROYAL BANK OF SCOTLAND PLC and WELLS FARGO BANK, NATIONAL ASSOCIATION., as Co-Term Loan Documentation Agents, CITIBANK, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Revolving Facility Documentation Agents, TD Securities (USA) LLC and RBS Securities Inc., as 2015 Revolving Refinancing Joint Lead Arrangers, The Royal Bank of Scotland plc, as 2015 Revolving Refinancing Syndication Agent, Barclays Bank plc, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as 2015 Revolving Refinancing Co-Documentation Agents, TD Securities (USA) LLC, RBS Securities Inc., Barclays Bank plc, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as 2015 Revolving Refinancing Bookrunners, and TORONTO DOMINION (TEXAS) LLC, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent  and the Lenders (as defined in the Existing Credit Agreement) are parties to the Amended and Restated Credit Agreement, dated as of June 30, 2011 (as amended by the First Amendment thereto, dated as of May 9, 2012, as further amended by the Second Amendment thereto, dated as of May 9, 2012, as further amended by the Third Amendment thereto, dated as of September 28, 2012, as further amended by the Fourth Amendment thereto, dated as of September 28, 2012, as further amended by the Fifth Amendment thereto, dated as of September 28, 2012 and as further amended by the Sixth Amendment thereto, dated as of August 27, 2013, the “Existing Credit Agreement”);

WHEREAS, SBA Torres Brasil, Limitada (“SBA Brasil”), a wholly owned subsidiary of SBA Communications Corporation, a Florida corporation (the “Parent”), has entered into an Agreement for the Equity Purchase and Sale, Investment and Other Covenants  dated as of December 3, 2013 with Telemar Norte Leste S.A. and BRT Servicos de Internet S.A., pursuant to which SBA Brasil, or one or more other wholly owned subsidiary or subsidiaries of the Parent, will acquire (such acquisition, the “Acquisition”) 100% of the equity interests of a newly formed company into which certain assets of the Sellers will, prior to the Acquisition, be contributed.

WHEREAS, the parties to the Existing Credit Agreement have agreed to amend the Existing Credit Agreement in certain respects and to restate the Existing Credit Agreement as so amended as provided in this Agreement, effective upon satisfaction of certain conditions precedent set forth in Section 5.1.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that on the Second Amendment and Restatement Effective Date (as defined below), the Existing Credit Agreement shall be amended and restated in its entirety as follows:

SECTION 1.DEFINITIONS

1.1.Defined Terms.  As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“2010 Securitization Arrangements”:   the collective reference to the transactions and agreements, including the Securitization Management Agreement, described in the Offering Memorandum dated April 8, 2010 issued by SBA Tower Trust in respect of the Secured Tower Revenue Securities, Series 2010-1 and Series 2010-2, and all transactions related thereto.

“2010 Securitization Subsidiaries”:  the collective reference to (i) SBA Depositor LLC, SBA Holdings LLC and each of their Subsidiaries and (ii) SBA Network Management, Inc., in each case so long as such Persons are subject to the 2010 Securitization Arrangements.

“2015 Revolving Refinancing Amendment”:  the 2015 Revolving Refinancing Amendment, dated the 2015 Revolving Refinancing Amendment Effective Date, among the Borrower, the Revolving Credit Lenders party thereto and the Administrative Agent.

“2015 Revolving Refinancing Amendment Effective Date”:  February 5, 2015.

“2015 Revolving Refinancing Bookrunners”:  TD Securities (USA) LLC, RBS Securities Inc., Barclays Bank plc, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC.

“2015 Revolving Refinancing Joint Lead Arrangers”: TD Securities (USA) LLC and RBS Securities Inc.

“2015 Revolving Refinancing Co-Documentation Agents”:  Barclays Bank plc, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC.

“2015 Revolving Refinancing Syndication Agent”:  The Royal Bank of Scotland plc.

“Acceptable Tenant”:  any Person that (a) has a contract with the Borrower or any of its Subsidiaries to locate wireless transmission antennae on a Tower and (b) either (i) is set forth on a list provided to the Administrative Agent prior to the Initial

Amendment Date or (ii) has been approved in writing by the Administrative Agent (such approval not to be unreasonably withheld or delayed).

“Acquisition”:  as defined in the preamble hereto.

“Acquisition Consideration”:  means, in connection with the Acquisition, the aggregate amount of the purchase consideration for such Acquisition, whether payable at or prior to the consummation of such Acquisition or deferred for payment at any future time.

“Acquisition Incremental Tranche B-1 Funding Date”:  the date on which the Borrower borrows Incremental Tranche B-1 Term Loans, all or a portion of the proceeds of which are to be applied to pay the cash consideration payable in the Acquisition.

“Acquisition Incremental Tranche B-1 Term Loans”:  Incremental Tranche B-1 Term Loans the proceeds of which were to be applied to the payment of the Acquisition Consideration.

“Additional Securitization Arrangements”:  the collective reference to the transactions and agreements, including the Additional Securitization Management Agreement, pursuant to which one or more domestic Excluded Subsidiaries owning Towers are converted to special purpose entities or Towers currently owned or subsequently acquired or built by such Excluded Subsidiaries are sold or otherwise transferred to special purpose entities, and pursuant to which certificates or evidences of Indebtedness are issued to third party investors backed by the cash flows and asset value of such Towers, and all transactions related thereto.

“Additional Securitization Management Agreement”:  any management agreement having materially the same substance as the Securitization Management Agreement and entered into in connection with the Additional Securitization Arrangements, pursuant to which a direct or indirect Subsidiary or Subsidiaries of the Parent performs for the Additional Securitization Subsidiaries functions reasonably necessary to maintain, market, operate, manage and administer the Towers subject to the Additional Securitization Arrangements.

“Additional Securitization Subsidiaries”:  the collective reference to the Excluded Subsidiaries that are subject to the Additional Securitization Arrangements.

“Adjustment Date”:  in respect of each fiscal period shall be the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be).

“Administrative Agent”:  as defined in the preamble hereto.

“Affiliate”:  as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Affiliated Lender Assignment and Assumption”: an assignment and assumption entered into by a Lender and a Purchasing Borrower Party (with the consent of any party whose consent is required by Section 10.6), and accepted by the Administrative Agent, in a form approved by the Administrative Agent.

“Agents”:  the collective reference to the Co-Incremental Tranche B-1 Term Loan Documentation Agents, Co-Term Loan Documentation Agents, the Incremental Tranche B-1 Term Loan Syndication Agents, the Term Loan Syndication Agent, the Co-Term Loan Syndication Agent, the Co-Revolving Facility Documentation Agents, the Revolving Facility Syndication Agent, the Co-Revolving Facility Syndication Agent, the Term Loan Lead Arranger, the Term Loan Co-Lead Arranger, the Revolving Facility Joint Lead Arrangers, the Incremental Tranche B-1 Term Loan Joint Lead Arrangers, the Bookrunners, the 2015 Revolving Refinancing Joint Lead Arrangers, the 2015 Revolving Refinancing Syndication Agent, the 2015 Revolving Refinancing Co-Documentation Agents, the 2015 Revolving Refinancing Bookrunners and the Administrative Agent.

“Aggregate Exposure”:  with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate then unpaid principal amount of such Lender’s Term Loans and (b) the amount of such Lender’s Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”:  with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”:  this Second Amended and Restated Credit Agreement referred to in the preamble hereto, as restated, amended, supplemented or otherwise modified from time to time.

“Alternative Currencies”:  Australian Dollars, Canadian Dollars, Euro, Pound Sterling and Yen and each other currency (other than Dollars) that is approved in accordance with Section 2.25.

“Alternative Currency Sublimit”:  $1,000,000,000.

“Annualized Borrower EBITDA”: for any fiscal quarter, (x) the sum (without duplication) of (a) the Consolidated Adjusted EBITDA for such quarter, plus (b) the lesser of $2,500,000 and the actual amount of selling, general and administrative expenses attributable to the Parent, Holdings or SBA Senior Finance during such quarter which were included in the determination of the items specified in clause (a) above, in each case determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Borrower and its Subsidiaries from the beginning of such quarter through and including the date on which Annualized Borrower EBITDA is determined (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such quarter, multiplied by (y) four.  For purposes of making the computation referred to above, (A) acquisitions that have been made by the Borrower or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during such quarter or subsequent to such quarter and on or prior to such date of determination shall be deemed to have occurred on the first day of such quarter and (B) the Consolidated Adjusted EBITDA attributable to Excluded Subsidiaries (other than (i) the Includable Foreign Subsidiaries EBITDA and (ii) the Consolidated Adjusted EBITDA attributable to the Securitization Manager or any Person acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements so long as such Person is a subsidiary of the Borrower), to discontinued operations, as determined in accordance with GAAP, and to operations or businesses disposed of prior to such date of determination, shall be deducted from Consolidated Adjusted EBITDA for such quarter.

“Annualized Cash Interest Expense”:  for any fiscal quarter, (x) the total cash interest expense of the Borrower and its Subsidiaries for such quarter with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (in each case, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing in accordance with GAAP), multiplied by (y) four.

“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin”:  (a) with respect to Initial Term Loans, (i) 1.75% in the case of Base Rate Loans and (ii) 2.75% in the case of Eurodollar Loans, (b) with respect to Revolving Credit Loans, the rate per annum set forth on the Pricing Grid, (c) with respect to Incremental Tranche A Term Loans, (i) 1.50% in the case of Base Rate Loans and (ii) 2.50% in the case of Eurodollar Loans; provided,  however, that the foregoing margins in this clause (c) shall be subject to change in accordance with the below pricing grid following the first Adjustment Date occurring after the fiscal quarter ending September 30, 2012, (d) with respect to Incremental Tranche B Term Loans, (i) 1.75% in the case of Base Rate Loans and (ii) 2.75% in the case of Eurodollar Loans and (e) with respect to Incremental Tranche B-1 Term Loans, 1.50% in the case of Base Rate Loans and (ii) 2.50% in the case of Eurodollar Loans.

PRICING GRID FOR INCREMENTAL TRANCHE A TERM LOANS

Pricing Ratio	Eurodollar Loans	Base Rate Loans
> 4.5	2.50%	1.50%
≤ 4.5 to > 3.5	2.25%	1.25%
≤ 3.5	2.00%	1.00%

Changes in the Applicable Margin with respect to the Incremental Tranche A Term Loans resulting from changes in the Pricing Ratio shall become effective on each Adjustment Date, and any such change shall remain in effect until the next Adjustment

Date. If any financial statements referred in the definition of Adjustment Date are not delivered within the time periods specified in such definition, then, until such financial statements are delivered, the highest rate set forth in each column of the pricing grid above shall apply.  In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the pricing grid above shall apply.  Each determination of the Pricing Ratio pursuant hereto shall be made with respect to the fiscal quarter of the Borrower ending at the end of the period covered by the relevant financial statements.

“Application”:  an application, in such form as the Issuing Lender may specify from time to time, including a Letter of Credit Request substantially in the form of Exhibit I, requesting the Issuing Lender to open a Letter of Credit.

“Asset Sale”:  any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clauses (b), (c), (d), (f), (i), (j) or (k) of Section 7.5 and any Excluded Disposition) which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

“Assignee”:  as defined in Section 10.6(c).

“Assignment and Acceptance”: an Assignment and Acceptance, substantially in the form of Exhibit D.

“Assignor”:  as defined in Section 10.6(c).

“Attributable Debt”:  as to any sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Auction” means an auction pursuant to which a Purchasing Borrower Party offers to purchase Term Loans in accordance with a customary auction process conducted on terms to be agreed between the parties participating in such Auction and otherwise in accordance with Section 10.6(h).

“Auction Purchase Offer”: an offer by a Purchasing Borrower Party to purchase Term Loans of one or more Classes pursuant to an auction process conducted on terms to be agreed between the parties participating in such Auction and otherwise in accordance with Section 10.6(h).

“Australian Dollars”: the lawful currency of the Commonwealth of Australia.

“Available Revolving Credit Commitment”:  as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Credit Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding.

“Base Rate”:  for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1%.   For purposes hereof:  “Prime Rate” shall mean the rate publicly quoted from time to time by The Wall Street Journal as the “prime rate” (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published from time to time by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the bank prime loan rate or its equivalent).  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.  Notwithstanding the foregoing, the Base Rate for (i) any Initial Term Loan will be deemed to be 2.00% per annum if the Base Rate determined pursuant to this definition would otherwise be less than 2.00% per annum, (ii) any Incremental Tranche B Term Loan made on the Incremental Tranche B Facility Effective Date will be deemed to be 2.00% per annum if the Base Rate determined pursuant to this definition would otherwise be less than 2.00% per annum and (iii) any Incremental Tranche B-1 Term Loan made on the Second Amendment and Restatement Effective Date will be deemed to be 1.75% per annum if the Base Rate determined pursuant to this definition would otherwise be less than 1.75% per annum.

“Base Rate Loans”:  Loans for which the applicable rate of interest is based upon the Base Rate.

“BBSY”:  with respect to Australian Dollars (i) the rate of interest per annum equal to the per annum rate of interest which appears as “BID” on the page designated as “BBSY” on the Reuters Monitor System (or such other comparable page as may, in the reasonable opinion of the Administrative Agent, replace such BBSY page on such system for the purpose of displaying the bank bill swap rates) with maturities comparable to such Interest Period at approximately 10:30 am (Sydney, Australia time) on the first day of such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent as the average of the buying rates quoted to Toronto Dominion’s London branch at or around 10:30 am (Sydney, Australia time) on the first day of such Interest Period for bills of exchange accepted by leading Australian banks which have a tenor equal to such Interest Period, provided that, if such “BID” page or such comparable page shall be less than zero, such rate shall be deemed to be zero.

“Benefitted Lender”:  as defined in Section 10.7.

“Board”:  the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Bookrunners”:  (i) in respect of the Incremental Tranche B-1 Term Loans, Citigroup Global Markets Inc., Barclays Bank PLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, TD Securities (USA) LLC, RBS Securities Inc. and Wells Fargo Securities, LLC ~~and~~, (ii) in respect of the Term Loans and the Revolving Facility, J.P. Morgan Securities LLC, Barclays Bank PLC, TD Securities (USA) LLC, RBS Securities Inc., Citibank, N.A., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC and (iii) in respect of the 2015 Revolving Refinancing Amendment, the 2015 Revolving Refinancing Bookrunners.

“Borrower”:  as defined in the preamble hereto.

“Borrower Materials”: as defined in Section 6.2.

“Borrowers”: the collective reference to the Borrower and each Foreign Subsidiary Borrower.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Borrowing Notice”:  (i) with respect to any request for borrowing of Revolving Credit Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit J-1, delivered to the Administrative Agent and (ii) with respect to any request for borrowing of Incremental Tranche B-1 Term Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit J-2, delivered to the Administrative Agent.

“Business Day”:  (i) for all purposes other than as covered by clause (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market~~.~~, provided that (a) if such notice or determination relates to any Eurodollar Loan denominated in an Alternative Currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the applicable Alternative Currency in the London interbank market or (other than in respect of Eurodollar Loans denominated in Euro or Pound Sterling) the principal financial center of such Alternative Currency and (b) when used in connection with a Eurodollar Loan denominated in Euro, the term “Business Day” shall also exclude any day which is not also a TARGET Day.

“Calculation Date”: the last Business Day of each calendar quarter (or any other day selected by the Administrative Agent in its reasonable discretion); provided that (a) the Specified Time for, or the second Business Day preceding (or such other Business Day as the Administrative Agent shall deem applicable with respect to any Alternative Currency in accordance with rate-setting convention for such currency), (i) each Borrowing Date with respect to any Revolving Credit Loan denominated in any

Alternative Currency or (ii) any date on which a Revolving Credit Loan denominated in an Alternative Currency is continued shall also be a “Calculation Date” and (b) each Borrowing Date with respect to any other Revolving Credit Loan denominated in an Alternative Currency shall also be a “Calculation Date”.

“Canadian Dollar”: the lawful money of Canada.

“Capital Lease Obligations”:  as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, but excluding any debt securities convertible into any of the foregoing.

“Cash Equivalents”:  (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, money market deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank that (i) is a Lender or (ii) (A) is organized under the laws of the United States of America, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development, and is a member of the Federal Reserve System, and (B) has combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor’s Ratings Services (“S&P”) or P-2 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“CDOR”: the rate per annum, equal to the average of the annual yield rates applicable to Canadian banker’s acceptances at or about 10:00 a.m. (Toronto, Canada time) on the first day of such Interest Period on the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service (or such other page or commercially available source displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as may be designated by the Administrative Agent from time to time) for a term equivalent to such Interest Period (or if such Interest Period is not equal to a number of months, for a term equivalent to the number of months closest to such Interest Period), provided that, if such CDOR Page or such substitute therefor shall be less than zero, such rate shall be deemed to be zero.

“Class”: when used in reference to (a) any Loan or borrowing hereunder, refers to whether such Loan, or the Loans comprising such borrowing, are Revolving Credit Loans, Term Loans, Incremental Term Loans, Initial Term Loans, Incremental Tranche A Term Loans, Incremental Tranche B Term Loans, Incremental Tranche B-1-A Term Loans, Incremental Tranche B-1-B Term Loans, Incremental Tranche B-1 Term Loans or Designated Incremental Term Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Term Commitment, Incremental Tranche B-1 Term Loan Commitments or a Commitment in respect of any Incremental Term Loans and (c) any Lender, refers to whether such Lender has a Loan or Revolving Credit Commitment, a Term Commitment, Incremental Tranche B-1 Term Loan Commitment or a Commitment in respect of any Incremental Term Loans or Designated Incremental Term Loans or with respect to a particular Class.  Incremental Term Loans and Designated Incremental Term Loans, as the case may be, that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Classes; provided that, except as otherwise set forth herein, Incremental Tranche B-1-A Term Loans and Incremental Tranche B-1-B Term Loans shall be construed to be in the same class.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”:  all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Commitment”:  with respect to any Lender, such Lender’s Revolving Credit Commitment, Term Commitment, Incremental Tranche B-1 Term Loan Commitments or other commitment in respect of any Incremental Term Loans or any combination thereof (as the context requires).

“Commitment Fee Rate”:  the rate per annum set forth on the Pricing Grid.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commonly Controlled Entity”:  an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”:  a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

“Communications Act”: the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as amended and as may be in effect from time to time.

“Consolidated Adjusted EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication, the sum of:

(i)provision for taxes based on income, profits or capital of the Parent and its Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) for such period, including franchise and similar taxes and foreign withholding taxes, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus

(ii)Consolidated Interest Expense of the Parent and its Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) for such period determined in accordance with GAAP, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, amortization of gain or loss from previously settled Hedge Agreements and net payments (if any) pursuant to Hedge Agreements), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus

(iii)all preferred stock dividends paid or accrued in respect of the Parent’s and its Subsidiaries’ preferred stock to Persons other than the Parent or a Wholly Owned Subsidiary of the Parent other than preferred stock dividends paid by the Parent in shares of preferred stock that is not Disqualified Stock to the extent that such dividends were deducted in computing such Consolidated Net Income, plus

(iv)non-recurring acquisition related costs required to be expensed pursuant to the adoption of SFAS 141(R) to the extent that such costs were deducted in computing such Consolidated Net Income, plus

(v)depreciation, accretion, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses, including non-cash compensation and non-cash ground lease expense, losses on early extinguishment of debt (including any premiums paid in connection with the discharge of Indebtedness) and any asset impairment charges (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of the Parent and its Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) for such period to the extent that such depreciation, accretion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus

(vi)non-cash items increasing such Consolidated Net Income for such period (including but not limited to non-cash straight-line leasing revenue, but excluding any such non-cash revenue to the extent that it represents an accrual of cash revenue to be received in any future period), minus

(vii)interest income of the Parent and its Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) for such period, to the extent that any such income was included in computing such Consolidated Net Income, in each case on a consolidated basis and determined in accordance with GAAP.

“Consolidated Interest Expense”: the total interest expense of the Parent and its Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) for such period with respect to all outstanding Indebtedness of the Parent and its Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities), including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP.

“Consolidated Net Income”:  for any period, the aggregate of the Net Income of the Parent and its Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any

Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) for such period, on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded (a) the Net Income (and net loss) of any Person that is accounted for by the equity method of accounting, except that such Net Income shall be included but only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof and (b) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) applicable to such Subsidiary.

“Consolidated Total Debt”:  at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control Investment Affiliate”:  as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Convertible Senior Notes Indenture”:  the Indenture dated as of April 24, 2009, among the Parent and U.S. Bank National Association, as trustee, together with all instruments and agreements entered into by the Parent in connection therewith and affecting the rights and obligations of the Parent under such Indenture, as in effect on the date hereof.

“Co-Revolving Facility Documentation Agents”:  Citibank, N.A. and JPMorgan Chase Bank, N.A.

“Co-Revolving Facility Syndication Agent”:  Wells Fargo Bank, National Association.

“Co-Incremental Tranche B-1 Term Loan Documentation Agents”:  Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, TD Securities (USA) LLC, The Royal Bank of Scotland plc and Wells Fargo Securities, LLC.

“Co-Term Loan Documentation Agents”:  The Royal Bank of Scotland plc and Wells Fargo Bank, National Association.

“Co-Term Loan Syndication Agent”:  Barclays Bank PLC.

“Default”:  any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Revolving Credit Loans or Term Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) failed, within three Business Days after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Credit Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount (other than a de minimis amount) required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.  For the avoidance of doubt, no Lender shall be a Defaulting Lender solely as a result of ownership or control of such Lender by a Governmental Authority or instrumentality thereof, by an Undisclosed Administration or otherwise, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality thereof) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Derivatives Counterparty”:  as defined in Section 7.6.

“Designated Incremental Term Lender”: the collective reference to each Lender that holds a Designated Incremental Term Loan.

“Designated Incremental Term Loans”: (i) any Incremental Tranche B-1 Term Loans and (ii) any other Incremental Term Loans incurred hereunder pursuant to an Incremental Term Loan Amendment dated on or after the Second Amendment and Restatement Effective Date.

“Disposition”:  with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock”:  any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the later of the Revolving Credit Termination Date or the final scheduled maturity date of all Term Loans; provided,  however, (1) that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent to repurchase such Capital Stock upon the occurrence of a Fundamental Change (as defined in the Convertible Senior Notes Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 3.01 of the Convertible Senior Notes Indenture and (2) that any preferred stock that would constitute Disqualified Stock shall not constitute Disqualified Stock if issued as a dividend on then outstanding shares of preferred stock of the same class or series.

“Dollar Equivalent”: at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Calculation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars” and “$”:  dollars in lawful currency of the United States of America.

“Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America, including any territory thereof.

“Environmental Laws”:  any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority or other Governmental Authority having jurisdiction over the Borrower, any Subsidiary of the Borrower or any Tower, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Permits”:  any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization pursuant to any Environmental Law.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

“EURIBOR”:  for any Interest Period for each Eurodollar Revolving Credit Loan denominated in Euro comprising part of the same borrowing, an interest rate per annum equal to (a) the Euro interbank offered rate administered by the Banking Federation and of the European Union (or any other person which takes over administration of that rate)

for the relevant period displayed on page EURIBOR01 of the Reuters screen at or about 11:00 A.M. (Central European time) two TARGET Days before the first day of such Interest Period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying an average rate of the Banking Federation of the European Monetary Union as the Administrative Agent, after consultation with the Lenders and the Company, shall reasonably select or (b) if no quotation for the Euro for the relevant period is displayed and the Administrative Agent has not selected an alternative service on which a quotation is displayed, the rate per annum at which deposits in Euro for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Revolving Credit Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Toronto Dominion’s London branch (or other branch or Affiliate) to leading banks in the European interbank market at or about 11:00 A.M. (Central European time) two TARGET Days before the first day of such Interest Period, provided that, if such EURIBOR01 page or such substitute therefor shall be less than zero, such rate shall be deemed to be zero.

“Euro”:  the single currency of the participating member states of the European Union.

“Eurocurrency Reserve Requirements”:  for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”:  (i) with respect to each day during each Interest Period pertaining to a Eurodollar Loan denominated in Dollars or Pound Sterling, the rate per annum determined on the basis of the rate for deposits in Dollars or Pound Sterling, as applicable, for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two Business Days prior to (or, in the case of Loans denominated in Pound Sterling, on the day of) the beginning of such Interest Period.  In the event that such rate does not appear on such page (or otherwise on such screen), the “Eurodollar Base Rate” for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and (ii) with respect to each day during each Interest Period pertaining to a Eurodollar Loan denominated in Australian Dollars, Canadian Dollars, Euros or Yen, BBSY, CDOR, EURIBOR or TIBOR, as applicable.

“Eurodollar Loans”:  Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 – Eurocurrency Reserve Requirements

Notwithstanding the foregoing, the Eurodollar Rate for (i) any Initial Term Loan, with respect to any applicable Interest Period, will be deemed to be 1.00% per annum if the Eurodollar Rate for such Interest Period determined pursuant to this definition would otherwise be less than 1.00% per annum, (ii) any Incremental Tranche B Term Loan made on the Incremental Tranche B Facility Effective Date, with respect to any applicable Interest Period, will be deemed to be 1.00% per annum if the Eurodollar Rate for such Interest Period determined pursuant to this definition would otherwise be less than 1.00% per annum and (iii) any Incremental Tranche B-1 Term Loan made on the Second Amendment and Restatement Effective Date, with respect to any applicable Interest Period, will be deemed to be 0.75% per annum if the Eurodollar Rate for such Interest Period determined pursuant to this definition would otherwise be less than 0.75% per annum.

“Eurodollar Tranche”:  the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

“Event of Default”:  any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excluded Disposition”:  the Disposition of any Tower to the extent that (a) the sum of (i) the Tower Cash Flow of such Tower for the twelve month period ending on the last day of the month most recently ended prior to such Disposition plus (ii) the aggregate Tower Cash Flow for such period of all other Towers Disposed of during such period does not exceed (b) 5% of Annualized Borrower EBITDA determined as of the end of the fiscal quarter most recently ended prior to such Disposition.

“Excluded Subsidiaries”: (x) any Subsidiary of the Parent (other than Holdings, SBA Senior Finance and the Borrower) (A) that is a Foreign Subsidiary or a Domestic Subsidiary substantially all of whose assets consist of Capital Stock of one or more Foreign Subsidiaries, in each case in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower or (B) the Capital Stock of which is owned, directly or indirectly, by the Parent, Holdings or SBA Senior Finance (but not owned, directly or indirectly, by the Borrower or any Subsidiary of the Borrower) and (y) any Subsidiary that is a 2010 Securitization Subsidiary.

“Excluded Swap Obligation”: with respect to any Subsidiary Guarantor, (a) any Swap Obligation if, and to the extent that, and only for so long as,  all or a portion of the guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Subsidiary Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Subsidiary Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations, and agreed by the Administrative Agent.  If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal, in the case of clause (a) above, or is so designated, in the case of clause (b) above.

“Existing Credit Agreement”: as defined in the preamble hereto.

“Existing Term Lender”: the collective reference to each Lender that holds an Existing Term Loan.

“Existing Term Loans”: as defined in Section 2.1(a).

“Extension”: as defined in Section 2.22.

“Extension Loans”: as defined in Section 2.22.

“Extension Offer”: as defined in Section 2.22.

“FAA”:  the Federal Aviation Administration, and any successor agency of the United States Government exercising substantially equivalent powers.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCC”:  the Federal Communications Commission, and any successor agency of the United States Government exercising substantially equivalent powers.

“Federal Funds Effective Rate”:  for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“First Amendment”:  the First Amendment, dated the First Amendment Effective Date, among the Borrower, the Extending Revolving Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date”:  May 9, 2012.

“Foreign Subsidiary”:  any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Foreign Subsidiary Borrower”:  each Foreign Subsidiary of the Borrower designated as a Foreign Subsidiary Borrower in accordance with Section 10.21 that has satisfied the conditions set forth in Section 5.4.

“Fourth Amendment”:  the Fourth Amendment, dated the Fourth Amendment Effective Date, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Fourth Amendment Effective Date”:  September 28, 2012.

“Funding Office”:  the office or offices designated from time to time, including as selected by the Administrative Agent in connection with payments in or fundings of Alternative Currencies, by the Administrative Agent, by written notice to the Borrower and the Lenders, as the Funding Office.

“GAAP”:  generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1.

“Governmental Authority”: the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, self-regulatory authority, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee and Collateral Agreement”:  the Second Amended and Restated Guarantee and Collateral Agreement to be executed and delivered on the Second Amendment and Restatement Effective Date by the Parent, Holdings, SBA Senior Finance, the Borrower and each other Loan Party, substantially in the form of Exhibit A, as the same may be restated, amended, supplemented or otherwise modified from time to time.

“Guarantee Obligation”:  as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided,  however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Hedge Agreements”:  all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrower or any Subsidiary providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Holdings”:  SBA Telecommunications LLC, a Florida limited liability company.

“Includable Foreign Subsidiaries EBITDA”:  an amount equal to the lesser of
(i) the Annualized Borrower EBITDA attributable to the Specified Foreign Subsidiaries or (ii) 35.0% of the Annualized Borrower EBITDA.

“Incremental Revolving Margin”:  as defined in Section 2.19(d).

“Incremental Term Loan”: as defined in Section 2.20(a).

“Incremental Term Loan A Amendment”:  the Second Amendment, dated the Incremental Tranche A Facility Effective Date, among the Borrower, the Incremental Tranche A Term Lenders and the Administrative Agent.

“Incremental Term Loan B Amendment”:  the Fifth Amendment, dated the Incremental Tranche B Facility Effective Date, among the Borrower, the Incremental Tranche B Term Lenders and the Administrative Agent.

“Incremental Term Loan Amendment”: as defined in Section 2.20(c).

“Incremental Term Loan Notice”: as defined in Section 2.20(a).

“Incremental Tranche A Facility Effective Date”:  May 9, 2012.

“Incremental Tranche A Term Lenders”:  the collective reference to each Lender that holds an Incremental Tranche A Term Loan.

“Incremental Tranche A Term Loans”:  as defined in the Incremental Term Loan A Amendment.

“Incremental Tranche B Facility Effective Date”:  September 28, 2012.

“Incremental Tranche B Term Lenders”:  the collective reference to each Lender that holds an Incremental Tranche B Term Loan.

“Incremental Tranche B Term Loans”:  as defined in the Incremental Term Loan B Amendment.

“Incremental Tranche B-1 Funding Date”:  any date upon which the Borrower borrows Incremental Tranche B-1 Term Loans hereunder.

“Incremental Tranche B-1 Term Loan Commitments”:  as defined in Section 2.1(c).

“Incremental Tranche B-1 Term Loan Joint Lead Arrangers”:  Citigroup Global Markets Inc. and Barclays Bank PLC.

“Incremental Tranche B-1 Term Lenders”:  the collective reference to each Lender that holds an Incremental Tranche B-1 Term Loan Commitment or an Incremental Tranche B-1 Term Loan.

“Incremental Tranche B-1 Term Loans”:  as defined in Section 2.1(c).

“Incremental Tranche B-1-A Term Loans”:  the collective reference to any Incremental Tranche B-1 Term Loans borrowed prior to the Acquisition Incremental Tranche B-1 Funding Date hereunder.

“Incremental Tranche B-1-B Term Loans”:  the collective reference to any Incremental Tranche B-1 Term Loans other than Incremental Tranche B-1-A Term Loans.

“Incremental Tranche B-1 Term Loan Syndication Agents”: as defined in the preamble hereto.

“Indebtedness”:  of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance bonds and other obligations of a like nature incurred in the ordinary course of such Person’s business), (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements and (k) the liquidation value of any preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries.

“Indemnified Liabilities”:  as defined in Section 10.5.

“Indemnitee”:  as defined in Section 10.5.

“Initial Amendment Date”:  June 30, 2011.

“Initial Term Lenders”:  the collective reference to each Lender that holds an Initial Term Loan.

“Initial Term Loans”:  the collective reference to the Term Loans made pursuant to Section 2.1(a) under the Existing Credit Agreement.

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”:  pertaining to a condition of Insolvency.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”:  (a)(i) as to any Base Rate Loan other than any Incremental Tranche B-1-A Term Loan, the last day of each March, June, September and December to occur while such Base Rate Loan is outstanding and the final maturity date of such Base Rate Loan, and (ii) as to any Base Rate Loan that is an Incremental Tranche B-1-A Term Loan, initially, the earliest to occur of (A) the Acquisition Incremental Tranche B-1 Funding Date, (B) the Outside Date and, (C) the final maturity date of such Base Rate Loan and thereafter, the last day of each March, June, September and December to occur while such Base Rate Loan is outstanding and the final maturity date of such Base Rate Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than a Base Rate Loan), the date of any repayment or prepayment made in respect thereof.

“Interest Period”:  (a) as to any Eurodollar Loan other than an Incremental Tranche B-1-A Term Loan, (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one week (only in the case of Revolving Credit Loans denominated in Dollars and only if agreed to by each of the Revolving Credit Lenders) or one, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto and (b) as to any Eurodollar Loan that is an Incremental Tranche B-1-A Term Loan, (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending on the earlier to occur of the Acquisition Incremental Tranche B-1 Funding Date and the Outside Date; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)any Interest Period with respect to Revolving Credit Loans that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date and any Interest Period with respect to Term Loans, shall end on the maturity date with respect to such Term Loans;

(iii)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv)the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Eurodollar Loan.

“Investments”:  as defined in Section 7.7.

“Issuing Lender”:  The Toronto-Dominion Bank, New York Branch (or one of its  Affiliates) in its capacity as issuer of any Letter of Credit, or any replacement or successor Issuing Lender appointed hereunder.

“L/C Commitment”:  $50,000,000.

“L/C Fee Payment Date”:  the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

“L/C Obligations”:  at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.  The L/C Obligations of any Lender at any time shall be its Revolving Credit Percentage of the total L/C Obligations at such time.

“L/C Participants”:  the collective reference to all the Lenders other than the Issuing Lender.

“Lender Addendum”:  with respect to any Lender, a Lender Addendum, substantially in the form of Exhibit H, executed and delivered by such Lender on the Initial Amendment Date as provided in Section 10.17.

“Lenders”:  as defined in the preamble hereto.

“Letters of Credit”:  as defined in Section 3.1(a).

“Lien”:  any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan Documents”:  this Agreement, the First Amendment, the Security Documents, the Applications, the Incremental Term Loan A Amendment, the Third Amendment, the Fourth Amendment, the Incremental Term Loan B Amendment, the Sixth Amendment, the Notes, any Incremental Term Loan Amendment and any Refinancing Facility Agreement.

“Loan Parties”:  the Parent, Holdings, SBA Senior Finance, the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document, and each individually a “Loan Party.”

“Loans”: the collective reference to the Revolving Credit Loans and Term Loans.

“Majority Revolving Facility Lenders”: at any time, the holders of more than 50% of the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

“Material Adverse Effect”:  a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of (i) the Borrower and its Subsidiaries (including the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements) taken as a whole or (ii) the Parent and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Environmental Loss”:  the collective reference to the following items arising out of any Environmental Law or any liabilities or obligations with respect to any Materials of Environmental Concern that either (i) exceed $1,000,000 individually, or $5,000,000 in the aggregate, or (ii) would have a Material Adverse Effect:  (a) any costs to the Borrower and/or any of its Subsidiaries relating to investigative, removal, remedial or other response activities, compliance costs, compensatory damages, natural resource damages, punitive damages, fines, penalties and any associated engineering, legal and other professional fees (including without limitation, costs of defending or asserting any claim) in connection with any of the foregoing and (b) any other losses to the Borrower and/or its Subsidiaries; provided that any amounts expended for environmental site assessments pursuant to customary due diligence conducted in connection with the acquisition of Towers and/or Tower sites shall be excluded from the calculation of any Material Environmental Loss.

“Materials of Environmental Concern”:  any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, molds, pollutants, contaminants, radioactivity, radiofrequency radiation or any other radiation associated with or allegedly associated with the telecommunications business, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

“Minimum EBITDA”: as defined in Section 7.5(l).

“Minimum Extension Condition”: as defined in Section 2.22(b).

“MNPI”: material non-public information (within the meaning of the United States federal securities laws) concerning, direclty or indirectly, the Borrower, any Subsidiary or their securities.

“Multiemployer Plan”:  a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or a Commonly Controlled Entity (i) makes or is obligated to make contributions, (ii) during the preceding five plan years, has made or been obligated to make contributions or (iii) has any actual or contingent liability.

“Net Cash Proceeds”:  (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses (including commissions, transfer taxes and other customary expenses) actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses (including commissions, transfer taxes and other customary expenses) actually incurred in connection therewith.

“Net Hedge Exposure”:  as of any date of determination, the aggregate amount of all payments that the Borrower or any of its Subsidiaries would have to make in the event of an early termination on such date in respect of outstanding Hedge Agreements, net of payments that the Borrower or any of its Subsidiaries would receive in the event of early termination on such date; provided, that for purposes of this Agreement, Net Hedge Exposure shall be deemed to be at least equal to (and not less than) zero.

“Net Income”: with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any asset sale outside the ordinary course of business

(including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) or the write off of any deferred financing fees or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities), (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss and (iii) the cumulative effect of a change in accounting principles.

“New Lenders”: the collective reference to each New Term Lender and each New Revolving Lender.

“New Lender Supplement”:  with respect to any New Lender, a New Lender Supplement, substantially in the form of Exhibit K, executed and delivered by such New Lender as provided in Section 2.19(b).

“New Revolving Lender”:  as defined in Section 2.19(b).

“New Term Lender”: as defined in Section 2.20(b).

“Non-Excluded Taxes”:  as defined in Section 2.15(a).

“Non-U.S. Lender”:  as defined in Section 2.15(e).

“Notes”:  the collective reference to any promissory note evidencing Revolving Credit Loans or Term Loans.

“Obligations”:  the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender or Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that for purposes of determining any Guarantee Obligations of any Subsidiary Guarantor under this Agreement, the definition of

“Obligations” shall not create any guarantee by any Subsidiary Guarantor of any Excluded Swap Obligations of such Subsidiary Guarantor.

“OFAC”: as defined in the definition of “Sanctions.”

“Offered Increase Amount”:  as defined in Section 2.19(a).

“Other Taxes”:  any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, including any interest, additions to tax or penalties applicable thereto.

“Outside Date”: March 31, 2014.

“Parent”:  as defined in the preamble hereto.

“Participant”:  as defined in Section 10.6(b).

“Participant Register”:  as defined in Section 10.6(b).

“Payment Office”:  the office or offices designated from time to time, including as selected by the Administrative Agent in connection with payments in Alternative Currencies,    by the Administrative Agent, by written notice to the Borrower, as the Payment Office.

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Foreign Currencies”: the collective reference to the local currency adopted by the jurisdiction of organization of each Specified Foreign Subsidiary.

“Person”:  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”:  at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in Section 6.2.

“Pound Sterling”:  the lawful currency of the United Kingdom.

“Preferred Stock Purchase Rights”:  rights issued by the Parent to holders of its common stock to purchase its Series E Junior Participating Preferred Stock, par value $.01 per share, as such rights may be amended from time to time.

“Pricing Grid”:  the pricing grid attached hereto as Schedule 1.1.

“Pricing Ratio”:  on any date, the ratio of Consolidated Total Debt on such date to Annualized Borrower EBITDA for the fiscal quarter most recently ended prior to such date.

“Projections”:  as defined in Section 6.2(c).

“Property”:  any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Public Lender”: as defined in Section 6.2.

“Purchasing Borrower Party”: any of the Parent or any of its Subsidiaries.

“Qualified Counterparty”:  with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an Affiliate of a Lender.

“Qualified Tower”:  (i)  an existing Tower which has (a) at least one Acceptable Tenant leasing space on such Tower and (b) positive Tower Cash Flow for a period of not less than four consecutive fiscal quarters or (ii) a newly constructed Tower with respect to which (a) the Borrower or a Subsidiary thereof shall have received an executed tenant lease from an Acceptable Tenant as of the date of completion of such Tower for occupancy to begin on or promptly following such date of completion and (b) on the date the construction of such Tower is completed, such Tower has positive Tower Cash Flow on a pro forma basis (including any executed leases to be in effect on such date of completion).

“Quotation Day”: in relation to any period for which notices or determinations for an Alternative Currency is to be made:

(i)if the currency is the Euro, two TARGET Days before the first day of that period; or

(ii)for any other Alternative Currency, five Business Days before the first day of that period.

“Recovery Event”:  any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries which yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $1,000,000.

“Refinancing Commitment”: a Refinancing Revolving Commitment or a Refinancing Term Loan Commitment.

“Refinancing Facility Agreement”: a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Refinancing Lenders, establishing Refinancing Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.23.

“Refinancing Lenders”: collectively, the Refinancing Revolving Lenders and the Refinancing Term Lenders.

“Refinancing Loans”: collectively, the Refinancing Revolving Loans and the Refinancing Term Loans.

“Refinancing Revolving Commitments”: as defined in Section 2.23(a).

“Refinancing Revolving Lender”: as defined in Section 2.23(a).

“Refinancing Revolving Loans”: as defined in Section 2.23(a).

“Refinancing Term Lender”: as defined in Section 2.23(a).

“Refinancing Term Loan Commitments”: as defined in Section 2.23(a).

“Refinancing Term Loans”: as defined in in Section 2.23(a).

“Register”:  as defined in Section 10.6(d).

“Regulation U”:  Regulation U of the Board as in effect from time to time.

“Reimbursement Obligation”:  the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Reinvestment Deferred Amount”:  with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to (i) prepay the Term Loans and reduce the Revolving Credit Commitments pursuant to Section 2.7(a) as a result of the delivery of a Reinvestment Notice or (ii) prepay Revolving Credit Loans (without a reduction of the Revolving Credit Commitments) and Term Loans pursuant to Section 2.7(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”:  any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”:  a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to (a) in the case of an Asset Sale the subject of which is a Tower, acquire or construct Towers or (b)

otherwise, acquire assets useful in its business or make capitalized repairs and improvements with respect to such assets.

“Reinvestment Prepayment Date”:  with respect to any Reinvestment Event, the earlier of (a) the date occurring 365 days after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, (i) in the case of an Asset Sale the subject of which is a Tower, acquire or construct Towers or (ii) otherwise, acquire assets useful in its business or make capitalized repairs and improvements with respect to such assets, in each case with all or any portion of the relevant Reinvestment Deferred Amount.

“Reinvestment Prepayment or Commitment Reduction Amount”:  with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to (a) in the case of an Asset Sale the subject of which is a Tower, acquire or construct Towers or (b) otherwise, acquire assets useful in its business or make capitalized repairs and improvements with respect to such assets.

“Related Fund”:  with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such advisor.

“Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the 30 day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Required Lenders”:  at any time, the holders of more than 50% of the sum of (i) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding and (ii) the aggregate unpaid principal amount of the Term Loans then outstanding.

“Requirement of Law”:  as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer”:  the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

“Restricted Payments”:  as defined in Section 7.6.

“Revolving Credit Commitment”:  as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance or New Lender Supplement pursuant to which such Lender became a party hereto, in each case, as the same may be changed from time to time pursuant to the terms hereof.  The aggregate amount of the Total Revolving Credit Commitments as of the  ~~Second~~2015 Revolving Refinancing Amendment ~~and Restatement~~ Effective Date is $~~770,000,000~~1,000,000,000.

“Revolving Credit Commitment Increase Notice”:  as defined in Section 2.19(a).

“Revolving Credit Commitment Period”:  the period from and including the Initial Amendment Date to the Revolving Credit Termination Date.

“Revolving Credit Facility”:  the Revolving Credit Commitments and the extensions of credit made thereunder.

“Revolving Credit Lenders”: the collective reference to each Lender that has a Revolving Credit Commitment or that holds a Revolving Credit Loan.

“Revolving Credit Loans”:  as defined in Section 2.1(b).

“Revolving Credit Percentage”:  as to any Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments, provided that in the case of Section 2.21 when a Defaulting Lender shall exist, “Revolving Credit Percentage” shall mean the percentage of the Total Revolving Credit Commitments (disregarding any Defaulting Lender’s Revolving Credit Commitment) represented by such Lender’s Revolving Credit Commitment (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the aggregate amount of the Revolving Extensions of Credit then outstanding, giving effect to any Lender’s status as a Defaulting Lender at such time).

“Revolving Credit Termination Date”:  ~~May 9~~February 5,  ~~2017~~2020.

“Revolving Extensions of Credit”:  as to any Lender at any time, an amount equal to the sum of (a) the Dollar Equivalent of the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding.

“Revolving Facility Joint Lead Arrangers”: TD Securities (USA) LLC and RBS Securities Inc.

“Revolving Facility Syndication Agent”:  The Royal Bank of Scotland plc.

“Sanctions”:  economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State.

“Sanctioned Country”: a country or territory which is the subject or target of country-wide embargo administered by OFAC.  As of the Second Amendment and Restatement Effective Date, each of Cuba, Iran, Sudan, Syria, Myanmar and North Korea is a Sanctioned Country.

“Sanctioned Person”: (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State or (b) any Person the Borrower knew or should have known was controlled by any such Person.

“SBA Brasil”: as defined in the preamble hereto.

“SBA Senior Finance”: SBA Senior Finance, LLC, a Florida limited liability company.

“SEC”:  the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Second Amendment and Restatement Effective Date”:  the date on which the conditions precedent set forth in Section 5.1 are satisfied.

“Secured Parties”: as defined in the Guarantee and Collateral Agreement.

“Securitization Loan Agreement”:  the Amended and Restated Loan and Security Agreement, dated as of November 18, 2005, between SBA Properties, Inc. and SBA Depositor LLC, as amended by the First Loan and Security Agreement Supplement and Amendment, dated as of November 18, 2005, between SBA Properties, Inc. and SBA Depositor LLC, as further amended by the Second Loan and Security Agreement Supplement and Amendment, dated as of November 6, 2006, among SBA Properties, Inc., as Initial Borrower, SBA Towers, Inc., SBA Puerto Rico, Inc., SBA Sites, Inc., SBA Towers USVI, Inc. and SBA Structures, Inc., as Additional Borrowers, and Midland Loan Services, Inc., as Servicer on behalf of LaSalle Bank National Association, as Trustee, as further amended by the Third Loan and Security Agreement Supplement and Amendment, dated as of April 16, 2010, among SBA Properties, Inc., SBA Sites, Inc. and SBA Structures, Inc., as Borrowers, and Midland Loan Servicer, as Servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee, as further amended by the Fourth Loan and Security Agreement Supplement and Amendment, dated as of April 16, 2010, among SBA Properties, Inc., SBA Sites, Inc. and SBA Structures, Inc., as Borrowers, and Midland Loan Servicer, as Servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.8 and the other terms hereof and the terms thereof.

“Securitization Management Agreement”:  the Management Agreement, dated as of November 18, 2005, as amended by the Joinder and Amendment to Management Agreement, dated as of November 6, 2006, among SBA Network Management, Inc., SBA Properties, Inc., SBA Towers, Inc., SBA Puerto Rico, Inc., SBA Sites, Inc., SBA Towers USVI, Inc. and SBA Structures, Inc., as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.8 and the other terms hereof and the terms thereof.

“Securitization Manager”:  the “Manager” as defined in the Securitization Loan Agreement.

“Securitization Subsidiaries”: the collective reference to the 2010 Securitization Subsidiaries and the Additional Securitization Subsidiaries, if any.

“Security Documents”:  the collective reference to the Guarantee and Collateral Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Services Business”:  the site acquisition, site development and site construction businesses of the Borrower and its Subsidiaries.

“Single Employer Plan”:  any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Sixth Amendment”:  the Sixth Amendment, dated the Sixth Amendment Effective Date, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Sixth Amendment Effective Date”:  August 27, 2013.

“Solvent”:  when used with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.  For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Foreign Subsidiary”: (a) any Subsidiary of the Borrower organized under, or substantially all of whose assets consist of Capital Stock of one or more Subsidiaries organized under, the laws of any jurisdiction within Panama or Canada and (b) any Specified Unrestricted Foreign Entity designated by the board of directors of the Borrower at any time; provided, that, in the case of this clause (b), (i) no Default or Event of Default exists immediately before and after giving effect thereto and (ii) immediately after giving effect to such designation, the Borrower shall be in pro forma compliance with Sections 7.1(a) and (b).

“Specified Hedge Agreement”:  any Hedge Agreement entered into by the Borrower or any Subsidiary Guarantor and any Qualified Counterparty.

“Specified Representations” means the representations and warranties contained in subsections 4.3, 4.4, 4.5, 4.11, 4.14 and 4.20 hereof.

“Specified Time”: with respect to any notice or determination of in connection with (i) Australian Dollars or BBSY, 10:30 a.m., (Sydney, Australia time), (ii) Canadian Dollars or CDOR, 10:00 a.m. (Toronto, Canada time), (iii) Euro or EURIBOR, 11:00 A.M. (Central European time), and (iv) Yen or TIBOR, 11:00 a.m., (London time), in each case on the applicable Quotation Day.

“Specified Unrestricted Foreign Entity”: any subsidiary of the Borrower organized under, or substantially all of whose assets consist of Capital Stock of one or more subsidiaries organized under, the laws of any jurisdiction outside of the United States of America other than any Person that as of any date of determination, is a Specified Foreign Subsidiary pursuant to clause (a) of the definition thereof or by designation pursuant to clause (b) of the definition thereof.

“Spot Rate”:  with respect to any non-Dollar currency on any date and including each Calculation Date, the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (New York time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Subsidiary”:  as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.  Notwithstanding the foregoing, unless otherwise indicated, a “Subsidiary” of the Parent, Holdings, SBA Senior Finance or the Borrower or “Subsidiaries” of the Parent, Holdings, SBA Senior Finance or the Borrower shall not include (a) the Securitization Manager or, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements or (b) the Specified Unrestricted Foreign Entities.

“Subsidiary Guarantor”:  each Subsidiary of the Borrower (other than any Excluded Subsidiary) party to the Guarantee and Collateral Agreement.

“Swap”: any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(27) of the Commodity Exchange Act.

“Swap Obligation”: with respect to any Person, any obligation to pay or perform under any Swap.

“TARGET Day”: any day on which (i) TARGET2 is open for settlement of payments in Euro and (ii) banks are open for dealings in deposits in Euro in the London interbank market.

“TARGET2”: the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Term Commitment”:  as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower in a principal amount not to exceed the amount set forth on Schedule 1 to the Lender Addendum delivered by such Lender.

“Term Lenders”:  the collective reference to each Lender that has a Term Commitment or that holds a Term Loan.

“Term Loan”:  the collective reference to the Initial Term Loans, the Incremental Tranche A Term Loans, the Incremental Tranche B Term Loans, the Incremental Tranche B-1 Term Loans and any other Incremental Term Loans made after the Second Amendment and Restatement Effective Date.

“Term Loan Co-Lead Arranger”:  Barclays Bank PLC.

“Term Loan Lead Arranger”:  J.P. Morgan Securities LLC.

“Term Loan Maturity Date”: (a) with respect to the Initial Term Loans, June 30, 2018, (b) with respect to the Incremental Tranche A Term Loans, May 9, 2017, (c) with respect to the Incremental Tranche B Term Loans, September 28, 2019 and (d) with respect to the Incremental Tranche B-1 Term Loans, March 24, 2021.

“Term Loan Syndication Agent”: JPMorgan Chase Bank, N.A.

“Term Percentage”:  as to (i) any Initial Term Lender at any time, the percentage which the aggregate unpaid principal amount of such Lender’s Initial Term Loans then outstanding constitutes of the aggregate unpaid principal amount of the Initial Term Loans then outstanding, (ii) any Incremental Tranche A Term Lender at any time, the percentage which the aggregate unpaid principal amount of such Lender’s Incremental Tranche A Term Loans then outstanding constitutes of the aggregate unpaid principal amount of Incremental Tranche A Term Loans then outstanding, (iii) any Incremental Tranche B Term Lender at any time, the percentage which the aggregate unpaid principal amount of such Lender’s Incremental Tranche B Term Loans then outstanding constitutes of the aggregate unpaid principal amount of Incremental Tranche B Term Loans then outstanding and (iv) any Incremental Tranche B-1 Term Lender at any time, the percentage which the aggregate unpaid principal amount of such Lender’s Incremental Tranche B-1 Term Loans then outstanding constitutes of the aggregate unpaid principal amount of Incremental Tranche B-1 Term Loans then outstanding.

“Third Amendment”:  the Third Amendment, dated the Third Amendment Effective Date, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Third Amendment Effective Date”:  September 28, 2012.

“TIBOR”:  (i) the ICE Benchmark Administration LIBOR Rate (or the successor thereto if the ICE Benchmark Administration is no longer making such a rate available) (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time), two Business Days prior to the commencement of such Interest Period, for deposits in Yen (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Yen for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Revolving Credit Loan is being made, continued or converted and with a term equivalent to such Interest Period would be offered by Toronto Dominion’s London branch (or other branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, provided that, if TIBOR shall be less than zero, such rate shall be deemed to be zero.

“Ticking Fee Date”:  as defined in Section 2.4(b).

“Total Availability”:  as of any date of determination, the lesser of (i) the aggregate Available Revolving Credit Commitments on such date and (ii) the amount equal to the excess, if any, of (a) the product of (x) 6.5 times (y) Annualized Borrower EBITDA determined for the most recent fiscal quarter ended for which financial statements have been or are required to be delivered pursuant to Section 6.1 over (b) the sum of (x) Consolidated Total Debt and (y) Net Hedge Exposure on such date.

“Total Revolving Credit Commitments”:  at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

“Total Revolving Extensions of Credit”:  at any time, the aggregate amount of the Revolving Extensions of Credit of all the Lenders outstanding at such time.

“Toronto Dominion”: Toronto Dominion (Texas) LLC or any of its affiliates that is a bank.

“Tower”:  any wireless transmission tower or similar structure (including rooftops and distributed antennae systems), and related assets that are located on the site of such wireless transmission tower or similar structure, owned or leased or managed pursuant to long term arrangements by the Borrower or any of its Subsidiaries.

“Tower Cash Flow”: for any period, site leasing revenue less the cost of site leasing revenues (excluding maintenance capital expenditures, depreciation, amortization and accretion to the extent included in the cost of site leasing revenues) of any Person that owns a Tower for such period, all determined in accordance with GAAP, but excluding the non-cash impact of straightlining revenue or ground lease expense as required by FAS 13.  Tower Cash Flow will not include revenue or expenses attributable to non-site rental services provided by the Parent or any of its Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) or revenues derived from the sale of assets.

“Tower Seller Debt”: Any Indebtedness composed of deferred purchase price payments, earn-outs and/or similar obligations payable to the sellers of Towers that arise out of the acquisition of such Towers from such sellers.

“Transferee”:  as defined in Section 10.14.

“Type”:  as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Wholly Owned Subsidiary”:  as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wholly Owned Subsidiary Guarantor”:  any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

“Withholding Agent”: any Loan Party and the Administrative Agent.

“Yen”: the lawful currency of Japan.

1.2.Other Definitional Provisions.  (a)  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Parent, Holdings, the Borrower and their respective Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Parent, Holdings the Borrower or any of their respective Subsidiaries at “fair value”, as defined therein.

(c)The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

2.1.Commitments.

(a) Subject to the terms and conditions hereof, each Existing Term Lender has made a “Term Loan” (as defined in the Existing Credit Agreement) (such Term Loans, the “Existing Term Loans”) and such Existing Term Loans shall be deemed to be Term Loans hereunder.

(b)Subject to the terms and conditions hereof, each Lender severally agrees to make, in Dollars and any Alternative Currency, revolving credit loans (“Revolving Credit Loans”) to the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding the Dollar Equivalent of which, when added to such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding, does not exceed the lesser of (i) the amount of such Lender’s Revolving Credit Commitment and (ii) the amount equal to such Lender’s Revolving Credit Percentage of the Total Availability at such time.  During the Revolving Credit Commitment Period the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  The Revolving Credit Loans may from time to time be Eurodollar Loans or, in the case of Revolving

Credit Loans denominated in Dollars, Base Rate Loans~~,~~ as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.8, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.  Revolving Credit Loans denominated in any Alternative Currency shall be Eurodollar Loans.

(c)  Subject to and upon the terms and conditions set forth herein, each Incremental Tranche B-1 Term Lender party hereto severally agrees to make incremental tranche B-1 term loans in Dollars (the “Incremental Tranche B-1 Term Loans”) to the Borrower on or prior to the Outside Date in an aggregate amount not to exceed the commitment amount set forth next to such Incremental Tranche B-1 Term Lender’s name in Schedule 1.2 hereto under the caption “Incremental Tranche B-1 Term Loan Commitments”.  Except as otherwise set forth herein, the Incremental Tranche B-1 Term Loans shall be “Loans”, “Term Loans” and “Incremental Term Loans”, and the Incremental Tranche B-1 Term Lenders shall be “Lenders” and “Term Lenders”, for all purposes of this Agreement and the other Loan Documents.  The Incremental Tranche B-1 Term Loans may be repaid or prepaid in accordance with the provisions of this Agreement, but once repaid or prepaid may not be reborrowed.

2.2.Procedure for Borrowing.

(a)The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Borrowing Date) requesting that the Term Lenders make the Term Loans on the Borrowing Date and specifying the amount to be borrowed.  The Term Loans made on the Borrowing Date shall initially be Base Rate Loans.  Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof.  Not later than 12:00 Noon, New York City time, on the Borrowing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the principal amount of the Term Loan or Term Loans to be made by such Lender.  The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

(b)The Borrowers may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to (x) with respect to Revolving Credit Loans denominated in Dollars, 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), and (y) in the case of Revolving Credit Loans denominated in any Alternative Currency, the applicable Specified Time for such Alternative Currency, in each case specifying (i) the currency, amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and Foreign Subsidiary Borrower (if applicable) and (iii) in the case of Eurodollar Loans, the length of the initial Interest Period therefor.  Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than

$1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,500,000 or a whole multiple of $500,000 in excess thereof (or, with respect to borrowings denominated in an Alternative Currency, the smallest amount of such Alternative Currency that has a Dollar Equivalent in excess of $2,500,000 or a whole multiple of the smallest amount of such Alternative Currency that has a Dollar Equivalent in excess of $500,000 in excess thereof).  With respect to borrowings denominated in an Alternative Currency, no such borrowing shall cause the Dollar Equivalent of the aggregate principal amount of all then outstanding Revolving Credit Loans denominated in Alternative Currencies to exceed the Alternative Currency Sublimit.  Upon receipt of any such Borrowing Notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof.  Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower ~~at the~~(or, if applicable, the Foreign Subsidiary Borrower identified in such Borrowing Notice) at the applicable Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds in Dollars or the applicable Alternative Currency, as applicable, immediately available to the Administrative Agent.  The Administrative Agent shall make available to the Borrower (or, if applicable, the Foreign Subsidiary Borrower identified in such Borrowing Notice) the aggregate of the amounts made available to the Administrative Agent by the Lenders in like funds as received by the Administrative Agent.

(c)The Borrower may borrow Incremental Tranche B-1 Term Loans hereunder by delivering to the Administrative Agent an irrevocable Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the anticipated Incremental Tranche B-1 Funding Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the anticipated Incremental Tranche B-1 Funding Date, in the case of Base Rate Loans) requesting that the Incremental Tranche B-1 Term Lenders make Incremental Tranche B-1 Term Loans on such Incremental Tranche B-1 Funding Date and specifying the amount to be borrowed.  The Incremental Tranche B-1 Term Loans made on such Incremental Tranche B-1 Funding Date shall initially be as specified in the applicable Borrowing Notice.  Upon receipt of such notice the Administrative Agent shall promptly notify each Incremental Tranche B-1 Term Lender thereof.  Not later than 12:00 Noon, New York City time, on such Incremental Tranche B-1 Funding Date each Incremental Tranche B-1 Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the principal amount of the Incremental Tranche B-1 Term Loan or Incremental Tranche B-1 Term Loans to be made by such Lender.  The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Incremental Tranche B-1 Term Lenders in immediately available funds. There shall be no more than two Incremental Tranche B-1 Funding Dates, one of which shall be an Acquisition Incremental Tranche B-1 Funding Date.

2.3.Repayment of Loans; Evidence of Debt.  (a)(i)

(A)The Initial Term Loans of each Initial Term Lender shall be repayable on the last day of each March, June, September and December (commencing on September 30, 2011) in an amount equal to the product of (x) such Initial Term Lender’s applicable Term Percentage multiplied by (y) an amount equal to 0.250% of the aggregate principal amount of the Initial Term Loans on the Initial Amendment Date.

(B)The Incremental Tranche A Term Loan of each Incremental Tranche A Term Lender shall be repayable on the last day of each March, June, September and December (commencing on September 30, 2012) in an amount equal to the product of (x) such Incremental Tranche A Term Lender’s applicable Term Percentage multiplied by (y) the applicable percentage of the aggregate principal amount of Incremental Tranche A Term Loans on the Incremental Tranche A Facility Effective Date specified in the table below:

Payment Date	Percentage
September 30, 2012	1.250%
December 31, 2012	1.250%
March 31, 2013	1.250%
June 30, 2013	1.250%
September 30, 2013	1.250%
December 31, 2013	1.250%
March 31, 2014	1.250%
June 30, 2014	1.250%
September 30, 2014	1.875%
December 31, 2014	1.875%
March 31, 2015	1.875%
June 30, 2015	1.875%
September 30, 2015 and the last day of each calendar quarter thereafter	2.50%

(C)The Incremental Tranche B Term Loans of each Incremental Tranche B Term Lender shall be repayable on the last day of each March, June, September and December (commencing in March 2013) in an amount equal to the product of (x) such Incremental Tranche B Term Lender’s applicable Term Percentage multiplied by (y) an amount equal to 0.250% of the aggregate principal amount of the Incremental Tranche B Term Loans on the Incremental Tranche B Facility Effective Date.

(D)The Incremental Tranche B-1 Term Loans of each Incremental Tranche B-1 Term Lender shall be repayable on the last day of each March, June, September and

December (commencing in September 2014) in an amount equal to the product of (x) such Incremental Tranche B-1 Term Lender’s applicable Term Percentage multiplied by (y) an amount equal to 0.250% of the aggregate principal amount of the Incremental Tranche B-1 Term Loans borrowed hereunder.

To the extent not previously paid, all Term Loans shall be due and payable on the applicable Term Loan Maturity Date (or such earlier date on which the Term Loans become due and payable pursuant to Section 8).

(ii)The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date in Dollars and the applicable Alternative Currency, as applicable (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8).  The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from (i) the Initial Amendment Date to but excluding the 2015 Revolving Refinancing Amendment Effective Date, at the rates per annum, and on the dates, applicable during such period and (ii) the 2015 Revolving Refinancing Amendment Effective Date until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.10.  Each Foreign Subsidiary Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender made to such Foreign Subsidiary Borrower on the Revolving Credit Termination Date in Dollars and the applicable Alternative Currency, as applicable (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8).  Each Foreign Subsidiary Borrower hereby further agrees to pay interest on the unpaid principal amount of such Revolving Credit Loans from time to time outstanding until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.10

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof (including, in each case, in the case of Revolving Credit Loans denominated in an Alternative Currency, the applicable Alternative Currency thereof).

(d)The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided,  however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to such Borrowers by such Lender in accordance with the terms of this Agreement.

(e)The Borrowers agree~~s~~ that, upon the request to the Administrative Agent by any Lender, the Borrowers will execute and deliver to such Lender a promissory note of the Borrowers evidencing any Loans of such Lender to such Borrowers, substantially in the form of Exhibit F-1 or F-2, as applicable, with appropriate insertions as to date and principal amount.

2.4.Commitment Fees, etc.   (a)  Subject to Section 2.21, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period (i) from and including the Initial Amendment Date to but excluding the 2015 Revolving Refinancing Amendment Effective Date, computed at the Commitment Fee Rate applicable during such period and (ii) from and including the 2015 Revolving Refinancing Amendment Effective Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate applicable at such time, in each case on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September, December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the Initial Amendment Date.

(b)To the extent there are any Incremental Tranche B-1 Term Loan Commitments still in effect on the date that is 45 calendar days after the Second Amendment and Restatement Effective Date (the “Ticking Fee Date”), the Borrower agrees to pay to the Administrative Agent on behalf of each Lender with an Incremental Tranche B-1 Term Loan Commitment for the period from the Ticking Fee Date to but excluding the Outside Date, a ticking fee of 1.25% per annum, based on the aggregate daily amount of the unused Incremental Tranche B-1 Term Loan Commitments of each Incremental Tranche B-1 Term Lender during such period, such ticking fees to be earned and payable on the date the Incremental Tranche B-1 Term Loan Commitments terminate in their entirety or otherwise reduced to zero.

(c)The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

2.5.Optional Termination or Reduction of Revolving Credit Commitments.  The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Credit Commitments and the Incremental Tranche B-1 Term Loan Commitments, as the case may be, or, from time to time, to reduce the amount of the Revolving Credit Commitments and the Incremental Tranche B-1 Term Loan Commitments, as the case may be; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, (x) the Dollar Equivalent of the

Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments or (y) the Dollar Equivalent of all Revolving Credit Loans denominated in Alternative Currencies would exceed the Alternative Currency Sublimit.  Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple of $1,000,000 in excess thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

2.6.Optional Prepayments.  (a)  The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except in the case of Term Loans as otherwise provided in paragraphs (b), (c) and (d) below), upon irrevocable notice delivered to the Administrative Agent at least (x) three Business Days prior thereto in the case of Eurodollar Loans denominated in Dollars and (y) five Business Days prior thereto in the case of Eurodollar Loans denominated in any Alternative Currency and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower (and the Foreign Subsidiary Borrower to which such Eurodollar Loan was made) shall also pay any amounts owing pursuant to Section 2.16.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Base Rate Loans) accrued interest to such date on the amount prepaid.  Optional partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

(b)Any (i) optional prepayment of the Initial Term Loans using proceeds of Indebtedness incurred by the Borrower from a substantially concurrent incurrence of syndicated term loans for which the interest rate payable thereon on the date of such prepayment is lower than the Eurodollar Rate on the date of such prepayment plus the Applicable Margin with respect to such Term Loans on the date of such prepayment with the primary purpose of refinancing Term Loans at a lower interest rate or (ii) repricing of the Initial Term Loans pursuant to an amendment to this Agreement resulting in the interest rate payable thereon on the date of such amendment being lower than the Eurodollar Rate on the date immediately prior to such amendment plus the Applicable Margin with respect to the Term Loans on the date immediately prior to such amendment, shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment (or, in the case of clause (ii) above, of the aggregate amount of Initial Term Loans outstanding immediately prior to such amendment) if made on or prior to the one-year anniversary of the Initial Amendment Date.

(c)Any (i) optional prepayment of the Incremental Tranche B Term Loans using proceeds of Indebtedness incurred by the Borrower from a substantially concurrent incurrence of syndicated term loans for which the interest rate payable thereon on the date of such prepayment is lower than the Eurodollar Rate on the date of such prepayment plus the Applicable Margin with respect to such Incremental Tranche B Term Loans on the date of such prepayment with the primary purpose of refinancing Incremental Tranche B Term Loans at a lower interest rate or (ii) repricing of the Incremental Tranche B Term Loans pursuant to an amendment to this Agreement resulting in the interest rate payable thereon on the date of such amendment being lower than the Eurodollar Rate on the date immediately prior to such amendment plus the Applicable Margin with respect to the Incremental Tranche B Term Loans on the date immediately prior to such amendment, shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment (or, in the case of clause (ii) above, of the aggregate amount of Incremental Tranche B Term Loans outstanding immediately prior to such amendment) if made on or prior to the first anniversary of the Incremental Tranche B Facility Effective Date.

(d)Any (i) optional prepayment of the Incremental Tranche B-1 Term Loans using proceeds of Indebtedness incurred by the Borrower from a substantially concurrent incurrence of syndicated term loans for which the interest rate payable thereon on the date of such prepayment is lower than the Eurodollar Rate on the date of such prepayment plus the Applicable Margin with respect to such Incremental Tranche B-1 Term Loans on the date of such prepayment with the primary purpose of refinancing Incremental Tranche B-1 Term Loans at a lower interest rate or (ii) repricing of the Incremental Tranche B-1 Term Loans pursuant to an amendment to this Agreement resulting in the interest rate payable thereon on the date of such amendment being lower than the Eurodollar Rate on the date immediately prior to such amendment plus the Applicable Margin with respect to the Incremental Tranche B-1 Term Loans on the date immediately prior to such amendment, shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment (or, in the case of clause (ii) above, of the aggregate amount of Incremental Tranche B-1 Term Loans outstanding immediately prior to such amendment) if made on or prior to the six month anniversary of the Second Amendment and Restatement Effective Date.

(e)Notwithstanding anything to the contrary contained in Section 2.6(a) above or 2.13(b)(ii) below, as of the Second Amendment and Restatement Effective Date and in accordance with Section 10.1(iii), each Designated Incremental Term Lender hereby irrevocably agrees that the Borrower may make an optional prepayment of any tranche of Term Loans hereunder pursuant to Section 2.6(a) without being required to make an optional prepayment of any Designated Incremental Term Loans hereunder pursuant to Section 2.6(a); provided,  however, that each payment on account of any applicable Class of Designated Incremental Term Loans (including each prepayment) by the Borrower on account of principal of and interest on any such applicable Class of Designated Incremental Term Loans, shall be allocated among such Designated Incremental Term Lenders pro rata based on the outstanding principal amounts of the applicable Class of Designated Incremental Term Loans then held by such Designated Incremental Term Lenders.

2.7.Mandatory Prepayments.  (a)  Unless the Required Lenders shall otherwise agree, if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale and the ratio of Consolidated Total Debt to Annualized Borrower EBITDA, calculated on a pro forma basis after giving effect to such Asset Sale and assuming that the aggregate amount of the then outstanding Revolving Credit Loans equal the amount of the aggregate Revolving Credit Commitments at such time, would exceed 5.50 to 1.00, then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on or prior to the 10th day after such date to the prepayment of the Term Loans and the permanent reduction of the Revolving Credit Commitments in accordance with Sections 2.7(d) and 2.13); provided, that, notwithstanding the foregoing, on each Reinvestment

Prepayment Date, an amount equal to the Reinvestment Prepayment or Commitment Reduction Amount with respect to the relevant Reinvestment Event shall be applied to the prepayment of Term Loans,  and the permanent reduction of the Revolving Credit Commitments in accordance with Sections 2.7(d) and 2.13.

(b)Unless the Required Lenders shall otherwise agree, if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Recovery Event,  then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on or prior to the 10th day after such date to the prepayment of the Revolving Credit Loans and the Term Loans in accordance with Sections 2.7(d) and 2.13; provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment or Commitment Reduction Amount with respect to the relevant Reinvestment Event shall be applied to the prepayment of the Revolving Credit Loans and the Term Loans in accordance with Sections 2.7(d) and 2.13.

(c)Unless the Required Lenders shall otherwise agree, if any Indebtedness shall be incurred by the Borrower or any of its Subsidiaries (including the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements) (excluding any Indebtedness incurred in accordance with Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof not otherwise applied in accordance with Section (a)(i) shall be applied on the date of such incurrence to the prepayment of the Revolving Credit Loans and the Term Loans, in accordance with Sections 2.7(d) and 2.13.

(d)Amounts to be applied in connection with Term Loan prepayments and Revolving Credit Commitment reductions made pursuant to Section 2.7(a) shall be applied ratably to the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments, in each case, based on the then outstanding Term Loans and the then Total Revolving Credit Commitments.  Amounts to be applied in connection with Term Loan and Revolving Credit Loan prepayments made pursuant to Section 2.7(b) and 2.7(c) shall be applied ratably to the prepayment of the Term Loans and the Revolving Credit Loans (without any corresponding reduction of the Revolving Credit Commitments), in each case, based on the then outstanding Revolving Credit Loans and Term Loans.  Amounts to be applied in connection with Revolving Credit Loan prepayments made pursuant to Section 2.7(e) shall be applied only to the prepayment of the Revolving Credit Loans (without any corresponding reduction of the Revolving Credit Commitments).  The application of any prepayment pursuant to Section 2.7 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans.  Amounts required by Section 2.7(a) to be applied to the permanent reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced; provided that if the aggregate principal amount of Revolving Credit Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent.  Each prepayment of Term Loans and Revolving Credit Loans under Section 2.7 (except in the case of Base Rate Loans)

shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(e)If, on any Calculation Date, (i) the Dollar Equivalent of the aggregate outstanding principal amounts of Revolving Credit Loans in Alternative Currencies exceeds an amount equal to 105% of the Alternative Currency Sublimit, or (ii) the Dollar Equivalent of the sum of the aggregate principal amount of all Revolving Credit Loans then outstanding and the L/C Obligations then outstanding exceeds an amount equal to 105% of the Total Revolving Credit Commitments, the Borrowers shall, following notice thereof from the Administrative Agent, without demand therefor, promptly, but in any event within 5 days after such notice, repay such of the outstanding Revolving Credit Loans in the amount of such excess.

2.8.Conversion and Continuation Options.  (a)  The Borrower may elect from time to time to convert Eurodollar Loans denominated in Dollars to Base Rate Loans by giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto.  The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions or (ii) with respect to Revolving Credit Loans, after the date that is one month prior to the final scheduled termination or maturity date of the Revolving Credit Facility and with respect to Term Loans, after the date that is one month prior to the final scheduled maturity date of such Term Loans.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b)Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations or (ii) with respect to Revolving Credit Loans, after the date that is one month prior to the final scheduled termination or maturity date of the Revolving Credit Facility and with respect to Term Loans, after the date that is one month prior to the final scheduled maturity date of such Term Loans; and provided,  further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, (x) in the case of Eurodollar Loans denominated in Dollars, such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period and (y) in the case of Eurodollar Loans denominated in any Alternative Currency, such Eurodollar Loans shall be continued as Eurodollar Loans in the same Alternative Currency with an Interest Period of one month on the last day of such then expiring Interest Period.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.9.Minimum Amounts and Maximum Number of Eurodollar Tranches.  Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $2,500,000 or a whole multiple of $500,000 in excess thereof (or, with respect to Eurodollar Loans denominated in an Alternative Currency, the smallest amount of such Alternative Currency that has a Dollar Equivalent in excess of $2,500,000 or a whole multiple of the smallest amount of such Alternative Currency that has a Dollar Equivalent in excess of $500,000 in excess thereof) and (b) no more than twelve (12) Eurodollar Tranches shall be outstanding at any one time in respect of the Revolving Credit Loans, the Initial Term Loans made on the Initial Amendment Date and any Incremental Tranche B-1 Term Loans made hereunder, and no more than the maximum amount of Eurodollar tranches set forth in the applicable Incremental Term Loan Amendment shall be outstanding at any one time in respect of any Incremental Term Loans.

2.10.Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b)Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

(c)(i) If all or a portion of the principal amount of any Term Loan, Revolving Credit Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to (x) in the case of the Term Loans and the Revolving Credit Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans plus 2%, and (ii) if all or a portion of any interest payable on any Term Loan, Revolving Credit Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non‑payment until such amount is paid in full (after as well as before judgment).

(d)Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.11.Computation of Interest and Fees.  (a)  Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360‑day year for the actual days elapsed, except that, with respect to (i) Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365‑ (or 366‑, as the case may be) day year for the actual days elapsed and (ii) Revolving Credit Loans denominated in Pound Sterling, the interest thereon shall be calculated on the basis of a

365-day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate.  Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.10(a).

2.12.Inability to Determine Interest Rate.  If prior to the first day of any Interest Period:

(a)the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b)the Administrative Agent shall have received notice from the Required Lenders that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of an affected Loan or (ii) the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter.  If such notice is given (A) in respect of Eurodollar Loans denominated in Dollars, (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans and (B) in respect of Revolving Credit Loans denominated in any Alternative Currency, (x) any such Loans requested to be made on the first day of such Interest Period shall not be made, or, at the Borrower’s option, made on the basis of another rate as agreed to by each of the Revolving Credit Lenders as the applicable cost of funds or cost of making or maintaining such Loan, and (y) any such outstanding Loans shall be due and payable on the last day of the then-current Interest Period.  Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Loans to Eurodollar Loans.

2.13.Pro Rata Treatment and Payments.  (a)  Each borrowing of Revolving Credit Loans by the Borrowers from the Lenders hereunder, each payment by the Borrowers on account of any commitment fee in respect of the Revolving Credit Loans and any reduction of the Revolving Credit Commitments of the Lenders shall be made pro rata according to the respective Revolving Credit Percentages of the Lenders.  Each payment in respect of fees payable hereunder, and each payment in respect of Reimbursement Obligations, shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

(b)(i) Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Revolving Credit Loans shall be allocated among the Lenders pro rata based on the outstanding principal amounts of the Revolving Credit Loans then held by the Lenders.  (ii) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans, shall be allocated among the Lenders pro rata based on the outstanding principal amounts of the Term Loans then held by the Lenders. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans in direct order (or, in the case of Incremental Term Loans, as specified in the Incremental Term Loan Amendment for such Incremental Term Loans).  Amounts prepaid on account of the Term Loans may not be reborrowed.

(c)The application of any payment of Loans (including mandatory prepayments but excluding optional prepayments) shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans.  The application of optional prepayments shall be as directed by the Borrower, subject to clause (d)(y) below in the case of Revolving Credit Loans denominated in any Alternative Currency.  Each payment of the Loans (except in the case of Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

(d)(x) All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise (other than in respect of the principal of or interest on any Revolving Credit Loan denominated in any Alternative Currency), shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the applicable Payment Office, in Dollars and in immediately available funds and (y) all payments (including prepayments) to be made by the Borrowers hereunder on account of principal of or interest on any Revolving Credit Loan denominated in any Alternative Currency shall be made without setoff or counterclaim and shall be made prior to the Specified Time applicable to the applicable Alternative Currency for the applicable due date thereof to the Administrative Agent, for the account of the Revolving Credit Lenders, at the applicable Payment Office, in the applicable Alternative Currency and in immediately available funds.  The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.  If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.  If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e)Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrowers a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error.  If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans, on demand, from the applicable Borrowers.

(f)Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount.  If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate.  Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(g) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.13(e), 2.13(f), 3.4(a) or 9.7, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision of this Agreement), apply any amounts thereafter received by the Administrative Agent or the Issuing Lender for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

2.14.Requirements of Law.  (a)  If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)shall subject any Lender, Transferee or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any

Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender, Transferee or the Issuing Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.15 and changes in the rate of tax on the overall net income of such Lender, Transferee or the Issuing Lender);

(ii)shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(iii)shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender (or, in the case of (i), to such Lender, Transferee or Issuing Lender), by an amount which such Lender (or, in the case of (i), such Lender, Transferee or Issuing Lender) deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans (or, in the case of (i), any Loans) or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower (and each Foreign Subsidiary Borrower as to extensions of credit to such Foreign Subsidiary Borrower) shall promptly pay such Lender (or, in the case of (i), such Lender, Transferee or Issuing Lender), upon its demand, any additional amounts necessary to compensate such Lender (or, in the case of (i), such Lender, Transferee or Issuing Lender) for such increased cost or reduced amount receivable.  If any Lender, Transferee or Issuing Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled provided that the Borrowers shall not be required to compensate a Lender, Transferee or Issuing Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date on which such Lender, Transferee or Issuing Lender notifies the Borrower of such Lender’s, Transferee’s or Issuing Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

(b)If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower (and each Foreign Subsidiary Borrower as to extensions of credit to such Foreign Subsidiary Borrower) shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrowers shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date on which such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(c)A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error.  The obligations of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d)Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to a change in Requirements of Law,  regardless of the date enacted, adopted, issued or implemented.

(e)With respect to Revolving Credit Loans denominated in any Alternative Currency, if by reason of any change in a Requirement of Law, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, the funding of any such Revolving Credit Loan in any relevant Alternative Currency or the funding of any such Revolving Credit Loan in any relevant Alternative Currency to the office of the Administrative Agent as set forth herein shall be impossible or, in the reasonable judgment of any Revolving Credit Lender, such Alternative Currency is no longer available or readily convertible to Dollars, or the Dollar Equivalent of such Alternative Currency is no longer readily calculable, then, at the election of any affected Revolving Credit Lender, no Revolving Credit Loans in the affected  Alternative Currency shall be made or any Revolving Credit Loan in the affected  Alternative Currency shall be made to another office of the Administrative Agent as the Administrative Agent may agree in its sole discretion, as the case may be.

(f)With respect to Revolving Credit Loans denominated in any Alternative Currency, (i) if payment in respect of any such Revolving Credit Loan shall be due in a currency other than Dollars and if, by reason of any change in a Requirement of Law, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Obligations in such currency or the applicable place of payment shall be impossible or, in the reasonable judgment of any Revolving Credit Lender, such Alternative Currency is no longer available or readily convertible to Dollars, or the Dollar Equivalent of such Alternative Currency is no longer readily calculable, then, at the election of any such affected Revolving Credit Lender, the Borrower (and each Foreign Subsidiary Borrower as to extensions of credit to such Foreign Subsidiary Borrower) shall make payment of such Revolving Credit Loan to such affected Revolving Credit Lender in Dollars (based upon the Spot Rate in effect for the day on which such payment occurs, as determined by the Administrative Agent in accordance with the terms hereof) and/or to another office of the Administrative Agent as the Administrative Agent may agree in its sole discretion or (ii) if any Alternative Currency in which Revolving Credit Loans are outstanding is redenominated then, at the election of any such affected Revolving Credit Lender, such affected Revolving Credit Loan and all Obligations of the Borrowers in respect thereof shall be converted into obligations in Dollars (based upon the Spot Rate in effect on such date, as determined by the Administrative Agent in accordance with the terms hereof), and, in each case, the Borrower (and each Foreign Subsidiary Borrower as to extensions of credit to such Foreign Subsidiary Borrower) shall indemnify the Revolving Credit Lenders, against any currency exchange losses or out-of-pocket costs, fees and expenses that it shall sustain as a result of such alternative payment.

2.15.Taxes.  (a)   All payments made by or on behalf of any Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent’s or such Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document); provided that, if any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, as determined in good faith by the applicable Withholding Agent, (i) such amounts shall be paid to the relevant Governmental Authority in accordance with applicable law and (ii) the amounts so payable by the applicable Loan Party to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement as if such withholding or deduction has not been made, provided further,  however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (e) or (f) of this Section or (ii) that are United States withholding taxes resulting from any Requirement of Law in effect (including FATCA) on the date such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such Non-Excluded Taxes pursuant to this Section 2.15(a).

(b)In addition, the applicable Loan Party shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by any applicable Loan Party, as promptly as possible thereafter such Loan Party shall send to the

Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by such Loan Party showing payment thereof.  If (i) an applicable Loan Party fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority, (ii) an applicable Loan Party fails to remit to the Administrative Agent the required receipts or other required documentary evidence or (iii) any Non-Excluded Taxes or Other Taxes are imposed directly upon the Administrative Agent or any Lender, the applicable Loan Party or Loan Parties, as the case may be, shall indemnify the Administrative Agent and the Lenders for such amounts and any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure, in the case of (i) or (ii), or any such direct imposition, in the case of (iii).  The agreements in this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for the full amount of any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or similar charges imposed by any Governmental Authority (i) that are attributable to such Lender or (ii) that are attributable to such Lender’s failure to comply with the provisions of Section 10.6(b) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)Each Lender (or Transferee) that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of U.S. Internal Revenue Service (“IRS”) Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal withholding tax.  Each Lender (or Transferee) that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non‑U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) two properly completed and duly signed copies of U.S. IRS Form W‑8BEN, Form W-8ECI or Form W-8IMY (together with any applicable underlying IRS forms), (ii) in the case of a Non‑U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit G and the applicable IRS Form W‑8, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non‑U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on payments under this Agreement and the other Loan Documents, or (iii) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.  Such forms shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the Borrower or the Administrative Agent.  In addition, each Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender.  Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally able to deliver.

(f)A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which ~~the~~a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or submission would not materially prejudice the legal or commercial position of such Lender.

(g)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (g), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

2.16.Indemnity.  The Borrower (and each Foreign Subsidiary Borrower, as to any extensions of credit to such Foreign Subsidiary Borrower) agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by ~~the~~any Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrowers in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto.  Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over  (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.  A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error.  This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.17.Illegality.  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower (and each Foreign Subsidiary Borrower, as to any extensions of credit to such Foreign Subsidiary Borrower) shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.16.

2.18.Change of Lending Office; Replacement of Lenders.

(a)Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.14, 2.15(a) or 2.17 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided,  further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.14, 2.15(a) or 2.17.

(b)If any Lender (i) requests compensation under Sections 2.14 or 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15(a), (ii) becomes a Defaulting Lender or (iii) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained pursuant to Section 10.1), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the

Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.6), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Credit Commitment is being assigned, the Issuing Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, Revolving Credit Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Sections 2.14 or 2.17 or payments required to be made pursuant to Section 2.15(a), such assignment will result in a material reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

2.19.Increase of Revolving Credit Commitments.  (a)  In the event that the Borrower wishes to increase the Total Revolving Credit Commitments at any time when no Default or Event of Default has occurred and is continuing, it shall notify the Administrative Agent in writing of the amount (the “Offered Increase Amount”) of such proposed increase (such notice, a “Revolving Credit Commitment Increase Notice”), and the Administrative Agent shall notify each Lender of such proposed increase and provide such additional information regarding such proposed increase as any Lender may reasonably request.  The Borrower may, at its election and with the consent of the Administrative Agent and the Issuing Lender (which consents shall not be unreasonably withheld), (i) offer one or more of the Lenders the opportunity to participate in all or a portion of the Offered Increase Amount pursuant to paragraph (c) below and/or (ii) offer one or more additional banks, financial institutions or other entities the opportunity to participate in all or a portion of the Offered Increase Amount pursuant to paragraph (b) below.  Each Revolving Credit Commitment Increase Notice shall specify which Lenders and/or banks, financial institutions or other entities the Borrower desires to participate in such Revolving Credit Commitment increase.  The Borrower or, if requested by the Borrower, the Administrative Agent, will notify such Lenders and/or banks, financial institutions or other entities of such offer.

(b)Any additional bank, financial institution or other entity which the Borrower selects to offer participation in the increased Revolving Credit Commitments and which elects to become a party to this Agreement and provide a Revolving Credit Commitment in an amount so offered and accepted by it pursuant to Section 2.19(a)(ii) shall execute a New Lender Supplement with the Borrower and the Administrative Agent whereupon such bank, financial institution or other entity (herein called a “New Revolving Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, provided that the Revolving Credit Commitment of any such New Revolving Lender shall be in an amount not less than $5,000,000.

(c)Any Lender which accepts an offer to it by the Borrower to increase its Revolving Credit Commitment pursuant to 2.19(a)(i) shall, in each case, execute a Revolving Credit Commitment Increase Supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit L, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Credit Commitment as so increased, and Schedule 1 to such Lender’s Lender Addendum (or such Lender’s Assignment and Acceptance, if applicable) shall be deemed to be amended to so increase the Revolving Credit Commitment of such Lender.

(d)Notwithstanding anything to the contrary in this Section 2.19, (i) in no event shall any transaction effected pursuant to this Section 2.19 cause the ratio of Consolidated Total Debt to Annualized Borrower EBITDA, calculated on a pro forma basis after giving effect to the proposed increased Revolving Credit Commitments (and assuming full utilization of the Revolving Credit Commitments after giving effect to the proposed increased Revolving Credit Commitments) and any concurrent incurrence of Incremental Term Loans pursuant to Section 2.20 (and the use of proceeds of such Incremental Term Loans and of any concurrent incurrence of Revolving Credit Loans), to exceed 6.50 to 1.00, (ii) no Lender shall have any obligation to increase its Revolving Credit Commitment unless it agrees to do so in its sole discretion and (iii) if the interest rates and fees applicable to any increased Revolving Credit Commitments (including any upfront fees, any interest rate floors, and any original issue discount (“OID”), with upfront fees and OID being equated to interest rates as reasonably determined by the Administrative Agent based on an assumed three-year life to maturity, but excluding any arrangement, underwriting or similar fee paid by the Borrower)(the “Incremental Revolving Margin”) exceed the interest rate margin applicable to the existing Revolving Credit Commitments (including any upfront fees, any interest rate floors, and any OID, with upfront fees and OID being equated to interest rates as reasonably determined by the Administrative Agent based on an assumed three-year life to maturity, but excluding any arrangement, underwriting or similar fee paid by the Borrower) then such interest rate margin applicable to the existing Revolving Credit Commitments shall be increased to equal the Incremental Revolving Margin.

2.20.Incremental Term Loans

(a)In the event that the Borrower wishes to add one or more tranches of term loans (the “Incremental Term Loans”), it shall notify the Administrative Agent in writing of the amount of such proposed Incremental Term Loans (such notice, an “Incremental Term Loan Notice”), and the Administrative Agent shall notify each Lender of such proposed Incremental Term Loans and provide such additional information regarding such Incremental Term Loans as any Lender may reasonably request.  The Borrower may, at its election, (i) offer one or more of the Lenders or (ii) offer one or more additional banks, financial institutions or other entities (a “New Term Lender”) the opportunity to participate in all or a portion of the Incremental Term Loans; provided that an Affiliate of the Borrower may not be a New Term Lender.  Each Incremental Term Loan Notice shall specify which Lenders and/or New Term Lenders the Borrower desires to participate in such Incremental Term Loans.  The Borrower or, if requested by the Borrower, the Administrative Agent, will notify such Lenders and/or New Term Lenders of such offer.

(b)Notwithstanding anything to the contrary in this Section 2.20, (i) in no event shall any transaction effected pursuant to this Section 2.20 cause the ratio of Consolidated Total Debt to Annualized Borrower EBITDA, calculated on a pro forma basis after giving effect to the borrowing of the proposed Incremental Term Loans and the use of proceeds thereof and of any concurrent incurrence of Revolving Credit Loans, to exceed 6.50 to 1.00, (ii) the Incremental Term Loans (other than the Incremental Tranche A Term Loans, in the case of sub-clause (B) of this clause (ii)) shall (A) rank pari passu in right of payment and of security with the Revolving Credit Loans and any then outstanding Term Loans and (B) not mature earlier than six months after the Revolving Credit Termination Date, (iii) (A) the weighted average life to maturity of any Incremental Term Loan made on or prior to the Third Amendment Effective Date shall be greater than or equal to the then remaining weighted average life to maturity of the Initial Term Loans made on the Initial Amendment Date; provided that up to $200,000,000 in the aggregate of such Incremental Term Loans may be made without regard to this clause (iii)(A), (B) the weighted average life to maturity of any Incremental Term Loan made after the Third Amendment Effective Date shall be greater than or equal to the then remaining weighted average life to maturity of the Incremental Tranche B Term Loans to be made on the Third Amendment Effective Date; provided that up to $200,000,000 in the aggregate of such Incremental Term Loans may be made without regard to this clause (iii)(B) so long as the weighted average life to maturity of any such Incremental Term Loan shall be greater than or equal to the then remaining weighted average life to maturity of the Incremental Tranche A Term Loans and (C) the weighted average life to maturity of any Incremental Term Loan made after the Second Amendment and Restatement Effective Date shall be greater than or equal to the then remaining weighted average life to maturity of the Incremental Tranche B-1 Term Loans to be made on the Second Amendment and Restatement Effective Date; provided that up to $200,000,000 in the aggregate of such Incremental Term Loans may be made without regard to this clause (iii)(C) so long as the weighted average life to maturity of any such Incremental Term Loan shall be greater than or equal to the then remaining weighted average life to maturity of the Incremental Tranche A Term Loans, (iv) no Lender shall have any obligation to participate in any Incremental Term Loans unless it agrees to do so in its sole discretion and (v) with respect to any Incremental Term Loans made after the Initial Amendment Date, (A) if the total yield in respect of any Incremental Term Loan (including any upfront fees, any interest rate floors, and any OID, with upfront fees and OID being equated to interest rates as reasonably determined by the Administrative Agent based on an assumed three-year life to maturity, but excluding any arrangement, underwriting or similar fee paid by the Borrower) (the “Incremental Term Margin”) exceeds the total yield for the Initial Term Loans made on the Initial Amendment Date (including any upfront fees, any interest rate floors, and any OID, with upfront fees and OID being equated to interest rates as reasonably determined by the Administrative Agent based on an assumed three-year life to maturity, but excluding any arrangement, underwriting or similar fee paid by the Borrower) by more than 50 basis points, then the Applicable Margin for the Initial Term Loans shall be increased to equal the Incremental Term Margin minus 50 basis points, (B) if the Incremental Term Margin exceeds the total yield for the Incremental Tranche B Term Loans (including any upfront fees, any interest rate floors, and any OID, with upfront fees and OID being equated to interest rates as reasonably determined by the Administrative Agent based on an assumed three-year life to maturity, but excluding any arrangement, underwriting or similar fee paid by the Borrower) by more than 50 basis points, then the Applicable Margin for the Incremental Tranche B Term Loans shall be increased to equal the Incremental Term Margin minus 50 basis points and (C) if the Incremental Term Margin exceeds the total yield for the Incremental Tranche B-1 Term Loans (including any upfront fees, any interest rate floors, and any OID, with upfront fees and OID being equated to interest rates as reasonably determined by the Administrative Agent based on an assumed four-year life to maturity, but excluding any arrangement, underwriting or similar fee paid by the Borrower) by more than 50 basis points, then the Applicable Margin for the Incremental Tranche B-1 Term Loans shall be increased to equal the Incremental Term Margin minus 50 basis points.

(c)Commitments in respect of Incremental Term Loans shall become effective under this Agreement pursuant to an amendment (an “Incremental Term Loan Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Incremental Term Loan, if any, each New Term Lender, if any, and the Administrative Agent.  The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent to effect the provisions of this Section 2.20.  The effectiveness of any Incremental Term Loan Amendment shall be subject to the satisfaction on the date thereof (the “Incremental Term Loan Closing Date”) of the following conditions precedent: (A) the delivery by the Borrower to the Administrative Agent of a certificate signed by an authorized officer of each Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Incremental Term Loan Amendment; (B) pro forma compliance after giving effect to any Incremental Term Loan Amendment (and the making of any Incremental Term Loans) with Section 7.1 together with updated Projections of the type referred to in Section 6.2(c) giving effect to such Incremental Term Loan Amendment and the making of any Incremental Term Loans; (C) payment of fees and expenses in connection with such Incremental Term Loan Amendment prior to or simultaneously with the effectiveness of such Incremental Term Loan Amendment; and (D) if reasonably requested by the Administrative Agent, delivery of customary legal opinions from counsel substantially consistent, to the extent applicable, with those delivered on the Initial Amendment Date and reasonably satisfactory in form and substance to the Administrative Agent. Such additional term loans shall be subject to the terms of this Agreement and each of the other Loan Documents and, to the extent not specified or inconsistent with the terms and conditions set forth herein or therein, the terms and conditions applicable to each Incremental Term Loan as set forth in the Incremental Term Loan Amendment.  From and after the Incremental Term Loan Closing Date for any Incremental Term Loans, such Incremental Term Loans shall be “Term Loans” for all purposes of the Loan Documents.

(d)This Section 2.20 shall supersede any provisions in Section 10.1 which would otherwise subject the Incremental Term Loan Amendment to the consent of Required Lenders.

2.21.Defaulting Lenders

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)fees shall cease to accrue on the unfunded portion of the Revolving Credit Commitment of such Defaulting Lender pursuant to Section 2.4;

(b)the Revolving Credit Commitment and Aggregate Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or the Majority Revolving Facility Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.1);  provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of each Lender or each Lender affected thereby (and such Defaulting Lender is affected);

(c)if any L/C Obligations exist at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such L/C Obligations shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Credit Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Aggregate Exposures plus such Defaulting Lender’s L/C Obligations does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments and (y) the conditions set forth in Section 5.3 are satisfied at such time; and

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 8 for so long as such L/C Obligations are outstanding;

(iii)if the Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Obligations pursuant to Section 2.21(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3(a) with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are cash collateralized;

(iv)if the L/C Obligations of the non-Defaulting Lenders are reallocated pursuant to Section 2.21(c), then the fees payable to the Lenders pursuant to Section 2.4 and Section 3.3(a) shall be adjusted in accordance with the non-Defaulting Lenders’ Revolving Credit Percentages; or

(v)if any Defaulting Lender’s L/C Obligations are neither cash collateralized nor reallocated pursuant to Section 2.21(c), then, without prejudice to any rights or remedies of the Issuing Lender or any Lender hereunder, all fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Credit Commitment that was utilized by such L/C Obligations) and letter of credit fees payable under Section 3.3(a) with respect to such Defaulting Lender’s L/C Obligations shall be payable to the Issuing Lender until such L/C Obligations are cash collateralized and/or reallocated; and

(d)so long as any Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless it is reasonably satisfied that the related exposure will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(c)(i) (and Defaulting Lenders shall not participate therein).

In the event that the Administrative Agent, the Borrower and the Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the L/C Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Revolving Credit Percentage.

2.22.Extension Offers.

(a)Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of the applicable tranche, on a pro rata basis (based on the aggregate outstanding principal amount of the applicable tranche of Term Loans or the Revolving Credit Commitments, as applicable) and on the same terms to each such Lender, the Borrower may from time to time extend (i) the maturity date of any tranche of Term Loans or (ii) the maturity date and availability period of the Revolving Credit Commitments, and otherwise modify the terms of any tranche of Term Loans or the Revolving Credit Commitments, as applicable, pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of the Term Loans or the Revolving Credit Commitments, as applicable (and related outstandings)) (each, an “Extension”, and each group of Loans as so extended, as well as the original Loans (in each case not so extended), being a “tranche”; any Extension Loans shall constitute a separate tranche of  Term Loans or Revolving Credit Commitments from the tranche of Term Loans or Revolving Credit Commitments, as applicable, from which such Loans were converted), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the applicable Lenders and as of the date of such Extension, (ii) except as to interest rates, fees, final maturity date and premium (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and set forth in the relevant Extension Offer), the Loans or the Revolving Credit Commitments of any Lender extended pursuant to any Extension (“Extension Loans”) shall have the same terms (save for any terms that apply solely after the latest maturity date of the Loans or the Commitments hereunder prior to giving effect to such Extension) as the tranche of the applicable Term Loans or Revolving Credit Commitments subject to such Extension Offer, (iii) the final maturity date of any Extension Loans in respect of any tranche of Term Loans shall be no earlier than the then latest maturity date of the Term Loans or Revolving Credit Commitments hereunder, (iv) any Extension Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective

Extension Offer, (v) if the aggregate principal amount of Term Loans or Revolving Credit Commitments (calculated on the face amount thereof), in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of the Term Loans or Revolving Credit Commitments offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Credit Commitments, as applicable, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (vi) all documentation in respect of such Extension shall be consistent with the foregoing, and (vii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.  For the avoidance of doubt, no Lender shall be required to participate in any Extension.

(b)With respect to all Extensions consummated by the Borrower pursuant to this Section 2.22, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Credit Commitments be tendered.  The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.22 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extension Loans on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.22.

(c)The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Loan Parties as may be necessary in order to establish new tranches or sub-tranches in respect of Term Loans or Revolving Credit Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.22.

(d)In connection with any Extension, the Borrower shall provide the Administrative Agent at least five ~~(5)~~ Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice of the applicable Extension Offer, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.22.

(e)The conversion of any Term Loans or Revolving Credit Commitments hereunder into Extension Loans in accordance with this Section 2.22 shall not constitute an optional or mandatory payment or prepayment, an increase in the Revolving Credit Commitments or an issuance of Incremental Term Loans for purposes of this Agreement.

(f)This Section 2.22 shall supersede any provisions in Section 10.1 which would otherwise subject an Extension to the consent of Required Lenders.

2.23.Refinancing Facilities.

(a)The Borrower may, on one or more occasions, by written notice to the Administrative Agent, request the establishment hereunder of (i) a new Class of revolving commitments (the “Refinancing Revolving Commitments”) pursuant to which each Person providing such a commitment (a “ Refinancing Revolving Lender”) will make revolving loans to the Borrower (“ Refinancing Revolving Loans”) and acquire participations in the Letters of Credit and (ii) one or more additional Classes of term loan commitments (the “Refinancing Term Loan Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Term Lender”) will make term loans to the Borrower (the “Refinancing Term Loans”);  provided  that (A) each Refinancing Revolving Lender and each Refinancing Term Lender shall be reasonably acceptable to the Administrative Agent, (B) each Refinancing Revolving Lender shall be approved by the Issuing Lender (such approval not to be unreasonably withheld) and (C) no Lender shall have any obligation to agree to become a Refinancing Revolving Lender or a Refinancing Term Lender.

(b)The Refinancing Commitments shall be effected pursuant to one or more Refinancing Facility Agreements executed and delivered by the Borrower, each Refinancing Lender providing such Refinancing Commitment, the Administrative Agent and, in the case of Refinancing Revolving Commitments, the Issuing Lender;  provided  that no Refinancing Commitments shall become effective unless (i) no Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, (iii) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction, (iv) in the case of any Refinancing Revolving Commitments, substantially concurrently with the effectiveness thereof, all the Revolving Credit Commitments then in effect shall be terminated, and all the Revolving Credit Loans then outstanding, together with all interest thereon, and all other amounts accrued for the benefit of the Revolving Credit Lenders, shall be repaid or paid (it being understood, however, that any Letters of Credit may continue to be outstanding hereunder), and the aggregate amount of such Refinancing Revolving Commitments does not exceeded the aggregate amount of the Revolving Commitments so terminated and (v) in the case of any Refinancing Term Loan Commitments, substantially concurrently with the effectiveness thereof, the Borrower shall obtain Refinancing Term Loans thereunder and shall repay or prepay then outstanding borrowings of Term Loans of any Class in an aggregate principal amount equal to the aggregate amount of such Refinancing Term Loan Commitments (less the aggregate amount of accrued and unpaid interest with respect to such outstanding borrowings and any reasonable fees, premium and expenses relating to such refinancing) (and any such prepayment of such borrowings of any Class shall be applied to reduce the subsequent scheduled repayments of such borrowings of such Class to be made pursuant to Section 2.3 as directed by the Borrower).

(c)The Refinancing Facility Agreement shall set forth, with respect to the Refinancing Commitments established thereby and the Refinancing Loans and other extensions of credit to be made thereunder, to the extent applicable, the following terms thereof: (i) the designation of such Refinancing Commitments and Refinancing Loans as a new “Class” for all purposes hereof, (ii) the stated termination and maturity dates applicable to the Refinancing Commitments or Refinancing Loans of such Class; provided  that such stated termination and maturity dates shall not be earlier than the Revolving Credit Termination Date (in the case of Refinancing Revolving Commitments and Refinancing Revolving Loans) or the applicable Term Loan Maturity Date (in the case of Refinancing Term Loan Commitments and Refinancing Term Loans), (iii) in the case of any Refinancing Term Loans, any amortization applicable thereto and the effect thereon of any prepayment of such Refinancing Term Loans, (iv) the interest rate or rates applicable to the Refinancing Loans of such Class, (v) the fees applicable to the Refinancing Commitment or Refinancing Loans of such Class, (vi) in the case of any Refinancing Term Loans, any original issue discount applicable thereto, (vii) the initial Interest Period or Interest Periods applicable to Refinancing Loans of such Class, (viii) any voluntary or mandatory commitment reduction or prepayment requirements applicable to Refinancing Commitments or Refinancing Loans of such Class (which prepayment requirements, in the case of any Refinancing Term Loans, may provide that such Refinancing Term Loans may participate in any mandatory prepayment on a pro rata basis with other existing Term Loans, but may not provide for prepayment requirements that are more favorable to the Lenders holding such Refinancing Term Loans than to the Lenders holding other existing Term Loans) and any restrictions on the voluntary or mandatory reductions or prepayments of Refinancing Commitments or Refinancing Loans of such Class and (ix) any financial covenant with which the Borrower shall be required to comply (provided  that any such financial covenant for the benefit of any Class of Refinancing Lenders shall also be for the benefit of all other Lenders). Except as contemplated by the preceding sentence, the terms of the Refinancing Revolving Commitments and Refinancing Revolving Loans and other extensions of credit thereunder shall be substantially the same as the Revolving Credit Commitments and Revolving Credit Loans and other extensions of credit thereunder, and the terms of the Refinancing Term Loan Commitments and Refinancing Term Loans shall be substantially the same as the terms of the Term Commitments and the Term Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement. Each Refinancing Facility Agreement may, without the consent of any Lender other than the applicable Refinancing Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.23, including any amendments necessary to treat the applicable Refinancing Commitments and Refinancing Loans as a new “Class” of loans and/or commitments hereunder.

(d)This Section 2.23 shall supersede any provisions in Section 10.1 which would otherwise subject a Refinancing Facility Agreement to the consent of Required Lenders.

2.24.Currency Fluctuations.

(a)No later than 11:00 A.M. (London time) on each Calculation Date, the Administrative Agent shall determine the Spot Rate as of such Calculation Date with respect to Revolving Extensions of Credit in each applicable Alternative Currency, provided that, upon receipt of a Borrowing Notice pursuant to Section 2.2(b) requesting a Revolving Credit Loan in an Alternative Currency, the Administrative Agent shall determine the Spot Rate with respect to the relevant Alternative Currency on the related Calculation Date (it being acknowledged and agreed that the Administrative Agent shall use such Spot Rate for the purposes of determining compliance with Section 2.2(b) with respect to such Borrowing Notice).  The Spot Rates so determined shall become effective on the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than Section 10.20 and any other provision expressly requiring the use of a current Spot Rate) be the Spot Rates employed in converting any amounts relating to Revolving Extensions of Credit between Dollars and any Alternative Currency.

(b)No later than 11:00 A.M. (London time) on each Reset Date, the Administrative Agent shall determine the Dollar Equivalent of the principal amounts of the Revolving Credit Loans then outstanding (after giving effect to any such Loans to be made or repaid on such date).

(c)The Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of each determination of a Spot Rate hereunder.

2.25.Additional Alternative Currencies.  (a)  The Borrower may from time to time request that Eurodollar Revolving Credit Loans be made in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurodollar Revolving Credit Loans, such request shall be subject to the approval of the Administrative Agent and each Revolving Credit Lender.

(b)Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (New York time), ten Business Days prior to the date of the desired borrowing (or such other time or date as may be agreed by the Administrative Agent).  The Administrative Agent shall promptly notify each Revolving Credit Lender thereof.  Each Revolving Credit Lender shall notify the Administrative Agent, not later than 11:00 a.m. (New York time), five Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurodollar Revolving Credit Loans in such requested currency.

(c)Any failure by a Revolving Credit Lender to respond to such request within the time period specified in the preceding paragraph shall be deemed to be a refusal by such Revolving Credit Lender to permit Eurodollar Revolving Credit Loans to be made in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders consent to making Eurodollar Revolving Credit Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Eurodollar Revolving Credit Loans.  If the Administrative Agent shall fail to obtain any consent to any request for an additional currency under this Section, the Administrative Agent shall promptly so notify the Borrower.

2.26.Borrower Representative; Joint and Several Obligations.  (a)  Each Foreign Subsidiary Borrower hereby designates and appoints the Borrower as its agent, attorney-in-fact and legal representative on its behalf for all purposes hereunder, including delivering Borrowing Notices; giving instructions with respect to the disbursement of the proceeds of Revolving Credit Loans; paying, prepaying and reducing Revolving Credit Loans, Revolving Credit Commitments or any other amounts owing under the Loan Documents; selecting interest rate options; giving, receiving, accepting and rejecting all other notices, consents or other communications hereunder or under any of the other Loan Documents; and taking all other actions (including in respect of compliance with covenants) on behalf of such Foreign Subsidiary Borrower under the Loan Documents.  The Borrower accepts each such appointment.  The Administrative Agent and each Revolving Credit Lender may regard any notice or other communication pursuant to any Loan Document from the Borrower on behalf of a Foreign Subsidiary Borrower as a notice or communication from such Foreign Subsidiary Borrower.  Each warranty, covenant, agreement and undertaking made on behalf of a Foreign Subsidiary Borrower by the Borrower shall be deemed for all purposes to have been made by such Foreign Subsidiary Borrower and shall be binding upon and enforceable against such Foreign Subsidiary Borrower to the same extent as if the same had been made directly by such Foreign Subsidiary Borrower.  Any action, notice, delivery, receipt, acceptance, approval, rejection or any other undertaking under any of the Loan Documents to be made by the Borrower in respect of the Obligations of a Foreign Subsidiary Borrower shall be deemed, where applicable, to be made in the Borrower’s capacity as representative and agent on behalf of such Foreign Subsidiary Borrower, and any such action, notice, delivery, receipt, acceptance, approval, rejection or other undertaking shall be deemed for all purposes to have been made by such Foreign Subsidiary Borrower and shall be binding upon and enforceable against such Foreign Subsidiary Borrower to the same extent as if the same had been made directly by such Foreign Subsidiary Borrower.

(b)The Borrower shall have joint and several liability in respect of all Obligations of each Foreign Subsidiary Borrower hereunder and under any other Loan Document to which the Borrower or any such Foreign Subsidiary Borrower is a party, without regard to any defense (other than the defense that payment in full has been made), setoff or counterclaim which may at any time be available to or be asserted by Parent or any of its Subsidiaries against the Lenders, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower’s or such Foreign Subsidiary Borrower’s liability hereunder, in bankruptcy or in any other instance, and the Obligations of the Borrower and the Foreign Subsidiary Borrowers hereunder shall not be conditioned or contingent upon the pursuit by the Lenders or any other Person at any time of any right or remedy against the Borrower or the Foreign Subsidiary Borrowers or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any Collateral or Guarantee Obligation therefor or right of offset with respect thereto.  The Borrower and the Foreign Subsidiary Borrowers hereby acknowledge that this Agreement is the independent and several obligation of the Borrower and the Foreign Subsidiary Borrowers and may be enforced against any such Person separately, whether or not enforcement of any right or remedy hereunder has been sought against the Borrower or any other Foreign Subsidiary Borrower.  Each of the Borrower and the Foreign Subsidiary Borrowers hereby expressly waive, with respect to any of the Loans made to any other Person hereunder and any of the amounts owing hereunder by such other Person in respect of such Loans, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against such other Person under this Agreement or any other agreement or instrument referred to herein or against any other person under any other guarantee of, or security for, any of such amounts owing hereunder.

SECTION 3.LETTERS OF CREDIT

3.1.L/C Commitment.  (a)  Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall not issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) either the aggregate amount of the Available Revolving Credit Commitments or the Total Availability would be less than zero.  Each Letter of Credit shall (i) be denominated in Dollars, (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date and (iii) only be payable on a sight basis with conforming certificates, if applicable.

(b)The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

3.2.Procedure for Issuance of Letter of Credit.  The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender (with a copy to the Administrative Agent) at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request.  Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly (but in no event more than five Business Days following the receipt of such Application) issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto).  Promptly after issuance by the Issuing Lender of a Letter of Credit, the Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower.  The Issuing Lender shall, within three days of such issuance, give to the Administrative Agent notice of the issuance of each Letter of Credit (including the amount thereof).  Upon the written request of any Lender, the Administrative Agent will, within three Business Days of such request, inform such Lender of the aggregate drawable amount of all Letters of Credit outstanding on the date of such request.

3.3.Fees and Other Charges.  (a)  The Borrower will pay to the Administrative Agent, for the account of the Lenders, a fee on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans, to be shared ratably among the Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

(b)In addition to the foregoing fees, the Borrower shall pay to the Issuing Lender for its own account a fronting fee for each outstanding Letter of Credit, equal to the greater of (x) ¼ of 1.00% per annum on the aggregate drawable amount of such Letter of Credit and (y) $500.  Such fronting fees shall be payable quarterly in arrears on each L/C Fee Payment Date and shall be nonrefundable.

(c)In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

3.4.L/C Participations.  (a)  The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Percentage in the Issuing Lender’s obligations and rights under each Letter of Credit issued hereunder (including the Letters of Credit referred to on Schedule 7.2(d) which for all purposes of this Agreement shall be deemed issued hereunder) and the amount of each drawing paid by the Issuing Lender thereunder.  Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a drawing is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Credit Percentage of the amount of such drawing, or any part thereof, that is not so reimbursed.

(b)If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360.  If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate

Loans.  A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c)Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided,  however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

3.5.Reimbursement Obligation of the Borrower.  The Borrower agrees to reimburse the Issuing Lender on the next Business Day after each date on which the Issuing Lender notifies the Borrower of the date and amount of a drawing presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such drawing so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”).  Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.  Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.10(b) and (ii) thereafter, Section 2.10(c).  Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.2 of Base Rate Loans in the amount of such drawing.  The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans could be made pursuant to Section 2.2 if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the Issuing Lender of such drawing under such Letter of Credit.

3.6.Obligations Absolute.  The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person.  The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.  The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender.  The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code in effect in the State of New York or, if applicable to such Letter of Credit, the Uniform Customs and Practice for Documentary Credits or the International Standby Practices as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

3.7.Letter of Credit Payments.  If any drawing shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof.  The responsibility of the Issuing Lender to the Borrower in connection with any drawing presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each drawing) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

3.8.Applications.  To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

SECTION 4.REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

4.1.Financial Condition.  The audited consolidated balance sheets of the Parent and its Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) as of December 31, 2010 and December 31, 2009 and the related statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly in all material respects the consolidated financial condition of the Parent and its Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) as of such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended.  The unaudited consolidated balance sheet of the Parent and its Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) as of March 31, 2011, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date present fairly in all material respects the consolidated financial condition of the Parent and its Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) as of such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year‑end audit adjustments).  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).  The Parent and its Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long‑term leases or unusual forward or long‑term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph.  During the period from December 31, 2010 to and including the date hereof there has been no Disposition by the Parent of any material part of its business or Property.

4.2.No Change.  Since December 31, 2010 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3.Corporate Existence; Compliance with Law.  Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4.Corporate Power; Authorization; Enforceable Obligations.  Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder.  Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except the filings referred to in Section 4.19.  Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto.  This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’

rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5.No Legal Bar.  The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries except (x) as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (y) for such Contractual Obligations pursuant to which the Administrative Agent is required to execute and deliver a non-disturbance agreement and (b) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).  No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

4.6.No Material Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

4.7.No Default.  Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

4.8.Ownership of Property; Liens.  Each of the Borrower and its Subsidiaries has title in fee simple to, a valid leasehold interest in, or an easement, license or permit to occupy, all its real property, and good title to, a valid leasehold interest in, or an easement, license or permit to occupy, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 7.3.

4.9.Intellectual Property.  The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted.  No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim.  The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

4.10.Taxes.  Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority that are due and payable (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be) except with respect to state and local tax returns relating to taxes in an aggregate amount not exceeding $2,000,000 at any one time outstanding (after applying loss probability factors in accordance with GAAP) and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be; no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

4.11.Federal Regulations.  No part of the proceeds of any Loans will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board.  If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U‑1 referred to in Regulation U.

4.12.Labor Matters.  There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.  Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.  All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

4.13.ERISA.  Neither a Reportable Event nor any failure to satisfy the minimum funding standards (within the meaning of Section 412 or 430 of the Code or Section 302 of ERISA), including any “accumulated funding deficiency,” whether or not waived, has occurred during the five‑year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code.  There has been no failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Single Employer Plan nor a failure by any Loan Party or any Commonly Controlled Entity to make any required contribution to a Multiemployer Plan.  There has been no determination that any Single Employer Plan is or is expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA).  No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period.  The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount.  Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made.  No such Multiemployer Plan is in Reorganization or Insolvent or is expected to be in “endangered” or “critical" status (within the meaning of Section 432 of the Code or Section 305 of ERISA).

4.14.Investment Company Act; Other Regulations.  No Loan Party is an “investment company,” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

4.15.Subsidiaries.  (a)  The Subsidiaries listed on Schedule 4.15(a) constitute all the Subsidiaries of the Borrower as of the Second Amendment and Restatement Effective Date.  Schedule 4.15(a) sets forth as of the Second Amendment and Restatement Effective Date the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party.

(b)There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Loan Party (other than the Parent) or any Subsidiary of any Loan Party except as set forth on Schedule 4.15(b).

4.16.Use of Proceeds.  The proceeds of the Loans made on or after the Initial Amendment Date shall be used for general corporate purposes of the Borrower and its Subsidiaries, including distributions to SBA Senior Finance.  The Incremental Tranche B-1 Term Loans shall be used (i) to pay the cash consideration for the Acquisition, (ii) to pay certain fees and expenses incurred in connection with the foregoing and (iii) for general corporate purposes of the Borrower and its Subsidiaries (including repayment of certain outstanding indebtedness hereunder).

4.17.Environmental Matters.  Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in a Material Environmental Loss:

(a)the Borrower and its Subsidiaries:  (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

(b)Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrower or any of its Subsidiaries, or (ii) interfere with the Borrower’s or any of its Subsidiaries’ continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries.

(c)There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened; and to the knowledge of the Borrower or any of its Subsidiaries, there are no judicial, administrative, or arbitral proceedings under or relating to any Environmental Law pending or threatened against any Person, other than the Borrower or any of its Subsidiaries, that could reasonably be expected to affect the Borrower or any of its Subsidiaries.

(d)Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

(e)Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

(f)Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

4.18.Accuracy of Information, etc.  No statement or information contained in this Agreement, any other Loan Document or any other written document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading.  The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.  There is no fact actually known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.19.Security Documents.  The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.  In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, upon stock certificates representing such Pledged Stock having been delivered to the Administrative Agent and in the case of the other Collateral described in the Guarantee and Collateral Agreement, upon financing statements in appropriate form having been filed in the offices specified on Schedule 4.19 and upon such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement having been duly completed, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement) to the extent a Lien on such Collateral can be perfected by the filing of a financing statement, by other filings specified on Schedule 3 to the Guarantee and Collateral Agreement or, in the case of Pledged Stock, control, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).  Notwithstanding the foregoing, it is understood that neither mortgages nor fixture filings shall be made in respect of Tower or office locations.

4.20.Solvency.  Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

4.21.Real Property Leases.  The present and contemplated use of the real property owned or leased by the Borrower or any of its Subsidiaries for the operation of Towers is in compliance in all material respects with all applicable zoning ordinances and regulations and other laws and regulations where failure so to comply would result, or create reasonable risk of resulting, in a Material Adverse Effect.  Each lease pursuant to which the Borrower or any of its Subsidiaries, as lessee, acquired rights in real property upon which any Tower is situated is in full force and effect, the Borrower or such Subsidiary has all rights of the lessee thereunder, there has been no default in the performance of any of its terms or conditions by the Borrower or any such Subsidiary nor (to the best of the Borrower’s knowledge) any other party thereto, and no claims of default have been asserted with respect thereto, in each case except as would not result, or would not create a reasonable risk of resulting, in a Material Adverse Effect.

4.22.FCC and FAA Matters; State Regulatory Compliance.  (a)  The Borrower (i) has duly and timely filed all material reports, registrations and other material filings, if any, which are required to be filed by it or any of its Subsidiaries under the Communications Act or any other applicable law, rule or regulation of any Governmental Authority, including the FCC and the FAA, the non-filing of which would not result, or be reasonably likely to result, in a Material Adverse Effect and (ii) is in compliance with all such laws, rules, regulations and ordinances, including those promulgated by the FCC and the FAA, to the extent the non-compliance with which would result, or be reasonably likely to result, in a Material Adverse Effect.  All information provided by or on behalf of the Borrower or any Affiliate in any material filing, if any, with the FCC and the FAA relating to the business of the Borrower and its Subsidiaries was, to the knowledge of such Person at the time of filing, complete and correct in all material respects when made, and the FCC and the FAA have been notified of any substantial or significant changes in such information as may be required in accordance with applicable Requirements of Law.

(b)The Borrower and its Subsidiaries have all permits, certificates, licenses, tariff approvals and other authorizations from all state and federal Governmental Authorities required to conduct their current business except for such permits, certificates, licenses, tariff approvals and other authorizations as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)The Borrower has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any state or federal Governmental Authority, or of any other proceedings of or before any state or federal Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.

4.23.Anti-Corruption Laws and Sanctions.  As of the Second Amendment and Restatement Effective Date, the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, and the Borrower, and its Subsidiaries are in compliance with Anti-Corruption Laws and Sanctions in all material respects, and to the knowledge of the Borrower and its Subsidiaries their respective directors, officers, employees and agents are also in compliance with Anti-Corruption Laws and Sanctions in all material respects as pertains to their conduct for or on behalf of the Borrower or its Subsidiaries.  As of the Second Amendment and Restatement Effective Date, none of the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers, or employees is a Sanctioned Person.  The Borrower will not, directly or, to its knowledge, indirectly, use the proceeds of the Loans or any Letter of Credit, or lend, contribute, or otherwise make available such proceeds or Letter of Credit to any subsidiary or joint venture partner, or other Person in violation of Anti-Corruption Laws.   The Borrower will not directly or, to its knowledge, indirectly, use the proceeds of the Loans or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any other Person to fund activities or business of or with any Sanctioned Person or in or with any Sanctioned Country.

SECTION 5.CONDITIONS PRECEDENT

5.1.Conditions to Effectiveness.  The occurrence of the Second Amendment and Restatement Effective Date, and the agreement of each Lender to extensions of credit requested to be made by it hereunder, are subject to the satisfaction of the following conditions precedent:

(a)Loan Documents.  The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower and (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Parent, Holdings, SBA Senior Finance, the Borrower and each Subsidiary Guarantor.

(b)Financial Statements.  The Lenders shall have received the latest consolidated financial statements required by Section 6.1, and there shall not have been in the reasonable judgment of the Lenders any material adverse change in the consolidated financial condition of the Parent, the Borrower, the Subsidiaries and the Securitization Subsidiaries from that reflected in such consolidated financial statements described in Section 4.1.

(c)Approvals.  All governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, except for such approvals as could not reasonably be expected to have a Material Adverse Effect.

(d)Fees.  The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Second Amendment and Restatement Effective Date.

(e)Lien Searches.  The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by Section 7.3.

(f)Closing Certificate; Certified Certificate of Incorporation; Good Standing.  The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Second Amendment and Restatement Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party and the certificate of formation and limited liability company agreement of each Loan Party that is a limited liability company, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization.

(g)Legal Opinions.  The Administrative Agent shall have received the following executed legal opinions:

(i)the legal opinion of Greenberg Traurig, P.A., counsel to the Loan Parties and their Subsidiaries, substantially in the form of Exhibit E–1; and

(ii)the legal opinion of Thomas P. Hunt, Esq., general counsel of the Loan Parties, substantially in the form of Exhibit E–2.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(h)Pledged Stock; Stock Power; Pledged Notes.  The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

(i)Filings, Registrations and Recordings.  Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

(j)Insurance.  The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 6.5 below and Section 5.3 of the Guarantee and Collateral Agreement with respect to the Borrower and its Subsidiaries.

(k)PATRIOT Act.  To the extent requested at least 5 days prior to closing, the Lenders shall have received, sufficiently in advance of closing, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(l)Pro Forma Compliance Certificate.  The Administrative Agent shall have received a certificate of a Responsible Officer in form reasonably satisfactory to the Administrative Agent certifying that the Borrower shall be in compliance with the covenants set forth in Sections 7.1(a) and (b), in each case, on a pro forma basis after giving effect to the extensions of credit requested to be made on the Second Amendment and Restatement Effective Date, if any, and the use of proceeds thereof as if the requested borrowing had occurred on the last day of the most recently completed fiscal quarter and (i) removing the financial results that would otherwise be included in such calculations in respect of any Property Disposed of after such last day and on or prior to the Second Amendment and Restatement Effective Date and (ii) including the financial results that would otherwise be excluded in such calculations in respect of any Property acquired after such last day and on or prior to the Second Amendment and Restatement Effective Date.

(m) Solvency Certificate.  The Administrative Agent shall have received a solvency certificate of the chief financial officer of the Borrower (or other senior executive officer of the Borrower satisfactory to the Administrative Agent) in form reasonably satisfactory to the Administrative Agent certifying as to the solvency of the Borrower and its Subsidiaries considered as a whole after giving effect to the transactions contemplated hereby.

5.2.Conditions to Acquisition Incremental Tranche B-1 Funding Date.  The agreement of each Incremental Tranche B-1 Lender to make any extension of credit requested to be made by it on the Acquisition Incremental Tranche B-1 Funding Date (including, without limitation, its initial extension of credit) is subject only to the satisfaction of the following conditions precedent:

(a)Borrowing Notice.  The Administrative Agent shall have received a Borrowing Notice in respect of the Incremental Tranche B-1 Term Loans, executed and delivered by a duly authorized officer of the Borrower.

(b)Representations and Warranties.  Each of the Specified Representations shall be true and correct in all material respects on and as of such date as if made on and as of such date except for such representations and warranties expressly stated to be made as of a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

(c)Solvency Certificate.  The Administrative Agent shall have received a solvency certificate of the chief financial officer of the Borrower (or other senior executive officer of the Borrower satisfactory to the Administrative Agent) in form reasonably satisfactory to the Administrative Agent certifying as to the solvency of the Borrower and its Subsidiaries considered as a whole after giving effect to the transactions contemplated hereby.

(d)Fees.  The Lenders, the Incremental Tranche B-1 Term Loan Joint Lead Arrangers and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Acquisition Incremental Tranche B-1 Funding Date.

(e)Pro Forma Compliance Certificate.  The Administrative Agent shall have received a certificate of a Responsible Officer in form reasonably satisfactory to the Administrative Agent certifying that the Borrower shall be in compliance with the covenants set forth in Sections 7.1(a) and (b), in each case, on a pro forma basis after giving effect to the extensions of credit requested to be made on the Acquisition Incremental Tranche B-1 Funding Date, if any, and the use of proceeds thereof as if the requested borrowing had occurred on the last day of the most recently completed fiscal quarter and (i) removing the financial results that would otherwise be included in such calculations in respect of any Property Disposed of after such last day and on or prior to the Acquisition Incremental Tranche B-1 Funding Date and (ii) including the financial results that would otherwise be excluded in such calculations in respect of any Property acquired after such last day and on or prior to the Acquisition Incremental Tranche B-1 Funding Date.

(f)Acquisition Date.  The Acquisition Incremental Tranche B-1 Funding Date shall occur on or prior to the Outside Date.

5.3.Conditions to Each Extension of Credit.  The agreement of each Lender to make any extension of credit requested to be made by it on any date other than any Acquisition Incremental Tranche B-1 Funding Date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a)Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date except for such representations and warranties expressly stated to be made as of a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

(b)No Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(c)Pro Forma Compliance.  The Borrower shall be in compliance with each of the covenants set forth in Section 7.1 on a pro forma basis after giving effect to the extensions of credit requested to be made on such date and the use of proceeds thereof as if the requested borrowing had occurred on the last day of the most recently completed fiscal quarter and (i) removing the financial results that would otherwise be included in such calculations in respect of any Property Disposed of after such last day and on or prior to the date of such borrowing and (ii) including the financial results that would otherwise be excluded in such calculations in respect of any Property acquired after such last day and on or prior to the date of such borrowing.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.3 have been satisfied.

5.4.Foreign Subsidiary Borrowers.  (a)  In the case of the first requested borrowing by each Foreign Subsidiary Borrower, such Borrower shall deliver to the Administrative Agent (i)(A) on or prior to such date a certificate of such Borrower substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation, formation or other applicable form of organizational document (or other comparable document under applicable law) of such Borrower, and (B) a good standing certificate (or other comparable document under applicable law) for such Borrower from its jurisdiction of organization, in form and substance satisfactory to the Administrative Agent, (ii) five (5) Business Days prior to such date any additional information requested in connection with subsection 5.1(k) and (iii) an executed legal opinion from counsel to such Borrower in its jurisdiction of organization and their Subsidiaries, in form and substance satisfactory to the Administrative Agent and such other executed legal opinions as the Administrative Agent may reasonably request, in each case covering such matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(b)In addition to the other conditions set forth in this Section 5, each extension of credit to a Foreign Subsidiary Borrower shall be deemed to be an Investment by the Borrower in such Foreign Subsidiary Borrower on the date of such extension of credit and shall be subject to the further condition that the Borrower shall be in compliance with the covenants set forth in Section 7.7(f), on a pro forma basis after giving effect to such extension of credit and the use of proceeds thereof.

SECTION 6.AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

6.1.Financial Statements.  Furnish to the Administrative Agent (and the Administrative Agent shall furnish to each Lender):

(a)as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent and the Borrower (commencing with the fiscal year ending December 31, 2011), a copy of the audited consolidated balance sheets of the Parent and its consolidated Subsidiaries and the Borrower and its consolidated Subsidiaries and the unaudited consolidating balance sheets of the Parent and its consolidated Subsidiaries and the Borrower and its consolidated Subsidiaries, in each case as of the end of such year and the related audited consolidated and unaudited consolidating statements of income and related audited consolidated statements of cash flows for such year, setting forth in the case of the Parent in comparative form the figures for the previous year, reported on, in the case of such audited financial statements, without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and

(b)as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Parent and the Borrower, (i) the unaudited consolidated and consolidating balance sheets of the Parent and its consolidated Subsidiaries and the Borrower and its consolidated Subsidiaries, in each case as of the end of such quarter, (ii) the related unaudited consolidated statements of income for such quarter and the portion of the fiscal year through the end of such quarter, (iii) the related unaudited consolidating statements of income for the portion of the fiscal year through the end of such quarter and (iv) related unaudited consolidated statements of cash flows for the portion of the fiscal year through the end of such quarter, setting forth in each case, in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year‑end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

6.2.Certificates; Other Information.  Furnish to the Administrative Agent (and the Administrative Agent shall furnish to each Lender) or, in the case of clause (f), to the relevant Lender:

(a)concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default in respect of the financial covenants contained in Section 7.1, except as specified in such certificate;

(b)concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, including a detailed report of Restricted Payments made by the Borrower to SBA Senior Finance and a description of SBA Senior Finance’s, Holdings’ or the Parent’s use thereof, as applicable;

(c)as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated financial model for the period beginning with such fiscal year through and including 2016 in form and substance reasonably satisfactory to the Administrative Agent (and in any event containing at least the level of detail contained in the financial model delivered in connection herewith) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(d)within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower, Holdings and the Parent may make to, or file with, the SEC or notice of such filing; provided, that in the case of Holdings and the Parent, any of the items described in Section 6.1 or this Section 6.2(d) may be delivered electronically and shall be deemed delivered on the earlier of (i) the date the documents are made available on the Parent’s public website or (ii) the date on which such documents are publically available on EDGAR;

(e)promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Loan Party or any Commonly Controlled Entity may request with respect to any Multiemployer Plan; provided, that if the Loan Parties or any Commonly Controlled Entity have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Loan Parties and/or the Commonly Controlled Entities shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices promptly after receipt thereof; and

(f)promptly, such additional financial and other information as the Administrative Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.

The Borrowers hereby acknowledge that (a) the Agents will make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or their securities) (each, a “Public Lender”).  If any Borrower Materials are designated by the Loan Parties as “PRIVATE”, such Borrower Materials will not be made available to that portion of the Platform designated “Public Investor,” which is intended to contain only information that is either publicly available or not material information (though it may be sensitive and proprietary) with respect to Borrower, its Subsidiaries or their securities for purposes of United States Federal and State securities laws.  The Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PRIVATE” or “CONFIDENTIAL” as not containing any material non-public information with respect to the Borrower, its Subsidiaries or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute confidential information, they shall be treated as set forth in Section 10.14) other than projections, which shall be deemed “PRIVATE” and “CONFIDENTIAL” unless otherwise designated by the Borrower.

6.3.Payment of Obligations.  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

6.4.Conduct of Business and Maintenance of Existence, etc.  (a) (i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with  Anti-Corruption Laws.

6.5.Maintenance of Property; Insurance.  (a)  Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b)Maintain with financially sound and reputable insurance companies insurance with respect to its Property and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar business) and with deductible levels as are customarily carried under similar circumstances by such other Persons and ensure that the Administrative Agent is named as an additional insured and/or loss payee under such liability and property insurance as reasonably requested by the Administrative Agent.

6.6.Inspection of Property; Books and Records; Discussions.  (a)  Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired (such visits and inspections to be coordinated by the Lenders to the extent reasonably practicable) and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers of the Borrower and its Subsidiaries and with its independent certified public accountants; provided that if no Default or Event of Default has occurred, only (x) the Administrative Agent on behalf of the Lenders or (y) representatives of any Agent may exercise the rights of the Administrative Agent and the Lenders under this Section 6.6(b), such visits shall be limited to once per fiscal quarter and such discussions shall be limited to once per week.

6.7.Notices.  Promptly give notice to the Administrative Agent and each Lender of:

(a)the occurrence of any Default or Event of Default;

(b)any (i) default or event of default (A) under any Contractual Obligation of the Parent or any of its Subsidiaries beyond any period of grace provided in such Contractual Obligation or (B) with respect to the 2010 Securitization Arrangements or the Additional Securitization Arrangements, if any, whether or not any period of grace provided with respect to the 2010 Securitization Arrangements or the Additional Securitization Arrangements, if any has expired or (ii) litigation, investigation or proceeding which may exist at any time between the Parent or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c)any litigation or proceeding affecting the Parent or any of its Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) in which the amount involved is $15,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought (other than injunctive relief related to a land development approval for a Tower);

(d)the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:  (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, a failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 or 430 of the

Code or Section 302 of ERISA), including any “accumulated funding deficiency,” whether or not waived, any determination that a Single Employer Plan is or is expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, or determination that any Multiemployer Plan is or is expected to be in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization, Insolvency, or “endangered” or “critical” status, of, any Plan;

(e)the following events, as soon as possible and in any event within ten days after the Borrower knows or has reason to know thereof:  (i) any development, event, or condition that, individually or in the aggregate with other related developments, events or conditions, could reasonably be expected to result in the Borrower and its Subsidiaries sustaining a Material Environmental Loss; (ii) any notice that any governmental authority may deny any application for a material Environmental Permit sought by, or revoke or refuse to renew any material Environmental Permit held by, the Borrower or any of its Subsidiaries; and (iii) any Governmental Authority has identified the Borrower or any of its Subsidiaries as a potentially responsible party under any Environmental Law for the cleanup of Materials of Environmental Concern at any location, whether or not owned, leased or operated by the Borrower or its Subsidiaries; and

(f)any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Parent, Holdings, SBA Senior Finance, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

6.8.Environmental Laws.  (a)  Comply in all material respects with, and use commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain any and all Environmental Permits required for any of their current or intended operations or for any property owned, leased or otherwise operated by any of them, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all Environmental Permits required of them by any applicable Environmental Laws.

(b)Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and the SBA Environmental Analysis Policy and promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws.

(c)Generate, use, treat, store, release, dispose of, and otherwise manage Materials of Environmental Concern in a manner that would not reasonably be expected to result in a material liability to the Borrower or any of its Subsidiaries or to materially affect any real property owned or leased by any of them; and take reasonable efforts to prevent any other Person from generating, using, treating, storing, releasing, disposing of, or otherwise managing Materials of Environmental Concern in a manner that could reasonably be expected to result in a material liability to, or materially affect any real property owned or operated by, the Borrower or any of its Subsidiaries.

6.9.Additional Collateral, etc.  (a)  With respect to any personal Property acquired after the Initial Amendment Date by the Parent or any of its Subsidiaries (other than (w) any leasehold, easement or fee interest in real property, (x) any Property subject to a Lien expressly permitted by Section 7.3(g), (y) Property acquired by an Excluded Subsidiary and (z) Property acquired directly by the Parent, Holdings or SBA Senior Finance other than the Capital Stock of a Person of which any of Holdings, SBA Senior Finance or the Borrower is a Subsidiary) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

(b)With respect to any new Subsidiary (other than an Excluded Subsidiary) created or acquired after the Initial Amendment Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Subsidiary or Securitization Subsidiary) by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(c)With respect to any new Excluded Subsidiary created or acquired after the Initial Amendment Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Excluded Subsidiary that is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Excluded Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.  For the avoidance of doubt, no local perfection measures shall be taken in any foreign jurisdiction.

6.10.Further Assurances.  From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Parent or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto.  Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Parent or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

6.11.Cash Management.  Maintain in effect at all times the cash management systems described in place on the Second Amendment and Restatement Effective Date or alternative cash management systems reasonably acceptable to the Administrative Agent.

SECTION 7.NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

7.1.Financial Condition Covenants.

(a)Consolidated Total Debt to Annualized Borrower EBITDA Ratio.  Permit (x) on any date during the term of this Agreement, the ratio of (i) Consolidated Total Debt on such date to (ii) Annualized Borrower EBITDA for the fiscal quarter of the Borrower most recently ended on or prior to such date to exceed 6.50 to 1.00 or (y) for a period of 30 consecutive days during the term of this Agreement, the ratio of (i) the sum of (A) Consolidated Total Debt and (B) Net Hedge Exposure to (ii) Annualized Borrower EBITDA for the fiscal quarter of the Borrower most recently ended on or prior to the last day of such 30 day period to exceed 6.50 to 1.00.

(b)Annualized Borrower EBITDA to Annualized Cash Interest Expense Ratio.  Permit the ratio of (i) Annualized Borrower EBITDA for any fiscal quarter of the Borrower to (ii) Annualized Cash Interest Expense for such fiscal quarter to be less than 2.00 to 1.00.

7.2.Limitation on Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)Indebtedness of any Loan Party pursuant to any Loan Document;

(b)(i) Indebtedness of the Borrower or a Wholly Owned Subsidiary Guarantor to any other Loan Party and (ii) Indebtedness of any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party;

(c)Indebtedness of the Borrower or any Subsidiary (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding;

(d)Indebtedness outstanding on the Initial Amendment Date and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

(e)Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Subsidiary;  provided, that a Loan Party may not guaranty Indebtedness of a Subsidiary that is not a Loan Party unless such Loan Party could have incurred such Indebtedness or such Guarantee Obligation is subordinated to the Obligations on substantially the terms of Schedule 7.2(f);

(f)unsecured Indebtedness owing to sellers of Towers and constituting a portion of the consideration for the acquisition of such Towers by the Borrower or a Subsidiary, so long as (x) such Indebtedness (excluding any deferred purchase consideration which is contingent) is subordinated to the Obligations on substantially the terms of Schedule 7.2(f) and (y) the aggregate principal amount of all Indebtedness under this Section 7.2(f) at any one time outstanding shall not exceed $25,000,000 (including any deferred purchase consideration which is contingent);

(g)Indebtedness owed to credit card companies which are used to pay operating expenses associated with Towers and the Services Business and letters of credit to secure such Indebtedness in an aggregate amount not exceeding $1,000,000 at any one time outstanding;

(h)Indebtedness of any Subsidiary assumed in connection with any acquisition; provided, that such Indebtedness is not incurred and the terms thereof not amended, modified or supplemented (other than to permit such acquisition and except for such amendments, modifications or supplements that are not, when taken as a whole, adverse to the Lenders) in contemplation of such acquisition; provided,  further, that both immediately prior and after giving effect to such acquisition, (i) no Event of Default shall have occurred and be continuing and (ii) the ratio of Consolidated Total Debt to Annualized Borrower EBITDA, calculated on a pro forma basis through the Revolving Credit Termination Date giving effect to such acquisition and (x) removing the financial results that would otherwise be included in such calculations in respect of any Property Disposed of after such date and on or prior to the date of making such acquisition and (y) including the financial results that would otherwise be excluded in such calculations in respect of any Property acquired after such date and on or prior to the date of making such acquisition, would not exceed 6.50 to 1.00 (both before and after giving effect to such acquisition);

(i)cash management obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case incurred in the ordinary course of business in connection with cash management activities;

(j)Indebtedness of the Borrower or any Subsidiary to the Borrower or any other Subsidiary to the extent constituting an Investment permitted by Section 7.7;

(k)other Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding; and

(l)Indebtedness of any Specified Foreign Subsidiary denominated in Dollars or Permitted Foreign Currencies, in an aggregate amount not to exceed, at the time of the incurrence thereof, an amount equal to the dollar equivalent of $20,000,000 (i) for the period commencing on the Second Amendment and Restatement Effective Date and ending on December 31, 2014 and (ii) in any fiscal year of the Borrower thereafter;

provided,  however, that none of the Subsidiaries owning, leasing, operating or managing Towers may incur any of the Indebtedness permitted under clause (e) above (other than pursuant to reimbursement obligations in respect of payment or performance or removal bond surety arrangements in the ordinary course of business) or clause (f) above (other than pursuant to any deferred purchase consideration in the form of earn-outs which is contingent).

7.3.Limitation on Liens.  Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a)Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(c)pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d)deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, and deposits to secure obligations under contracts to purchase towers or other related assets;

(e)easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(f)Liens in existence on the Initial Amendment Date listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional Property after the Initial Amendment Date and that the amount of Indebtedness secured thereby is not increased;

(g)Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (1) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (2) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (3) the amount of Indebtedness secured thereby is not increased;

(h)Liens created pursuant to the Security Documents;

(i)any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased (including landlord’s Liens on any property placed on the property subject to such lease);

(j)Liens on cash deposits not exceeding an aggregate amount equal to $1,000,000 to secure Indebtedness permitted by Section 7.2(g);

(k)Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the date hereof securing Indebtedness permitted by Section 7.2(h); provided, that such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary; provided,  further, that such Lien does not extend to or cover any other assets or property of the Borrower or any other Subsidiary;

(l)Liens securing judgments not constituting an Event of Default under Section 8(h);

(m)Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off);

(n)other Liens securing obligations, including Indebtedness, in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding; and

(o)Liens securing Indebtedness permitted by Section 7.2(l) to finance the acquisition or construction of fixed or capital assets, provided that (1) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets and (2) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness.

7.4.Limitation on Fundamental Changes.  Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

(a)(i) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation) and (ii) any Subsidiary of the Borrower that is not a Loan Party may be merged or consolidated with or into any other Subsidiary that is not a Loan Party;

(b)any Subsidiary of the Borrower may Dispose of any or all of its assets (i) (A) to the Borrower or any Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (B) in the case of any Subsidiary that is not a Loan Party, to any other Subsidiary that is not a Loan Party, or (ii) pursuant to a Disposition permitted by Section 7.5; and

(c)any Subsidiary of the Borrower may be dissolved upon transfer of all of such Subsidiary’s assets to a Subsidiary Guarantor or the Borrower or, in the case of a Subsidiary that is not a Loan Party, to any other Subsidiary that is not a Loan Party.

7.5.Limitation on Disposition of Property.  Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a)the Disposition (other than to the Parent, Holdings or SBA Senior Finance) in the ordinary course of business of obsolete or worn out property, or surplus real property not needed in the Borrower’s business;

(b)the sale of inventory in the ordinary course of business (including, without limitation, the leasing of space on Towers) and the sale of accounts receivable in the ordinary course of business which, in the reasonable discretion of the Borrower, should be sold to a collection agency in connection with the compromise or collection thereof not to exceed $1,000,000 in the aggregate for any fiscal year of the Borrower;

(c)Dispositions permitted by Section 7.4 and Dispositions of Cash Equivalents;

(d)(i) the sale or issuance of any Subsidiary’s Capital Stock to the Borrower or any Subsidiary Guarantor and (ii) the sale or issuance of any non-Loan Party Subsidiary’s Capital Stock to any other Subsidiary that is not a Loan Party;

(e)the Disposition (other than to the Parent, Holdings or SBA Senior Finance) of other assets having a fair market value not to exceed $1,000,000 in the aggregate for any fiscal year of the Borrower;

(f)the Disposition (other than to the Parent, Holdings or SBA Senior Finance) of Towers in exchange for Towers with Tower Cash Flow at least equal in amount to the Tower Cash Flow of such Disposed Towers;

(g)any Disposition (other than to the Parent, Holdings, SBA Senior Finance or any of their respective Subsidiaries (other than the Borrower and its Subsidiaries)) or Recovery Event, provided, (x) in each case, that the requirements of Section 2.7(a) or 2.7(b), as applicable, are complied with in connection therewith and (y) in the case of any such Disposition, at least 90% of the consideration payable for such Disposition is paid in cash on the date of such Disposition;

(h)Dispositions of (i) Towers that are not Qualified Towers, (ii) work-in-progress related to cancelled sites and (iii) assets related to the Services Business, provided that, in each case, the requirements of Section 2.7(a) are complied with;

(i)(i) the Disposition of Towers or Tower sites by the Borrower or any of its Subsidiaries to the Borrower or a Subsidiary Guarantor and (ii) the Disposition of Towers or Tower sites by any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party;

(j)the scheduled Dispositions set forth on Schedule 7.5;

(k)the Disposition of any Specified Unrestricted Foreign Entity; and

(l)the Disposition of Towers or Tower sites by the Borrower or any of its Subsidiaries; provided, that (x) the ratio of Consolidated Total Debt to Annualized Borrower EBITDA, calculated on a pro forma basis, after giving effect to such Dispositions and assuming that the aggregate amount of the then outstanding Revolving Credit Loans equals the amount of the aggregate Revolving Credit Commitments at such time, would not exceed 5.50 to 1.00 and (y) Annualized Borrower EBITDA determined for the most recent fiscal quarter ended for which financial statements have been or are required to be delivered pursuant to Section 6.1 is not less than $150,000,000 (the “Minimum EBITDA”); provided that the Minimum EBITDA shall be reduced to $100,000,000 if no Term Loans (including, for the avoidance of doubt, any Incremental Term Loan) are outstanding on the date of such Disposition).

7.6.Limitation on Restricted Payments.  Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, “Restricted Payments”), except that so long as no Default or Event of Default exists immediately before and after giving effect thereto:

(a)(i) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor and (ii) any Subsidiary that is not a Loan Party may make Restricted Payments to any other Subsidiary that is not a Loan Party;

(b)the Borrower may make Restricted Payments to SBA Senior Finance, which may pay a dividend to Holdings, which may pay a dividend to the Parent, to enable SBA Senior Finance, the Parent or Holdings to pay mandatory cash interest on Indebtedness of SBA Senior Finance, the Parent or Holdings, in accordance with the terms of such Indebtedness;

(c)the Borrower may pay dividends to SBA Senior Finance, (i) to permit SBA Senior Finance to either pay corporate overhead expenses incurred in the ordinary course of business or pay a dividend to Holdings or the Parent to pay such expenses in an aggregate amount not to exceed $10,000,000 in any fiscal year, (ii) in an amount equal to the lesser of (A) the amount of the Parent’s, Holding’s and SBA Senior Finance’s actual cash tax liability and (B) the amount of taxes which are attributable to the Borrower and its Subsidiaries as part of the consolidated group that includes the Parent, Holdings and SBA Senior Finance and (iii) in an aggregate amount not to exceed $1,000,000 to permit the Parent to redeem the Preferred Stock Purchase Rights in accordance with their terms and to make payments in lieu of issuing fractional shares of Capital Stock of the Parent in connection with the exercise of the Preferred Stock Purchase Rights; provided that, in each case, no Default or Event of Default shall have occurred and be continuing on the date of such dividend or after giving effect to such dividend; and

(d)the Borrower may make Restricted Payments to SBA Senior Finance, Holdings or the Parent if at the time of making any such Restricted Payment and after giving effect thereto the ratio of Consolidated Total Debt to Annualized Borrower EBITDA, calculated on a pro forma basis giving effect to such Restricted Payment and (x) removing the financial results that would otherwise be included in such calculations in respect of any Property Disposed of after such date and on or prior to the date of making such Restricted Payment and (y) including the financial results that would otherwise be excluded in such calculations in respect of any Property acquired after such date and on or prior to the date of making such Restricted Payment, would not exceed 6.50 to 1.00 (both before and after giving effect to such Restricted Payment).

7.7.Limitation on Investments.  Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:

(a)extensions of trade credit in the ordinary course of business;

(b)Investments in Cash Equivalents;

(c)Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and (e);

(d)loans and advances to employees of the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses and excluding advances made to employees in the form of federal income tax withholding payments paid by the Borrower or any of its Subsidiaries) in an aggregate amount for the Borrower and Subsidiaries of the Borrower not to exceed $3,000,000 at any one time outstanding;

(e)(i) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.7(c)) by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such investment or immediately after giving effect thereto, is a Subsidiary Guarantor and (ii) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.7(c)) by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party; and

(f)Other Investments if at the time of making any such Investment and after giving effect thereto the ratio of Consolidated Total Debt to Annualized Borrower EBITDA, calculated on a pro forma basis giving effect to such Investment and (x) removing the financial results that would otherwise be included in such calculations in respect of any Property Disposed of after such date and on or prior to the date of making such Investment and (y) including the financial results that would otherwise be excluded in such calculations in respect of any Property acquired after such date and on or prior to the date of making such Investment, would not exceed 6.50 to 1.00 (both before and after giving effect to such Investment).

7.8.Limitation on Modifications of Certain Documents.  Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) its certificate of incorporation or the Securitization Management Agreement, in any manner reasonably determined by the Administrative Agent to be materially adverse to the Lenders.

7.9.Limitation on Transactions with Affiliates.  Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary Guarantor) other than: (a) transactions that are (i) otherwise permitted under this Agreement, (ii) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (iii) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate and (b) the provision of (and payment for) shared services, including general administrative and corporate level services to the extent allocated on a fair and reasonable basis.

7.10.Limitation on Sales and Leasebacks.  Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, except (i) to the extent permitted by Section 7.2(c) and (ii) to the extent in respect of no more than ten Towers and the related Tower sites at any one time outstanding and in the case of this clause (ii) which transactions do not require more than nominal lease payments to be made by the Borrower or any of its Subsidiaries.

7.11.Limitation on Negative Pledge Clauses.  Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) any agreements binding on a Person at the time such Person becomes a Subsidiary of the Borrower, so long as such agreements were not entered into or amended, supplemented or otherwise modified (other than to permit such Lien and except for such amendments, modifications or supplements that are not, when taken as a whole, adverse to the Lenders) in contemplation of such Person becoming a Subsidiary of the Borrower.

7.12.Limitation on Restrictions on Subsidiary Distributions.  Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary or (iii) any restrictions existing under any agreements binding on a Person at the time such Person becomes a Subsidiary of the Borrower, so long as such agreements were not entered into or amended, supplemented or otherwise modified (other than to permit such restriction and except for such amendments, modifications or supplements that are not, when taken as a whole, adverse to the Lenders) in contemplation of such Person becoming a Subsidiary of the Borrower.

7.13.Limitation on Lines of Business.  Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

7.14.Limitation on Hedge Agreements.  Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

7.15.Limitation on Changes in Fiscal Periods.  Permit the fiscal year of the Borrower to end on a day other than December 31.

7.16.Restrictions on Activities of the Securitization Manager.  Permit the Securitization Manager to take any action not permitted by Section 18 of the Securitization Management Agreement as in existence on the Initial Amendment Date, notwithstanding that such action may be permitted thereunder with the consent of any other Person.

SECTION 8.EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a)The Borrower shall fail to pay any principal of any Term Loan, Revolving Credit Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Term Loan, Revolving Credit Loan or Reimbursement Obligations, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c)Any Loan Party shall default in the observance or performance of any agreement contained in Section 4.16, clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a), Section 6.7(b)(i), Section 6.11 or Section 7 of this Agreement; or

(d)Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section) and in each case, such default shall continue unremedied for a period of 30 days; or

(e)The Parent or any of its Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness (other than any Tower Seller Debt) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $15,000,000; or

(f)(i) The Parent or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding‑up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Parent or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Parent or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Parent or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Parent or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Parent or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)(i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Single Employer Plan, (iii) the failure by any Loan Party or any Commonly Controlled Entity to make any required contribution to any Multiemployer Plan, (iv) any Plan shall fail to satisfy the minimum funding standards (as defined in Section 412 or 430 of the Code or Section 302 of ERISA), including any “accumulated funding deficiency,” whether or not waived, applicable to it, (v) the determination that any Plan is or is expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Loan Party or any Commonly Controlled Entity, (vi) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (vii) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (viii) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, or the endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA) of, a Multiemployer Plan or (ix) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (ix) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

(h)One or more judgments or decrees shall be entered against the Parent or any of its Subsidiaries involving for the Parent and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $15,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(i)Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j)The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(k)(i) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)‑5 under the Exchange Act), directly or indirectly, of more than 20% of the economic or voting interests of outstanding common stock of the Parent; (ii) the Parent shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of Holdings free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); (iii) Holdings shall cease to own and control, of record and beneficially, directly or indirectly (through Subsidiaries that are Guarantors under (and as defined in) the Guarantee and Collateral Agreement)), 100% of each class of outstanding Capital Stock of  SBA Senior Finance free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement);  (iv) SBA Senior Finance shall cease to own and control, of record and beneficially, directly or indirectly (through Subsidiaries that are Guarantors under (and as defined in) the Guarantee and Collateral Agreement)), 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (v) the Borrower shall cease to own and control, of record and beneficially, directly or indirectly (through Subsidiaries that are Guarantors under (and as defined in) the Guarantee and Collateral Agreement), 100% of each class of outstanding Capital Stock of SBA Network Management, Inc. free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or

(l)Any Person other than the Borrower, a Subsidiary of the Borrower or SBA Network Management, Inc. shall become the Securitization Manager or, if any, the Person acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Revolving Credit

Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent, in consultation with the Borrower, in cash or Cash Equivalents and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drawings under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents.  After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

SECTION 9.THE AGENTS

9.1.Appointment.  Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

9.2.Delegation of Duties.  Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys‑in‑fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in‑fact selected by it with reasonable care.

9.3.Exculpatory Provisions.  Neither any Agent nor any of its officers, directors, employees, agents, advisors, attorneys‑in‑fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.  The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4.Reliance by Agents.  Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Loan Parties), independent accountants and other experts selected by such Agent.  The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such Section in connection with such transfer shall have been taken.  Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5.Notice of Default.  No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6.Non‑Reliance on Agents and Other Lenders.  Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys‑in‑fact or Affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender.  Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, advisors, attorneys‑in‑fact or Affiliates.

9.7.Indemnification.  The Lenders agree to indemnify each Agent and its officers, directors, employees, Affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by a Loan Party and without limiting the obligation of each Loan Party to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Revolving Credit Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct.  The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

9.8.Agent in Its Individual Capacity.  Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent.  With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9.Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent upon fifteen days’ notice to the Lenders and the Borrower.  If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans.  If no successor agent has accepted appointment as Administrative Agent by the date that is fifteen days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

9.10.Authorization to Release Liens.  The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 10.1 and to release any obligations under any Loan Document of any Person being Disposed of in such Disposition or which has been consented to in accordance with Section 10.1.

9.11.Agents.  None of the Incremental Tranche B-1 Term Loan Syndication Agents, Term Loan Syndication Agent, the Co-Term Loan Syndication Agent, the Co-

Incremental Tranche B-1 Term Loan Documentation Agents, the Co-Term Loan Documentation Agents, the Revolving Facility Syndication Agent, the Co-Revolving Facility Syndication Agent, the Co-Revolving Facility Documentation Agents, the Term Loan Lead Arranger, the Term Loan Co-Lead Arranger, the Revolving Facility Joint Lead Arrangers, the Incremental Tranche B-1 Term Loan Joint Lead Arrangers, the 2015 Revolving Refinancing Joint Lead Arrangers or the Bookrunners in their respective capacities as such, shall have any duties or responsibilities, or shall incur any liability, under this Agreement and the other Loan Documents.

SECTION 10.MISCELLANEOUS

10.1.Amendments and Waivers.  Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1.  The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided,  however, that no such waiver and no such amendment, supplement or modification shall:

(i)forgive or reduce the principal amount or extend the final scheduled date of maturity of any Term Loan, Revolving Credit Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Revolving Credit Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

(ii)amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, or subordinate any of the Indebtedness under this Agreement, in each case without the consent of all Lenders;

(iii)amend, modify or waive any provision of Section 2.13 without the consent of each Lender directly affected thereby;

(iv)amend, modify or waive any provision of Section 9 or any other provision of any Loan Document affecting the rights or responsibilities of the Administrative Agent, without the consent of the Administrative Agent;

(v)amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender;

(vi)impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 10.6, without the consent of all Lenders;

(vii)amend, modify or waive any provision of Section 2.21 without the consent of the Administrative Agent and the Issuing Lender;

(viii)amend, modify or waive any condition precedent set forth in Section 5.3 and any related definitions (as used therein) without the written consent of the Majority Revolving Facility Lenders; or

(ix)reduce the percentage specified in the definition of Majority Revolving Facility Lenders without the consent of all Revolving Credit Lenders.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans.  In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.  Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

Notwithstanding the foregoing, (1) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from (x) the Required Lenders stating that the Required Lenders object to such amendment or (y) if affected by such amendment, the Issuing Lender stating that it objects to such amendment and (2) no agreement referred to in the immediately preceding sentence shall waive any condition set forth in Section 5.3 without the written consent of the Required Lenders (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement (other than any waiver expressly relating to Section 5.3) or any other Loan Document, including any amendment of an affirmative or negative covenant set forth herein or in any other Loan Document or any waiver of a Default or an Event of Default, shall not be deemed to be a waiver of any condition set forth in Section 5.3).

10.2.Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower and the Administrative Agent, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on Schedule 1 to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

The Borrower:SBA Senior Finance II LLC

5900 Broken Sound Parkway NW

Boca Raton, Florida 33487

Attention:  Jeffrey A. Stoops

Telecopy:  (561) 997-0343

Telephone:  (561) 995-7670

with a copy to:Attention:  Thomas P. Hunt

Telecopy:  (561) 989-2941

Telephone:  (561) 226-9231

The Administrative Agent:Toronto Dominion (Texas) LLC

31 West 52nd Street

New York, NY 10019-6101

Attention: Manager, Agency Services

Telecopy: 416-307-3826

Issuing Lender:As notified by such Issuing Lender to the Administrative Agent and the Borrower

provided that any notice, request or demand to or upon the Administrative Agent, the Issuing Lender or any Lender shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

10.3.No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4.Survival of Representations and Warranties.  All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5.Payment of Expenses.  The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out‑of‑pocket costs and expenses incurred in connection with the syndication of the Revolving Credit Facility and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of one counsel to the Administrative Agent in each applicable jurisdiction and the charges of Intralinks, (b) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, (x) any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents and (y) any and all currency exchange out-of-pocket costs, fees and expenses sustained in connection with any conversion of Obligations, fees, payments or any other amounts payable hereunder to such Revolving Credit Lender or Agent, as applicable, from any currency other than Dollars to Dollars, (d) to pay, indemnify, or reimburse each Lender, the Agents, their respective Affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Parent, any of its Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) or any property at any time owned, leased, or in any way used by Parent, any Subsidiary of Parent (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) or any other entity for which Parent or any of its Subsidiaries (including the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to (x) the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) is alleged to be responsible, and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party hereunder and (e) to pay, indemnify, or reimburse the Administrative Agent and its Affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an “Administrative Agent Indemnitee”) for, and hold each Administrative Agent Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the matters referred to in the payoff letter from the Borrower to Toronto Dominion (Texas) LLC, dated February 11, 2010, and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Administrative Agent Indemnitee against any Loan Party hereunder (all the foregoing in clauses (d) and (e), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.  No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the credit facilities established hereunder.  Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) not to assert, and hereby waives and agrees to cause its Subsidiaries (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee.  All amounts due under this Section shall be payable not later than 30 days after written demand therefor.  Statements payable by the Borrower pursuant to this Section shall be submitted to the Borrower as set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent.  The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

10.6.Successors and Assigns; Participations and Assignments.  (a)  This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

(b)Any Lender may, without the consent of the Borrowers, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents.  In the event of any such sale by a Lender of a participating interest to a

Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 10.1.  The Borrowers agree~~s~~ that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder.  The Borrower also agrees that each Participant shall be entitled to the benefits of, and subject to the limitations of, Sections 2.14, 2.15 and 2.16 with respect to its participation in the Revolving Credit Commitments and the Loans outstanding from time to time and such other interest as if such Participant were a Lender; provided that, in the case of Section 2.15, such Participant shall have complied with the requirements of said Section as if it were a Lender and provided,  further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender that sells a participation, acting solely for this purpose as an agent of the Borrowers, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Credit Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Revolving Credit Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, and such Lender, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(c)Any Lender (an “Assignor”) may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any Affiliate, Related Fund or Control Investment Affiliate thereof or, with the consent of the Administrative Agent, the Issuing Lender (other than with respect to assignments of Term Loans) and, other than upon the occurrence and during the continuance of a Default or Event of Default, the Borrower (which, in each case, shall not be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have consented to any such assignment and delegation of Term Loans unless it shall object thereto by notice to the Administrative Agent within ten Business Days after having received notice thereof, to an additional bank, financial institution or, notwithstanding any provision of Section 2.20 to the contrary, other entity (in each case, other than a natural person) (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D, executed by such Assignee and such Assignor (and, where the consent of the Administrative Agent, the Issuing Lender or the Borrower is required pursuant to the foregoing provisions, by such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender, Related Fund or any Affiliate of a Lender or Related Fund) shall be in an aggregate principal amount of less than $2,000,000 (or, in the case of any Term Loans, $1,000,000 and, in the case of Revolving Credit Loans denominated in a Alternative Currency, the smallest amount of such Alternative Currency that has a Dollar Equivalent in excess of $2,000,000) (other than in the case of an assignment of all of a Lender’s interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent; provided further that, after giving effect to such assignment, the aggregate principal amount of such Assignor’s Revolving Credit Commitment or Revolving Credit Loans or Term Loans shall be at least $2,000,000 (or, in the case of Revolving Credit Loans denominated in an Alternative Currency, the smallest amount of such Alternative Currency that has a Dollar Equivalent in excess of $2,000,000) (other than in the case of an assignment to a Related Fund or to an Affiliate of such Assignor or of all of a Lender’s interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent.  Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Revolving Credit Commitments and/or Revolving Credit Loans and/or Term Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.14, 2.15 and 10.5); provided however, if the Borrower or any Affiliate thereof shall be an Assignee, the Loans acquired by such Assignee shall, immediately upon such acquisition and without any further act or deed by such Assignee, the Borrower, the Administrative Agent or any other Person, be deemed cancelled and, with respect to an assignment of Term Loans to such Assignee pursuant to this Section 10.6(c), the provisions of Section 2.13 shall not apply.  For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.  For the purposes of the minimum Revolving Credit Commitment and Loans to be held by any Assignor after giving effect to any assignment, such amounts shall be aggregated in respect of each Lender and its Affiliates or Related Fund, if any.

(d)The Administrative Agent shall, on behalf of the Borrowers, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount (and stated interest) of the Revolving Credit Loans and/or Term Loans owing to, each Lender from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement.  Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide).  Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked “canceled.”  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e)Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to any Agent or (z) in the case of an Assignee which is already a Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower.  On or prior to such effective date, the Borrower~~, at its~~ (and, the applicable Foreign Subsidiary Borrower, if any), at the Borrower’s  own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Note of the assigning Lender) a new Note to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or Term Loan assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loan, upon request, a new Note to the order of the Assignor in an amount equal to the Revolving Credit Commitment retained by it hereunder.  Such new Note or Notes shall be dated the Initial Amendment Date and shall otherwise be in the form of the Note or Notes replaced thereby.

(f)For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank or other central bank in accordance with applicable law.

(g)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Revolving Credit Loan by an SPC hereunder shall utilize the Revolving Credit Commitment of the Granting Lender to the same extent, and as if, such Revolving Credit Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof.  In addition, notwithstanding anything to the contrary in this Section 10.6(g), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower may be disclosed only with the Borrower’s consent which will not be unreasonably withheld.  This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

(h)Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign and delegate all or a portion of its Term Loans to any Purchasing Borrower Party in accordance with this paragraph (which assignment and delegation will not constitute a prepayment of Loans for any purposes of this Agreement and the other Loan Documents);  provided  that:

(i)no Event of Default has occurred and is continuing or would result therefrom;

(ii)each Auction Purchase Offer shall be made to all Term Lenders of each applicable Class ratably and shall be conducted in accordance with the procedures, terms and conditions set forth in this paragraph and the definition of Auction;

(iii)the assigning Lender and Purchasing Borrower Party purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an Affiliated Lender Assignment and Assumption in lieu of an Assignment and Acceptance;

(iv)for the avoidance of doubt, the Lenders shall not be permitted to assign or delegate Revolving Credit Commitments or Revolving Credit Loans to a Purchasing Borrower Party;

(v)any Term Loans assigned and delegated to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and delegation and will thereafter no longer be outstanding for any purpose hereunder (it being understood and agreed that except as expressly set forth in any such definition, any gains or losses by any Purchasing Borrower Party upon purchase or acquisition and cancellation of such Term Loans shall not be taken into account in the calculation of Consolidated Net Income and Consolidated Adjusted EBITDA);

(vi)the Purchasing Borrower Party shall not have any MNPI that has not been disclosed to the assigning Lender (other than any such Lender that does not wish to receive MNPI) on or prior to the date of any initiation of an Auction by such Purchasing Borrower Party; and

(vii)unless otherwise agreed by all Revolving Credit Lenders, no Purchasing Borrower Party may use the proceeds from Revolving Credit Loans to purchase any Term Loans.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Purchasing Borrower Party holding any Term Loans shall have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent and/or the Lenders to which representatives of the Borrower and the Subsidiaries are not invited, (ii) receive any information or material prepared by the Administrative Agent, any other Agent or any Lender or any communication by or among the Administrative Agent, the Arrangers and/or the Lenders, except to the extent such information or materials have been made available to the Borrower, any Subsidiary or their respective representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Section 2) or (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against any of the Administrative Agent, the Issuing Lender or any other Lender with respect to any duties or obligations or alleged duties or obligations of the Administrative Agent, the Issuing Lender or any Lender under this Agreement or any other Loan Document.

Furthermore, notwithstanding anything in Section 10.6 or the definition of the term “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders or any other requisite Class vote required by this Agreement have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to this Agreement or any other Loan Document or (iii) directed or required the Administrative Agent, the Issuing Lender or any Lender to undertake any action (or refrain from taking any action) with respect to or under this Agreement or any other Loan Document, all Term Loans held by any Purchasing Borrower Party holding any Term Loans shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders or the requisite vote of any Class of Lenders have taken any actions.

10.7.Adjustments; Set-off.  (a)  Except to the extent that this Agreement provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set‑off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided,  however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest; provided further, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation”, no amounts received from, or set off with respect to, any Subsidiary Guarantor shall be applied to any Excluded Swap Obligations of such Subsidiary Guarantor.

(b)In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrowers.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8.Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9.Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10.Integration.  This Agreement and the other Loan Documents represent the entire agreement of the Borrowers, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agents or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11.GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12.Submission To Jurisdiction; Waivers.  ~~The~~Each of the Borrowers hereby irrevocably and unconditionally:

(a)submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non‑exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.13.Acknowledgments.  ~~The~~Each of the Borrowers hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)neither the Agents nor any Lender has any fiduciary relationship with or duty to the Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and the Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents and the Lenders or among the Borrowers and the Lenders;

(d)the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrowers and the other Loan Parties, on the one hand, and the Agents, the Lenders and the other Secured Parties on the other hand, and the Borrowers and the other Loan Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof; and

(e)the Agents and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, shareholders, creditors or employees or any other Person, and neither the Administrative Agent nor any other Agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship.

10.14.Confidentiality; Public Disclosure.  (a)  Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (i) to any Agent, any other Lender or any Affiliate of any thereof, (ii) to any Participant or Assignee or any other assignee hereto pursuant to Section 10.6(f) (each, a “Transferee”) or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (iii) any of its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (v) upon the request or demand of any Governmental Authority having jurisdiction over it, (vi) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vii) in connection with any litigation or similar proceeding, (viii) that has been publicly disclosed other than in breach of this Section, (ix) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (x) in connection with the exercise of any remedy hereunder or under any other Loan Document.

(b)None of the Loan Parties shall issue any press release or other public disclosure (other than any filing required to be made with the SEC) using the name of any of the Lenders or any Affiliate of a Lender in connection with this transaction without both (i) providing any such Lender with at least two ~~(2)~~ Business Days' prior notice and (ii) obtaining the Lender's or such Lender's Affiliate's prior written consent.  Nothing in the immediately preceding sentence shall prevent any disclosure of the name of any Lender or of any Affiliate of such Lender to the extent (and only to the extent) required by any Requirement of Law, provided that, the person or entity making such disclosure shall nonetheless consult with the affected Lender or the relevant Affiliate of such Lender prior to issuing such press release or other public disclosure.

(c)Notwithstanding the foregoing, the Lenders and their Affiliates shall have the right to (i) list and exhibit the Borrower's name and logo, as provided by the Borrower from time to time, and describe the transaction that is the subject of this Agreement in their marketing materials and (ii) post such information, including, without limitation, a customary “tombstone,” on their web site.

10.15.Release of Collateral Security and Guarantee Obligations.  (a)  Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents or consented to in accordance with Section 10.1, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, any Affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition are complied with in connection therewith, to the extent necessary to permit consummation of such Disposition or substitutions in accordance with the Loan Documents.

(b)Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Revolving Credit Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, any Affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements.  Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Subsidiary Guarantor or any Foreign Subsidiary Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Subsidiary Guarantor or any Foreign Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payment had not been made.

(c)Notwithstanding anything to the contrary contained herein or any other Loan Document, effective as of the Initial Amendment Date, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, any Affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral of the entities set forth on Schedule 7.5, and to release all guarantee obligations of the entities set forth on Schedule 7.5 under any Loan Document.

10.16.Accounting Changes.  In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.  “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

10.17.Delivery of Lender Addenda.  Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender.

10.18.WAIVERS OF JURY TRIAL.  THE BORROWERS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.19.Effect of Amendment and Restatement.  Upon the Second Amendment and Restatement Effective Date, this Agreement shall amend, and restate as amended, the Existing Credit Agreement, but shall not constitute a novation thereof. The Existing Credit Agreement as amended and restated hereby shall be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered pursuant to or in connection with the Existing Credit Agreement not amended and restated in connection with the entry of the parties into this Agreement shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications to the Existing Credit Agreement contained herein were set forth in an amendment to the Existing Credit Agreement in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement, the Existing Credit Agreement or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto.

10.20.Judgment Currency.  (a)  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that which, in accordance with normal, reasonable banking procedures, the Administrative Agent could purchase the first currency with such other currency in New York on the Business Day preceding that on which final judgment is given.

(b)  The Obligations of the Loan Parties in respect of any sum due to the Administrative Agent or any Lender hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may, in accordance with normal, reasonable banking procedures, purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due, in the Agreement Currency, the Borrowers agree, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such Obligation was owing against such loss.  If the amount in the Agreement Currency so purchased is greater than the sum originally due, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law).

10.21.Foreign Subsidiary Borrowers.  (a)  If at any time the Borrower intends to designate a Foreign Subsidiary as a Foreign Subsidiary Borrower the Borrower shall, upon not less than 15 Business Days’ prior notice,  deliver to the Administrative Agent a designation letter duly executed by the Borrower and such respective Foreign Subsidiary which shall designate such Foreign Subsidiary as a Foreign Subsidiary Borrower for purposes of this Agreement. The Administrative Agent shall promptly notify each Revolving Credit Lender of each such designation by the Borrower and the identity of the respective Foreign Subsidiary.  If the Borrower shall so designate a Foreign Subsidiary Borrower, any Revolving Credit Lender may, with notice to the Administrative Agent and the Borrower, fulfill its Revolving Credit Commitment by causing an Affiliate of such Revolving Credit Lender to act as the Revolving Credit Lender in respect of such Foreign Subsidiary Borrower.

(b)  As soon as practicable after receiving notice from the Administrative Agent of the Borrower’s intent to designate a Foreign Subsidiary as a Foreign Subsidiary Borrower, and in any event at least 10 Business Days prior to the delivery of the definitive documentation set forth in Section 5.4, any Revolving Credit Lender that may not legally lend to, establish credit for the account of and/or do any business whatsoever with such designated Foreign Subsidiary Borrower directly or through an Affiliate of such Revolving Credit Lender as provided in the immediately preceding paragraph (a “Protesting Bank”) shall so notify the Borrower and the Administrative Agent in writing. With respect to each Protesting Bank, the Borrower shall, effective on or before the date that such designated Foreign Subsidiary Borrower shall have the right to borrow hereunder, (A) notify the Administrative Agent and such Protesting Bank of the replacement of such Protesting Bank to assume the Revolving Credit Commitments and the obligations of such Protesting Bank; provided, that such assumption shall be consummated in accordance with the terms and conditions of Section 2.18, (B) notify the Administrative Agent and such Protesting Bank that the Revolving Credit Commitments of such Protesting Bank shall be terminated; provided that such Protesting Bank shall have received payment of an amount equal to the outstanding principal of its Revolving Credit Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), or (C) cancel its request to designate such Foreign Subsidiary as a Foreign Subsidiary Borrower hereunder.

(c)  Without limiting Section 10.2, each Foreign Subsidiary Borrower hereby irrevocably designates, appoints, authorizes and empowers the Borrower (the “Process Agent”), as its agent to receive on behalf of itself and its property, service of copies of the summons and complaint and any other process delivered pursuant to Section 10.2 which may be served in any suit, action or proceeding brought in accordance with Sections 10.11 and 10.12.  Such service may be made by delivering a copy of such process to such Foreign Subsidiary Borrower in care of the Process Agent in accordance with Section 10.2, and each Foreign Subsidiary Borrower hereby authorizes and directs the Process Agent to accept such service on its behalf.  The appointment of the Process Agent shall be irrevocable until the appointment of a successor Process Agent.  Each Foreign Subsidiary Borrower further agrees to promptly appoint a successor Process Agent in the United States (which shall accept such appointment in form and substance satisfactory to the Administrative Agent) prior to the termination for any reason of the appointment of the initial Process Agent.  Nothing contained herein shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.  So long as the Borrower is the agent of the Foreign Subsidiary Borrowers for services of process, the Borrower must maintain a place of business in the United States for service of process and shall promptly notify the Administrative Agent of any change in the address of such location.

(d)  To the extent any Foreign Subsidiary Borrower has or from time to time may acquire any immunity from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Foreign Subsidiary Borrower hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the other Loan Documents.

EXHIBIT B

SCHEDULE 1.1

PRICING GRID FOR REVOLVING CREDIT LOANS

Applicable Margin

Pricing Ratio	Eurodollar Loans	Base Rate Loans
> 4.5	2.00%	1.00%
≤ 4.5 to > 3.5	1.75%	0.75%
≤ 3.5 to > 3.0	1.50%	0.50%
≤ 3.0	1.375%	0.375%

Commitment Fee Rate

Pricing Ratio	Commitment Fee Rate
> 3.5	0.25%
≤ 3.5	0.25%

Changes in the Applicable Margin or Commitment Fee Rate resulting from changes in the Pricing Ratio shall become effective on each Adjustment Date, and any such change shall remain in effect until the next Adjustment Date.  The “Adjustment Date” in respect of each fiscal period shall be the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be).  If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply.  In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply.  Each determination of the Pricing Ratio pursuant to this definition shall be made with respect to the fiscal quarter of the Borrower ending at the end of the period covered by the relevant financial statements.

EXHIBIT C

CLOSING CERTIFICATE

Pursuant to Section 4(b) of the 2015 Revolving Refinancing Amendment, dated February 5, 2015 (the “2015 Revolving Refinancing Amendment”), to the Second Amended and Restated Credit Agreement, dated as of February 7, 2014 (as amended, the “Credit Agreement”; terms defined therein being used herein as therein defined), among SBA SENIOR FINANCE II LLC, a Florida limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and TORONTO DOMINION (TEXAS) LLC, as Administrative Agent, and others, the undersigned Executive Vice President and Chief Financial Officer of the entities listed on Schedule 1 hereto (in each instance, a “Company” and collectively, the “Companies”) hereby certifies, as of this 5th day of February, 2015, in his capacity as Executive Vice President and Chief Financial Officer of each Company and not individually, as follows:

The representations and warranties of each Company set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of it pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

Thomas P. Hunt is the duly elected and qualified Secretary of each Company, and the signature set forth for such officer on Annex 4 is such officer’s true and genuine signature.

On behalf of the Borrower only, no Default or Event of Default has occurred and is continuing as of the date hereof.

On behalf of the Borrower only, the conditions precedent set forth in Section 4 of the 2015 Revolving Refinancing Amendment were satisfied as of the date hereof.

On behalf of the Borrower only, the ratio of Consolidated Total Debt to Annualized Borrower EBITDA, calculated on a pro forma basis after giving effect to the proposed increased Revolving Credit Commitments set forth in the 2015 Revolving Refinancing Amendment (and assuming full utilization of the Revolving Credit Commitments after giving effect to the Amendment) does not exceed 6.50 to 1.00.

The undersigned Secretary of each Company certifies as follows:

1. There are no voluntary, nor to my knowledge involuntary, liquidation or dissolution proceedings pending or threatened against any Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of any Company.

2. Each Company is a corporation or limited liability company duly incorporated, formed or organized, as applicable, validly existing and in good standing under the laws of the jurisdiction of its organization.

3. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors or members, as applicable, of the Borrower on the dates described therein; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein.
4. Attached hereto as Annex 2 is a true and complete copy of the By-Laws or Operating Agreement of the Borrower as in effect on the date hereof.
5. Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation or Formation or Articles of Organization of the Borrower as in effect on the date hereof.

6. Attached hereto as Annex 4 is a true and complete list of the persons who are now duly elected and qualified officers of the Borrower holding the offices indicated next to their respective names, and the signatures appearing opposite certain of their names are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Borrower each of the Loan Documents to which it is a party and any certificate or other document to be delivered by it pursuant to the Loan Documents to which it is a party.

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth above.

Name:Brendan T. Cavanagh	Name:Thomas P. Hunt
Title:Executive Vice President and Chief Financial Officer	Title:Secretary

[Signature Page to the Closing Certificate]

Schedule 1

SBA COMMUNICATIONS CORPORATION

SBA NETWORK SERVICES, LLC (F/K/A SBA NETWORK SERVICES, INC.)

SBA PUERTO RICO, LLC (F/K/A SBA PUERTO RICO, INC.)

SBA SENIOR FINANCE II LLC

SBA SENIOR FINANCE, LLC (F/K/A SBA SENIOR FINANCE, INC.)

SBA SITE MANAGEMENT, LLC

SBA TELECOMMUNICATIONS, LLC (F/K/A SBA TELECOMMUNICATIONS, INC.)

SBA TOWERS II LLC

SBA TOWERS III LLC

SBA TOWERS, LLC (F/K/A SBA TOWERS, INC.)

SBA LAND LLC (F/K/A TCO LAND LLC)

SBA TRS HOLDCO, LLC

SBA DAS, LLC

SBA 2014 PR, INC.

SBA HQ, LLC

ANNEX 1

[Board Resolutions]

ANNEX 2

[By-Laws]

ANNEX 3

[Certificate of Incorporation]

ANNEX 4

Name	Office	Signature
Thomas P. Hunt	Secretary, Executive Vice President & General Counsel	___________________________
Brendan T. Cavanagh	Executive Vice President & Chief Financial Officer	___________________________